As filed with the Securities and Exchange Commission on April 7, 2005
                                          Registration No. 333-104547
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         Post-Effective Amendment No. 2
                                       to

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ING USA Annuity and Life Insurance Company
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                                   41-0991508
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        Linda E. Senker, Esq.                       James A. Shuchart, Esq.
        ING                                         ING
        1475 Dunwoody Drive                         1475 Dunwoody Drive
        West Chester, PA 19380-1478                 West Chester, PA 19380-1478
        (610) 425-4139                              (610) 425-3520

          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)

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The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box............................................ [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)
of this Form, check the following box................................... [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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                                     PART I

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                   ING USA ANNUITY AND LIFE INSURANCE COMPANY

                 DEFERRED MODIFIED GUARANTEED ANNUITY PROSPECTUS

                    ING SMARTDESIGN MULTI-RATE INDEX ANNUITY
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                                                                  APRIL 29, 2005

      This prospectus describes ING SmartDesign Multi-Rate Index Annuity, a group and individual deferred modified guaranteed annuity contract (the "Contract") offered by ING USA Annuity and Life Insurance Company ("ING USA" the "Company," "we," or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts"), as well as those that do not qualify for such treatment ("non-qualified Contracts").


      The Contract provides a means for you to allocate your single premium payment to one or more Accounts available under the Contract. Available Accounts include the:

      o Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;

      o Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in a market index ("Index") specified in the Contract (currently, The Standard and Poor's 500 Composite Stock Price Index (the "S&P 500(R)")) during the Term; and

      o Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500(R)) during that contract year.

      We generally offer several Terms for each Account. You may allocate your premium payment to more than one Account, but you must select the same Term across all Accounts. Your contract value will vary to reflect interest credited under the Interest Account (on a daily basis) and the Annual Indexed Account (on an annual basis). Your contract value will not vary to reflect interest under the Term Indexed Account prior to the end of the Term. The interest earned on your money, as well as your principal, is guaranteed as long as you hold them until the expiration of the applicable Term. Contract values surrendered, withdrawn, or applied to an annuity option prior to that time are subject to a Market Value Adjustment, the operation of which may result in upward or downward adjustments in values, and may be subject to a surrender charge. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have the right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payment you paid) or, if required by your state, the original amount of your premium payment. Longer free look periods apply in some states and in certain situations.

      This prospectus provides information that you should know before investing and should be kept for future reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THIS CONTRACT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



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TABLE OF CONTENTS
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                                                                            PAGE

Index of Special Terms......................................................  ii
Fees and Expenses...........................................................   1
ING USA Annuity and Life Insurance Company..................................   1
Financial Statements........................................................   1
The Accounts................................................................   1
  Risks.....................................................................   2
  Investments...............................................................   3
The Annuity Contract........................................................   3
  Purchase and Availability of the Contract.................................   3
  Premium Payments..........................................................   3
  Crediting of Premium Payment..............................................   4
  Allocation of Premium Payments............................................   4
  Selecting a Term..........................................................   4
  Transfers Among the Accounts..............................................   5
The Interest Account........................................................   5
  General...................................................................   5
  Guaranteed Interest Rates.................................................   5
  Renewal Terms.............................................................   5
  Withdrawals...............................................................   6
  Interest Account Cash Surrender Value.....................................   6
The Term Indexed Account....................................................   6
  General...................................................................   6
  Participation Rates.......................................................   6
  Index Return..............................................................   6
  Index Growth..............................................................   7
  Minimum Guaranteed Account Value..........................................   7
  Renewal Terms.............................................................   7
  Withdrawals...............................................................   7
  Term Indexed Account Cash Surrender Value.................................   8
The Annual Indexed Account..................................................   8
  General...................................................................   8
  Participation Rates and Caps..............................................   8
  Index Return..............................................................   8
  Index Growth..............................................................   9
  Minimum Guaranteed Account Value..........................................   9
  Renewal Terms.............................................................   9
  Withdrawals...............................................................   9
  Annual Indexed Account Cash Surrender Value...............................   9
Market Value Adjustment.....................................................  10
Contract Provisions.........................................................  11
  Contract Date and Contract Year...........................................  11
  Annuity Start Date........................................................  11
  Contract Owner............................................................  11
  Joint Owners..............................................................  11
  Annuitant.................................................................  11
  Beneficiary...............................................................  12
  Change of Contract Owner or Beneficiary...................................  12
  Administrative Procedures.................................................  12
  Contract Value............................................................  12
  Cash Surrender Value......................................................  13
  Surrendering to Receive the Cash Surrender Value..........................  13
  Other Important Provisions................................................  13
Withdrawals.................................................................  13
  Regular Withdrawals.......................................................  14
  Systematic Withdrawals....................................................  14
  Fixed Dollar Systematic Withdrawal Feature................................  15
  IRA Withdrawals...........................................................  15
Death Benefit...............................................................  16
  Death Benefit During the Accumulation Phase...............................  16
  Death Benefit During the Income Phase.....................................  16
  Required Distributions Upon Contract Owner's Death........................  16
Charges and Fees............................................................  17
  Charges Deducted from the Contract Value..................................  18
    Surrender Charge........................................................  18
    Waiver of Surrender Charge for Extended Medical Care....................  18
    Free Withdrawal Amount..................................................  18
    Surrender Charge for Excess Withdrawals.................................  18
    Premium Taxes...........................................................  19
The Annuity Options.........................................................  19
  Annuitization of Your Contract............................................  19
  Selecting the Annuity Start Date..........................................  20
  Frequency of Annuity Payments.............................................  20
  The Annuity Options.......................................................  20
    Income for a Fixed Period...............................................  20
    Income for Life with a Period Certain...................................  20
    Joint Life Income.......................................................  21
  Payment When Named Person Dies............................................  21
Other Contract Provisions...................................................  21
  Reports to Contract Owners................................................  21
  Suspension of Payments....................................................  21
  In Case of Errors in Your Application.....................................  21
  Assigning the Contract as Collateral......................................  21
  Contract Changes Applicable Tax Law.......................................  22
  Free Look.................................................................  22
  Special Arrangements......................................................  22
  Selling the Contract......................................................  22
Other Information...........................................................  23
  State Regulation..........................................................  23
  Legal Proceedings.........................................................  23
  Experts...................................................................  23
  Further Information.......................................................  24
  Incorporation of Certain Documents by Reference...........................  24
Federal Tax Considerations..................................................  25
Appendix A -- Term Indexed Account Examples.................................  A1
Appendix B -- Annual Indexed Account Examples...............................  B1
Appendix C -- Market Value Adjustment Examples..............................  C1
Appendix D -- Surrender Charge for Excess
  Withdrawals Examples......................................................  D1

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INDEX OF SPECIAL TERMS
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The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

      --------------------------------------------------------------
      SPECIAL TERM                                             PAGE
      --------------------------------------------------------------
      Annual Indexed Account                                     8
      --------------------------------------------------------------
      Annuitant                                                 11
      --------------------------------------------------------------
      Annuity Start Date                                        11
      --------------------------------------------------------------
      Cash Surrender Value                                      13
      --------------------------------------------------------------
      Contract Date                                             11
      --------------------------------------------------------------
      Contract Owner                                            11
      --------------------------------------------------------------
      Contract Value                                            12
      --------------------------------------------------------------
      Contract Year                                             11
      --------------------------------------------------------------
      Free Withdrawal Amount                                    18
      --------------------------------------------------------------
      Guaranteed Interest Rates                                  5
      --------------------------------------------------------------
      Selecting a Term                                           4
      --------------------------------------------------------------
      Index                                                      2
      --------------------------------------------------------------
      Index Growth                                               7
      --------------------------------------------------------------
      Index Return                                               7
      --------------------------------------------------------------
      Interest Account                                           5
      --------------------------------------------------------------
      Market Value Adjustment                                   10
      --------------------------------------------------------------
      Minimum Guaranteed Account Value                           7
      --------------------------------------------------------------
      Monthiversary                                              7
      --------------------------------------------------------------
      Participation Rates                                        6
      --------------------------------------------------------------
      Renewal Terms                                              5
      --------------------------------------------------------------
      Surrender Charge                                          18
      --------------------------------------------------------------
      Term Indexed Account                                       6
      --------------------------------------------------------------

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

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      TERM USED IN THIS PROSPECTUS       CORRESPONDING TERM USED IN THE CONTRACT
      --------------------------------------------------------------------------
      Annuity Start Date                 Annuity Commencement Date
      --------------------------------------------------------------------------
      Contract Owner                     Owner or Certificate Owner
      --------------------------------------------------------------------------
      Contract Value                     Accumulation Value
      --------------------------------------------------------------------------
      Free Look Period                   Right to Examine Period
      --------------------------------------------------------------------------
      Withdrawals                        Partial Withdrawals

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FEES AND EXPENSES
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CONTRACT OWNER TRANSACTION EXPENSES*

      Surrender Charge:

            COMPLETE YEARS ELAPSED              0        1       2       3       4       5        6       7       8+
              SINCE START OF TERM
            SURRENDER CHARGE                    8%       7%      6%      5%      4%      3%       2%      1%      0%

      * A Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your surrender amount. In addition, if you withdraw money from your Contract, die, or begin receiving annuity payments, we may deduct a premium tax charge of 0% to 3.5% to pay to your state.

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ING USA ANNUITY AND LIFE INSURANCE COMPANY
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ING USA Annuity and Life Insurance Company ("ING USA") is an Iowa stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. ING USA is a wholly owned subsidiary of Lion Connecticut Holdings Inc. ("Lion Connecticut"), which in turn is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. ING USA is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia.

Lion Connecticut is the holding company for ING USA, Directed Services, Inc., the distributor of the Contracts, and other interests.


Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

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FINANCIAL STATEMENTS
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The audited consolidated financial statements of ING USA Annuity and Life Insurance Company, as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, are included in this prospectus.


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THE ACCOUNTS
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The Contract described in this prospectus is a single premium deferred annuity contract. The Contract provides a means for you to allocate premium payments and contract value to one or more Accounts available under the Contract. The available Accounts include the:

      o Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;

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      o Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in an Index specified in the Contract (currently, the S&P 500(R)(1)) during the Term; and

      o Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500(R)) during that contract year.

Not all Accounts may be available in all States. We may add or remove available Interest or Indexed Accounts in the future.

RISKS

If an Account is maintained for the duration of the applicable Term, the owner's principal allocated to that Account is guaranteed in full by the Company. However, withdrawals and surrenders from an Account before the end of its Term are subject to a Market Value Adjustment, which may be positive or negative, and may be subject to a surrender charge. BECAUSE THE CONTRACT PROVIDES ONLY LIMITED LIQUIDITY DURING A TERM THROUGH THE FREE WITHDRAWAL PROVISION, IT IS NOT SUITABLE FOR SHORT-TERM INVESTMENT.

The investment risk and return characteristics for the Interest Account are similar to those of a zero coupon bond or certificate of deposit; an Interest Account, if maintained until the end of its Term, provides a fixed rate of return over a stated period. Principal and credited interest are guaranteed by the Company and are available without surrender charge or Market Value Adjustment during the 30-day period prior to the end of each Term. If Interest Account Value is withdrawn prematurely, or before the 30-day period, then the effect of the surrender charge and Market Value Adjustment may result in a loss of principal.

The investment risk and return characteristics for an Indexed Account are expected to fall in between those typical of fixed annuities and those typical of equity mutual funds or variable annuities. A fixed annuity guarantees principal, and provides for no participation in equity or other markets. A variable annuity does not guarantee principal, and provides for 100% participation in equity or other markets. Long-term returns under the Indexed Accounts may be higher than those offered by a typical fixed annuity, but growth will be more volatile than under a fixed annuity as the Index fluctuates. The principal guarantee under the Contract may make an Indexed Account more suitable than direct equity investment for risk-averse Owners. However, expected long-term returns of Indexed Accounts will be lower than those for equity mutual funds or variable annuities. Furthermore, amounts withdrawn from an Indexed Account will not share in any Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual Indexed Account).


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(1) The Contract is not sponsored, endorsed, sold, or promoted by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. (S&P). S&P makes no representation or warrant, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Licensee is the licensing of certain trademarks and trade names of the S&P and of the S&P 500 Index which is determined, composed, and calculated by S&P without regard to the Licensee or the Contract. S&P has no obligation to take the needs of the Licensee or the owners of the Contract into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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INVESTMENTS

Amounts applied to the Accounts will be allocated to a nonunitized separate account established under Iowa law. A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Contract holders do not receive a unit value of ownership of assets accounted for in this separate account. Interests under the Contract are registered under the Securities Act of 1933, but the Accounts are not registered under the Investment Company Act of 1940.

The risk of investment gain or loss is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. All of the general assets of the Company are available to meet its contractual guarantees. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

As part of its overall investment strategy, the Company intends to maintain assets in the separate account that reflect its obligations to Contract Owners that have made allocations to the Interest Account and Indexed Accounts. Accordingly, it is anticipated that assets relating to the Interest Account will likely consist of fixed income investments, and that assets relating to the Indexed Accounts will likely consist of fixed income investments, as well as call options or other hedging instruments that relate to movements in the Index.

WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS REQUIRED BY IOWA AND OTHER STATE INSURANCE LAWS. CONTRACT OWNERS DO NOT PARTICIPATE IN THE INVESTMENT PERFORMANCE OF THE ASSETS OF THE SEPARATE ACCOUNT, AND THE GUARANTEED INTEREST RATES, INDEX RETURNS, AND ANY OTHER BENEFITS PROVIDED BY THE COMPANY ARE NOT DETERMINED BY THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT.

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THE ANNUITY CONTRACT
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PURCHASE AND AVAILABILITY OF THE CONTRACT

We will issue a Contract only if both the annuitant and the contract owner are not older than age 85. The single premium payment must be $5,000 or more ($1,500 for qualified Contracts). Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial premium requirement for certain group or sponsored arrangements. Any premium payment that would cause the contract value to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Charges and Fees" in this prospectus.

PREMIUM PAYMENTS

Although this is a single premium contract, in certain situations involving transfers and exchanges identified on the application, we may permit additional premium payments to be made in the first contract year. We will issue a new Contract, however, for any subsequent premium payments received more than 60 days after the contract date that are greater than the required minimum single premium payment.

Premium payments received in the first contract year will be treated the same as the initial payment for purposes of the ending date of the Term and duration of the surrender charge. The Market Value Adjustment, however, would vary based on the date the premium payment was received. For the Indexed Accounts, the starting Index values are based on the date the premium payment was received; ending Index value would be the same for all premium payments. The Minimum Guaranteed Account Value is based on the date the premium payment was received.

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CREDITING OF PREMIUM PAYMENT

We will process your premium payment within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. In certain states we also accept premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

      (1) If either your state or broker-dealer does not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

      (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

We may also refuse to accept certain forms of premium payments or loan repayments, if applicable, (traveler's checks, for example) or restrict the amount of certain forms of premium payments or loan repayments (money orders totaling more than $5,000, for example). In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning your premium payment and not issuing the contract.

ALLOCATION OF PREMIUM PAYMENTS

At issue, you determine the percentage of the single premium payment to be allocated to each Account. The amount allocated to each Account becomes the beginning Account Value for each Account.

SELECTING A TERM

For the Interest Account and the Term Indexed Account, a Term is the period of time that a rate of interest (whether fixed or indexed) is guaranteed to be credited to your contract value. For the Annual Indexed Account, the Term that you select determines the Participation Rate and Cap, but within the Term, the Participation Rate and Cap will reset each year at renewal rates. Each Term ends on its maturity date, which is the last day of the last contract year in the Term.

You may select the duration of your initial Term from among the durations offered by us. We may at any time decrease or increase the number of Terms offered. You must select the same Term for all Accounts to which you allocate premium payments.

Unless you elect to surrender your Contract, a subsequent Term will automatically begin at the end of a Term. We may not offer the same Terms for renewal as for initial periods. If offered at the time of your renewal, each subsequent Term will be of the same duration as the previous Term unless you elect in writing, on any day within the 30-day period prior to the end of the current Term, a Term of a different duration from among those offered by us at that time. Within 45 days prior to the end of a Term, we will send you a notice of the Terms that are available, along with certain information about your Account Values. Because Term Indexed Account Value does not participate in Index Returns if withdrawn or annuitized prior to the end of a Term, you may only select the Interest Account or the Annual Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

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TRANSFERS AMONG THE ACCOUNTS

During a 30-day period prior to the end of each Term, you have the option of withdrawing some or all of the contract value without surrender charge or Market Value Adjustment. You may also elect to transfer contract value among the Accounts. We determine the beginning Account Value for the renewal Terms by adding and subtracting specified transfers from the ending Account Value from the prior Term. If you do not make any transfers of Account Value, the beginning Account Value for the renewal Term will equal the ending Account Value from the prior Term.

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THE INTEREST ACCOUNT
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GENERAL

In the Interest Account, your premium payment (less withdrawals) will earn interest at the initial Guaranteed Interest Rate, which is an annual effective rate of interest guaranteed for the duration of the Term.

Your Interest Account Value is the sum of your premium payment or contract value allocated to the Interest Account and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment or surrender charge applied to such withdrawal). Your Interest Account Value will be credited with the Guaranteed Interest Rate in effect for the Term you selected when we receive and accept your premium. We will credit interest daily at a rate that yields the quoted Guaranteed Interest Rate. We may credit bonus interest in the first contract year.

GUARANTEED INTEREST RATES

The Guaranteed Interest Rate to be credited to your contract value is guaranteed as long as you do not take your money out until the 30-day period prior to the end of the applicable Term. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Terms. We determine Guaranteed Interest Rates at our sole discretion. To find out the current Guaranteed Interest Rate for a Term you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest the amounts we receive under the Contracts. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, amount or allocation of premium payments, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

RENEWAL TERMS

Renewal Interest Rates will be the same as initial Guaranteed Interest Rates for new Contracts with the same Term. The Interest Account Value at the beginning of any renewal Term will be equal to the Interest Account Value at the end of the Term just ending. This value, less withdrawals made after the beginning of the subsequent Term, will earn interest compounded annually at the Renewal Interest Rate.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

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INTEREST ACCOUNT CASH SURRENDER VALUE

At any time, the Interest Account Cash Surrender Value equals the Interest Account Value, plus/minus the Market Value Adjustment, less any applicable surrender charges.

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THE TERM INDEXED ACCOUNT
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GENERAL

In the Term Indexed Account, your premium payment (less withdrawals) will earn interest credited as a percentage of the growth, if any, in the S&P 500(R) Index (the "Index Return"). The S&P 500(R) Index can, of course, increase or decrease daily; however, the Term Indexed Account Value will remain constant during a Term. Index Return (if any) is determined and credited to the Term Indexed Account Value at the end of the Term. The Index Return equals the Index Growth of the S&P 500(R) over the Term multiplied by a Participation Rate. If you surrender, withdraw, or annuitize your investment before the end of the Term, the amounts withdrawn or paid will not participate in any Index Returns. Death benefit proceeds, however, will participate in Index Returns up to the most recent contract anniversary. (See "Death Benefit" for additional information.) We guarantee a Minimum Guaranteed Account Value at maturity of the Term Indexed Account.

Term Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

PARTICIPATION RATES

Participation Rates vary depending on the duration of the Term. Participation Rates for the initial Term depend upon rates in effect as of the date the premium was received. The Participation Rate is guaranteed for the duration of the Term. Participation Rates for renewal Terms are the same as those in effect for initial Terms on new Contracts as of the renewal date.

INDEX RETURN

At the end of the Term, we determine the Index Return, which is the amount we will credit on your Account Value. The Index Return equals one plus the Index Growth at the end of the Term multiplied by the applicable Participation Rate. Prior to the end of each Term, the Term Indexed Account Value equals the beginning Term Indexed Account Value less gross withdrawals. At the end of each Term, the Term Indexed Account Value equals the greater of: (a) beginning Term Indexed Account Value less gross withdrawals multiplied by the Index Return, or
(b) the Guaranteed Minimum Account Value. In the initial Term, Index Returns are calculated individually for each premium payment received.

As an example, assume that the Index Growth over a 5-year Term is 75% and the Participation Rate is 80%. The amount credited at the end of the Term would be 75% times 80%, or 60% of the beginning Term Indexed Account Value less gross withdrawals (withdrawals plus applicable surrender charges and MVA's).

INDEX GROWTH

Index Growth is calculated over the duration of the Term as:

                  GREATER OF:   0    OR    ((EOP-BOP)/BOP)

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            Where:

            BOP = S&P 500(R) Index value at the beginning of the Term (based on
                  Index value as of date premium is received for initial Terms, or the renewal date for renewal Terms);

            EOP = S&P 500(R) Index value at the end of the Term, calculated as an average of 12 monthly S&P 500(R) Index values on each monthiversary in the final contract year of the Term.

One-month anniversary ("monthiversary") dates fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will be the last date of such month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the initial Term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Term Indexed Account works, see Appendix A.

MINIMUM GUARANTEED ACCOUNT VALUE

We guarantee that the Term Indexed Account Value at the end of a Term will not be less than the Minimum Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

RENEWAL TERMS

The Term Indexed Account Value at the beginning of any renewal Term will be equal to the Term Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the renewal Term. If you are fewer than 5 years from your annuity start date at renewal, you may not select the Term Indexed Account.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). In addition, amounts withdrawn from the Term Indexed Account prior to the end of the Term do not participate in any Index Returns. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

TERM INDEXED ACCOUNT CASH SURRENDER VALUE

At any time, the Term Indexed Account Cash Surrender Value equals the greater of:

      a) Term Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and

      b)    Minimum Guaranteed Account Value, plus/minus the Market Value
            Adjustment.

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THE ANNUAL INDEXED ACCOUNT
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GENERAL

In the Annual Indexed Account, your premium payment (less withdrawals) will earn annual interest credited as a percentage of the growth, if any, in the S&P 500(R) Index (the "Index Return"). The S&P 500(R) Index can, of course, increase or decrease daily; however, the Annual Indexed Account Value will remain constant during a contract year. Index Return (if any) is determined and credited to the Annual Indexed Account Value at the end of each contract year of the Term. Annual Index Returns equal the Index Growth of the S&P 500(R) at the end of the contract year multiplied by a Participation Rate, subject to a stated maximum return (the "Cap"). If you surrender, withdraw, or annuitize your investment or die before the end of the contract year, the amounts withdrawn or paid will not participate in any Index Returns for the contract year in which the withdrawal or death occurs. We guarantee a Minimum Guaranteed Account Value for the Annual Indexed Account at the end of the Term.

Annual Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index.

PARTICIPATION RATES AND CAPS

Participation Rates and Caps vary depending on the duration of the Term. Participation Rates and Caps for the initial Term depend upon rates in effect as of the date the premium was received. Within a Term, the Participation Rate and Cap will reset each year at renewal rates, which may be different from rates for initial Terms on new Contracts. Participation Rates and Caps for renewal Terms are the same as those in effect for initial Terms on new Contracts as of the renewal date. We guarantee that the Participation Rate will never be less than 50%, and the Cap will never be less than 8%.

INDEX RETURN

At the end of each contract year, we determine the Index Return, which is the amount we will credit on your Account Value. The Index Return equals one plus the lesser of the Index Growth at the end of the contract year multiplied by the applicable Participation Rate or the stated Cap. Prior to the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year less gross withdrawals. At the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year, less gross withdrawals, multiplied by the Index Return. At the end of the Term, if the Guaranteed Minimum Account Value is greater than the Annual Indexed Account Value, then your Annual Indexed Account Value will be reset to equal the Guaranteed Minimum Account Value. In the first contract year, Index Returns are calculated individually for each premium payment received.

As an example, assume that the current Participation Rate for the Term is 75%, the current year's Index Return is 15%, and the applicable Cap is 10%. The amount credited at the end of the year would be 10% of the Annual Indexed Account Value at the beginning of the year, which is the lesser of the Index Return multiplied by the Participation Rate (15% * 75% = 11.25%) and the Cap of 10%.

INDEX GROWTH

Index Growth is calculated on an annual basis as:

      GREATER OF:   0   OR   ((EOP-BOP)/BOP)

            Where:

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            BOP = S&P 500(R) Index value at the beginning of the Term (based on
                  Index value as of the date a premium payment is received in the first contract year for the initial Term, and the contract anniversary for all other contract years and renewal Terms);

            EOP = S&P 500(R) Index value at the end of each contract year, calculated as an average of 12 monthly S&P 500(R) Index values on each monthiversary in the contract year.

One-month anniversary dates ("monthiversary") fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will be the last date of such month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the first contract year of the initial Term, each premium will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In subsequent years and renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Annual Indexed Account works, see Appendix
B.

MINIMUM GUARANTEED ACCOUNT VALUE

We guarantee that the Annual Indexed Account Value at the end of a Term will not be less than the Minimum Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

RENEWAL TERMS

The Annual Indexed Account Value at the beginning of any renewal Term will be equal to the Annual Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the first contract year of the renewal term.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. If you do not specify otherwise, withdrawals will be taken first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). In addition, amounts withdrawn from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that contract year. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

ANNUAL INDEXED ACCOUNT CASH SURRENDER VALUE

At any time, the Annual Indexed Account Cash Surrender Value equals the greater of the:

      a) Annual Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and

      b)    Minimum Guaranteed Account Value, plus/minus the Market Value
            Adjustment.

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MARKET VALUE ADJUSTMENT
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A Market Value Adjustment may decrease, increase, or have no effect on your contract value. We will apply a Market Value Adjustment to amounts in excess of the free withdrawal amount:

      o whenever you withdraw money (unless made within the 30-day period prior to the end of the applicable Term) and

      o on the annuity start date if a Guaranteed Period does not end on or within 30 days of the annuity start date.

We do not apply a Market Value Adjustment on death benefit proceeds. The Market Value Adjustment resets at the start of each Term. The Market Value Adjustment will be applied before the deduction of any applicable surrender charges or premium tax charges.

We determine the Market Value Adjustment by multiplying the amount you withdraw or apply to an income plan by the following factor:

                         ((1+I)/(1+J+.0050))^(N/365) -1*

      where:

      "I" is the MVA Rate (as defined below), determined at the time the premium payment is received for the initial Term, and the beginning of the Term for renewal Terms;

      "J" is the MVA Rate, determined at the time of surrender or withdrawal for a security with time to maturity equal to the number of years (fractional years rounded up to the next full year) remaining in the Term from the date of surrender or withdrawal; and

      "N" is the number of days from the date of surrender or withdrawal to the end of the current Term.

            * For Contracts issued in Florida, the factor is
              [(1+I)/(1+J+.0025)]^(N/365)-1.

The MVA Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to an applicable Term. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the MVA Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the MVA Rate once each calendar month but have the right to calculate it more frequently. The MVA Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the MVA Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative, or result in no change. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender or annuitization, we will add or subtract any Market Value Adjustment from the amount surrendered or annuitized. In the event of a partial withdrawal or annuitization, we will add or subtract any Market Value Adjustment from the remaining contract value in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value, we will consider your request to be a full surrender or annuitization.

For examples that illustrate how the Market Value Adjustment works, see Appendix C.

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CONTRACT PROVISIONS
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CONTRACT DATE AND CONTRACT YEAR

The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE

The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER

You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit.

JOINT OWNERS

For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner.

ANNUITANT

The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

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If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.


Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if the contract owner is not an individual.


BENEFICIARY

The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.


One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries unless you indicate otherwise in writing.


You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. You may also restrict a beneficiary's right to elect an annuity option or receive a lump sum payment. If so, such rights or options will not be available to the beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

CHANGE OF CONTRACT OWNER OR BENEFICIARY


During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. Please date your requests. The change will be effective as of the day we receive the request. The change will not affect any payment made or action taken by us before recording the change.


A change of owners may have tax consequences.

ADMINISTRATIVE PROCEDURES


We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. Please be advised that with regard to withdrawal requests, the risk of a fraudulent transaction is increased by the use of a facsimile withdrawal request form, even if appropriate identifying information is provided.


CONTRACT VALUE

We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of the Account Values. If you surrender your Contract during the 30-day period prior to the end of the Term, you will receive the contract value.

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CASH SURRENDER VALUE

The cash surrender value is the amount you receive when you surrender the Contract, other than during the 30-day period prior to the end of a Term. The cash surrender value will fluctuate daily based on the interest credited to the contract value and any Market Value Adjustment. The cash surrender value equals the sum of the Interest Account Cash Surrender Value, the Term Indexed Account Cash Surrender Value, and the Annual Indexed Account Cash Surrender Value. We do not guarantee any minimum cash surrender value. Any charge for premium taxes will be deducted from cash surrender value.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE

You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax advisor regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

OTHER IMPORTANT PROVISIONS

See "Withdrawals," "Death Benefit," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

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WITHDRAWALS
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Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money. Keep in mind that the minimum withdrawal is $100, and your contract value after the withdrawal must equal or exceed $1,000 or we will treat the withdrawal request as a request to surrender the Contract. We deduct a surrender charge and impose a Market Value Adjustment if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. No surrender charge or Market Value Adjustment applies to withdrawals taken within the 30-day period prior to the end of a Term.

You may specify from which Account you want a withdrawal to be deducted. Because amounts withdrawn from the Term Indexed Account prior to the end of the Term and from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that period, you should generally take withdrawals from the Interest Account. Accordingly, unless you instruct us otherwise, we will take withdrawals first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account, to the extent possible.

In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center. For example, if the Account Value for each Account was $10,000 and the total contract value was $30,000 as if the close of business on the day we receive the withdrawal request at our Customer Service Center, then the free withdrawal amount for the contract year would be $3,000 (10% of $30,000), all of which would be deducted from the Interest Account unless otherwise instructed. If required minimum distributions on qualified Contracts are greater than the free withdrawal amount, we will waive any applicable surrender charges, but will apply a Market Value Adjustment.

If more than the free withdrawal amount is withdrawn, a surrender charge and Market Value Adjustment, if applicable, will be applied to the amount in excess of the free withdrawal amount. The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per contract year to the end of the Term. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term. The surrender charge period resets at the beginning of each Term. It is charged against the contract value and is based on the amount of the withdrawal.

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We will apply a Market Value Adjustment to any withdrawal in excess of the free withdrawal amount taken prior to the 30-day period prior to the end of a Term. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payment made. Definitive guidance on the proper federal tax treatment of the Market Value Adjustment has not been issued. You may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser.

Upon surrender, surrender charges and a Market Value Adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender.

We offer the following withdrawal options:

REGULAR WITHDRAWALS

After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a surrender charge and Market Value Adjustment to any regular withdrawal in excess of the free withdrawal amount that is taken prior to the 30-day period prior to the end of a Term. Unless otherwise instructed, we will take all withdrawals from the Interest Account until exhausted.

SYSTEMATIC WITHDRAWALS

You may choose to receive automatic systematic withdrawal payments. Systematic withdrawals are limited to interest earnings in the Interest Account during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed the free withdrawal amount. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions.


Systematic withdrawals may be taken monthly, quarterly, or annually. You decide when you would like systematic payments to start as long as they start at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the first day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of the interest earned and not previously withdrawn or contract value, but in either case is limited to : a) during the first contract year, interest earnings in the Interest Account; b) after the first contract year, up to 10% of your contract value as of the close of business on the day the withdrawal is processed at our Customer Service Center. If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable free withdrawal amount on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such free withdrawal amount. Thus, your fixed dollar systematic withdrawals will never exceed the free withdrawal amount. If you want fixed dollar systematic withdrawals to exceed the free withdrawal amount and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.


You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

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FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE

You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with
Section 72(q) or 72(t) distributions. You choose the amount of the fixed dollar systematic withdrawals. We will take fixed dollar systematic withdrawals first from the Interest Account, unless otherwise instructed.

We will assess a surrender charge and Market Value Adjustment on the withdrawal date if the withdrawal exceeds the free withdrawal amount on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the free withdrawal amount. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS

If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. We will make these withdrawals first from the Interest Account, then from the Annual Indexed Account, and finally from the Term Indexed Account unless otherwise instructed. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

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DEATH BENEFIT
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DEATH BENEFIT DURING THE ACCUMULATION PHASE

During the accumulation phase, a death benefit is payable when either the contract owner or the first of joint owners dies (or the annuitant dies when a contract owner is not an individual). Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center ("claim date"). The death benefit is equal to the sum of the following:

      o     Interest Account Value on the date of death, plus

      o     Annual Indexed Account Value on the date of death, plus

      o Greater of a) Minimum Guaranteed Account Value for the Term Indexed Account and b) Term Indexed Account Value at the beginning of the Term, less withdrawals, multiplied by the Index Return calculated using S&P Index value as of the prior contract anniversary as the end of period value (without any averaging).

PROCEEDS COULD BE REDUCED BY A CHARGE FOR PREMIUM TAXES OWED. Neither Indexed Account participates in any Index Returns for the current period (i.e. Term for Term Indexed Account and current contract year for Annual Indexed Account).

If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The death benefit value will not continue to accrue at the guaranteed interest period rate, but will be credited with the rate being offered under new contracts at such time. Please note if you elect a guarantee period of more than five years, the distribution may be subject to a Market Value Adjustment. The proceeds may be received in a single sum or applied to any of the annuity options, or, if available, paid over the beneficiary's lifetime. A beneficiary's right to elect an income phase payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary.

If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. Unless you elect otherwise, the distribution will be made into an interest bearing account, backed by our general account, that is accessed by the beneficiary through a checkbook feature. The beneficiary may access death benefit proceeds at any time without penalty. We will generally distribute death benefit proceeds within 7 days after the claim date. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

DEATH BENEFIT DURING THE INCOME PHASE

If any contract owner or the annuitant dies after the annuity start date, we will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH

We will not allow any payment of benefits provided under a non-qualified Contract which does not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

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Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by ING USA will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a non-spouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

Subject to availability, and our then current rules, a spousal or non-spousal beneficiary may elect to receive death benefits as payments over the life expectancy of the beneficiary ("stretch"). "Stretch" payments will be subject to the same limitations as systematic withdrawals, and non-qualified "stretch" payments will be reported on the same basis as other systematic withdrawals.

At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the contract owner will be waived. If the spouse elects to continue the Contract, the surrender charge period will reset at the beginning of each subsequent Term. Otherwise, the surrender charge period will not reset

If we do not receive an election from a non-spouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If a contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If a Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the beneficiary of the Contract. If any contract owner is not an individual, the death of an annuitant shall be treated as the death of the owner.

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CHARGES AND FEES
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We deduct the Contract charges described below to cover our costs and expenses, services provided, and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administering the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.

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CHARGES DEDUCTED FROM THE CONTRACT VALUE

We deduct the following charges from your contract value:

      SURRENDER CHARGE. No sales charge is deducted from the single premium payment at the time that it is paid. However, we will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the free withdrawal amount during a Term. The surrender charge is charged against the contract value and is based on the amount of the withdrawal. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since the beginning of the Term.

The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per year to the earlier of the end of the Term or the 8th contract year. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term.

The surrender charge period resets at the beginning of each Term. Upon withdrawal, it is charged against the remaining contract value after you have received the amount requested for withdrawal, and is based on the amount of the withdrawal including the amount deducted for the surrender charge. Upon surrender, a surrender charge, as well as a Market Value Adjustment, will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. The following table shows the schedule of the surrender charge that will apply.

      COMPLETE YEARS ELAPSED           0       1       2       3       4       5       6       7       8+
        SINCE START OF TERM
      SURRENDER CHARGE                 8%      7%      6%      5%      4%      3%      2%      1%      0%

For examples that illustrate how the surrender charge works, see Appendix D.

      WAIVER OF SURRENDER CHARGE FOR EXTENDED MEDICAL CARE. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within 90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We do not waive the Market Value Adjustment in these circumstances. Amounts withdrawn from the Indexed Accounts will not share in Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual Indexed Account). We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

      FREE WITHDRAWAL AMOUNT. No surrender charge or Market Value Adjustment applies to withdrawals made during the 30-day period prior to the end of a Term. In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the close of business on the day we receive the withdrawal request at our Customer Service Center.

      SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the free withdrawal amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. ANY EXCESS WITHDRAWAL TAKEN OTHER THAN DURING THE 30-DAY PERIOD PRIOR TO THE END OF A TERM WILL TRIGGER A MARKET VALUE ADJUSTMENT.

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For examples that illustrate how the surrender charge works, see Appendix D. For a discussion of the Market Value Adjustment, see "Market Value Adjustment."

      PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the contract value. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal, or on the annuity start date.

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THE ANNUITY OPTIONS
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ANNUITIZATION OF YOUR CONTRACT

If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change your annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying the annuitization value on the annuity start date in accordance with the annuity option you chose. The annuitization value equals the greater of:

      a) Contract value plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term), or

      b) The Minimum Guaranteed Account Values for the Indexed Accounts plus the contract value for the Interest Account plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term).

If you annuitize prior to the end of the current contract year, amounts allocated to the Annual Indexed Account will not participate in any Index Returns for that period. Because Term Indexed Account Value does not participate in Index Returns if annuitized prior to the end of a Term, we will not allow you to allocate contract value to the Term Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. A beneficiary's right to elect an annuity option or lump sum payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen and the applicable payment rate used.

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Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate under applicable law), the total contract value applied, and the applicable payment rate.

Our approval is needed for any option where:

      (1) The person named to receive payment is other than the contract owner or beneficiary;

      (2)   The person named is not a natural person, such as a corporation; or

      (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE

You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 1 year from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as after age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. See "Federal Tax Considerations." For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult your tax adviser for tax advice.

FREQUENCY OF ANNUITY PAYMENTS

You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS

We offer the 3 annuity options shown below. Payments under Options 1, 2, and 3 are fixed. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable.

      OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual, or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

      OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

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      OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable. If variable and subject to the Investment Company Act of 1940, it will comply with requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ING USA. The amounts we will pay are determined as follows:

      (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

      (2) For Option 3, no amounts are payable after both named persons have died.

For other available options, the annuity option agreement will state the amount we will pay, if any

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OTHER CONTRACT PROVISIONS
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REPORTS TO CONTRACT OWNERS

We will send you an annual report within 31 days after the end of each contract year. The report will show the contract value, cash surrender value, and the death benefit as of the end of the contract year. The report will also show the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS

The Company reserves the right to delay payment for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION

If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

ASSIGNING THE CONTRACT AS COLLATERAL

You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

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CONTRACT CHANGES -- APPLICABLE TAX LAW

We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK

You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any Market Value Adjustment, and (ii) then we include a refund of any charges deducted from your contract value. The Market Value Adjustment during the free look period is determined as described on page 11, but without adding .005 in the denominator of the formula. Because of the potential positive or negative effect of the Market Value Adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the adjusted contract value) in which case you will not be subject to investment risk during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request.

SPECIAL ARRANGEMENTS

We may reduce or waive any Contract, rider, or benefit fees or charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates. We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

SELLING THE CONTRACT


Our affiliate, Directed Services, Inc. ("DSI"), 1475 Dunwoody Drive, West Chester, PA 19380 is the principal underwriter and distributor of the Contract as well as for other ING USA contracts. DSI, a New York corporation, is registered with the SEC as a broker/dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

DSI does not retain any commissions or compensation paid to it by ING USA for Contract sales. DSI enters into selling agreements with affiliated and unaffiliated broker/dealers to sell the Contracts through their registered representatives who are licensed to sell securities and variable insurance products ("selling firms"). Selling firms are also registered with the SEC and are NASD member firms.

DSI pays selling firms compensation for the promotion and sale of the Contracts. Registered representatives of the selling firms who solicit sales of the Contracts typically receive a portion of the compensation paid by DSI to the selling firm in the form of commissions or other compensation, depending on the agreement between the selling firm and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by contract owners or the Separate Account. We intend to recoup this compensation and other sales expenses paid to selling firms through fees and charges imposed under the Contracts.

DSI pays selling firms for Contract sales according to one or more schedules. This compensation is generally based on a percentage of premium payments, and may vary based on amount or allocation of premium payments. Selling firms may receive commissions of up to 6.50% of premium payments. In addition, selling firms may receive ongoing annual compensation of up to 1.00% of all, or a portion, of values of Contracts sold through the firm. Individual representatives may receive all or a portion of compensation paid to their selling firm, depending on their firm's practices. Commissions and annual compensation, when combined, could exceed 6.50% of total premium payments. To the extent permitted by SEC and NASD rules and other applicable laws and regulations, DSI may pay or allow other promotional incentives or payments in the form of cash or other compensation to selling firms.

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DSI may also enter into special compensation arrangements with certain selling firms based on those firms' aggregate or anticipated sales of the Contracts or other criteria. These special compensation arrangements will not be offered to all selling firms, and the terms of such arrangements may differ among selling firms based on various factors. Any such compensation payable to a selling firm will not result in any additional direct charge to you by us.

In addition to the direct cash compensation for sales of contracts described above, DSI may also pay selling firms additional compensation or reimbursement for their efforts in selling Contracts to you and other customers, including for, among other things, training of sales personnel, marketing or other sales-related services they provide to us or our affiliates. This compensation or reimbursement is not reflected in the fees and expenses listed in the Fund Expense Table in this prospectus and may take the form of:

      o     Marketing allowances;

      o Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products, including holding training programs at our expense;

      o Sponsorship payments to support attendance at meetings by registered representatives who sell our products;

      o Reimbursement for the cost of attendance by registered representatives at conventions that we sponsor.

The following is a list of the top 25 selling firms that, during 2004, received the largest dollar amounts, in the aggregate, from DSI in connection with the sale of annuity contracts, ranked by total dollars received:

      1.    UBS Financial Services Inc
      2.    Morgan Stanley Dean Witter
      3.    Linsco Private Ledger
      4,    Merrill Lynch
      5.    Citigroup Global Markets
      6.    Wachovia Securities
      7.    ING Financial Partners
      8.    Planning Corporation of America
      9.    National Planning Corporation
      10.   PrimeVest
      11.   A.G. Edwards
      12.   ING Financial Advisers, LLC
      13.   Multi-Financial Securities Corp
      14.   Financial Network Investment Corp
      15,   McDonald & Company
      16.   RBC Dain Rauscher
      17.   Mutual Service Corporation
      18.   First Financial Planners, Inc
      19.   Securities America
      20.   Investors Capital
      21.   Wells Fargo Investments, LLC
      22.   Waterstone Financial
      23.   Commonwealth Financial Network
      24.   Quick & Reilly, Inc.
      25.   NFP Securities Inc

DSI may also compensate wholesalers/distributors, and their sales management personnel, for Contract sales within the wholesale/distribution channel. This compensation may be based on a percentage of premium payments and/or a percentage of Contract values.

Affiliated selling firms may include Bancnorth Investment Group, Inc. Baring Investment Services, Inc., Financial Network Investment Corporation, Guaranty Brokerage Services, Inc., ING America Equities, Inc., ING DIRECT Securities, Inc., ING Financial Advisers LLC, ING Financial Markets, LLC., ING Financial Partners, Inc., ING Funds Distributor, LLC, ING Investment Management Services, LLC, Multi-Financial Securities Corporation, PrimeVest Financial Services, Inc. and Systematized Benefits Administrators, Inc.

We do not pay any additional compensation on the sale or exercise of any of the Contract's optional benefit riders offered in this prospectus.

This is a general discussion of the types and levels of compensation paid by us for sales of annuity contracts. Although some firms receive more compensation from us than others because of their volume of sales, you pay the same amount to purchase Contracts regardless of which selling firm or registered representative sells you the Contract. Nevertheless, it is important for you to know that the payment of volume-based compensation to a selling firm or registered representative may provide that registered representative a financial incentive to promote our contracts over those of another company.

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OTHER INFORMATION
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STATE REGULATION

We are regulated by the Insurance Department of the State of Iowa. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

We are, or may be in the future, a defendant in various legal proceedings in connection with the normal conduct of our insurance operations. Some of these cases may seek class action status and may include a demand for punitive damages as well as for compensatory damages. In the opinion of management, the ultimate resolution of any existing legal proceeding is not likely to have a material adverse effect on our ability to meet our obligations under the contract.

Directed Services, Inc., the principal underwriter and distributor of the contract, is not involved in any legal proceeding which, in the opinion of management, is likely to have a material adverse effect on its ability to distribute the contract.

EXPERTS


The consolidated financial statements and schedules of the Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon are included and incorporated herein by reference. Such consolidated financial statements and schedules referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.




FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               450 Fifth Street NW
                              Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company at www.ing.com.

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A copy of the Company's annual report on Form 10-K for the year ended December 31, 2004 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.


You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including certified financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K. The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                                       ING
                             Customer Service Center
                                  P.O. Box 9271
                           Des Moines, Iowa 50306-9271
                                 1-800-366-0066

INQUIRIES

You may contact us directly by writing or calling us at the address or phone number shown above.

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FEDERAL TAX CONSIDERATIONS
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INTRODUCTION

This section discusses our understanding of current federal income tax laws affecting the contract. You should keep the following in mind when reading it:

      o Your tax position (or the tax position of the designated beneficiary, as applicable) determines federal taxation of amounts held or paid out under the contract;

      o Tax laws change. It is possible that a change in the future could affect contracts issued in the past;

      o This section addresses federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes, foreign taxes or any other tax provisions; and

      o We do not make any guarantee about the tax treatment of the contract or transactions involving the contract.

We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser. For more comprehensive information, contact the Internal Revenue Service (IRS).

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TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED

The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Non-qualified contracts are purchased with after tax contributions and are not related to retirement plans that receive special income tax treatment under the Code.

Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(a), 403(b), 408, 408A or 457 of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on your tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan in order to continue receiving favorable tax treatment. Some retirement plans are subject to additional distribution and other requirements that are not incorporated into our Contract. Because the Plan is not part of the Contract, we are not bound by any Plan's terms or conditions. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAXATION OF NON-QUALIFIED CONTRACTS

      TAXATION PRIOR TO DISTRIBUTION

      We believe that if you are a natural person you will generally not be taxed on increases in the value of a non-qualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. In order to receive deferral of taxation, the following requirements must be satisfied:

            REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

            NON-NATURAL PERSONS. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser.

            DELAYED ANNUITY STARTING DATE. If the Contract's annuity starting date occurs (or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., age 85), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

      TAXATION OF DISTRIBUTIONS


            GENERAL. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the contract at that time. Investment in the contract is generally equal to the amount of all contributions to the contract, plus amounts previously included in your gross income as the result of certain assignments or gifts, less the aggregate amount of non-taxable distributions previously made. The contract value that applies for this purpose is unclear in some respects. For example, the market value adjustment could increase the contract value that applies. Thus, the income on the

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Contracts could be higher than the amount of income that would be determined without regard to such adjustments. As a result, you could have higher amounts of income than will be reported to you.


In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's cost basis in the contract.


            10% PENALTY TAX. A distribution from a non-qualified Contract may be subject to a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

            o     made on or after the taxpayer reaches age 59 1/2;

            o     made on or after the death of a contract owner;

            o     attributable to the taxpayer's becoming disabled; or

            o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

            TAX-FREE EXCHANGES. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the "investment in the contract" in the old contract will carry over to the new contract. You should consult with your tax advisor regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

            o First, from any remaining "investment in the contract" made prior to August 14, 1982 and exchanged into the Contract;

            o Next, from any "income on the contract" attributable to the investment made prior to August 14, 1982;

            o     Then, from any remaining "income on the contract"; and

            o     Lastly, from any remaining "investment in the contract".


The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another contract will be tax-free. However, the IRS has reserved the right to treat transactions it considers abusive as ineligible for favorable partial 1035 tax-free exchange treatment. It is not certain whether the IRS would treat an immediate withdrawal or annuitization after a partial exchange as abusive. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract directly into an immediate annuity. Currently, we will accept a partial 1035 exchange from a non-qualified annuity into a deferred annuity or an immediate annuity as a tax-free transaction unless we believe that we would be expected to treat the transaction as abusive. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange with your tax advisor prior to proceeding with the transaction.

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            TAXATION OF ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income. The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitizations, [such as those associated with the MGIB benefit,] as withdrawals rather than as annuity payments. Please consult your tax adviser before electing a partial annuitization.


            DEATH BENEFITS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or
(ii) if distributed under a payment option, they are taxed in the same way as annuity payments. Special rules may apply to amounts distributed after a Beneficiary has elected to maintain Contract value and receive payments.


            ASSIGNMENTS AND OTHER TRANSFERS. A transfer, pledge or assignment of ownership of a Contract, or the designation of an annuitant or payee other than an owner, may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, pledge, assignment, or designation or exchange, should consult a tax adviser as to the tax consequences.

            IMMEDIATE ANNUITIES. Under section 72 of the Tax Code, an immediate annuity means an annuity (1) which is purchased with a single premium, (2) with annuity payments starting within one year from the date of purchase, and (3) which provides a series of substantially equal periodic payments made annually or more frequently. Treatment as an immediate annuity will have significance with respect to exceptions from the 10% early withdrawal penalty, to contracts owned by non-natural persons, and for certain policy exchanges.

            MULTIPLE CONTRACTS. The tax law requires that all non-qualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.


            WITHHOLDING. We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding will be mandatory, however, if the distributee fails to provide a valid taxpayer identification number or if we are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.


TAXATION OF QUALIFIED CONTRACTS

      GENERAL. The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

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You will not generally pay taxes on earnings from the annuity contract described in this prospectus until they are withdrawn. When an annuity contract is used to fund one of these tax qualified retirement arrangements, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. Tax-qualified retirement arrangements under Tax Code sections 401(a), 401(k), 403(a), 403(b) or governmental 457 plans also generally defer payment of taxes on earnings until they are withdrawn (or in the case of a non-governmental 457 plan, paid or made available to you or a designated beneficiary). However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your local representative.

      DISTRIBUTIONS - GENERAL

      For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the plan participant for whose benefit the contract is purchased (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the plan participant reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than by April 1 of the calendar year following the calendar year in which the individual contract owner reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death. Please note that required minimum distributions under qualified Contracts may be subject to surrender charge and/or market value adjustment, in accordance with the terms of the Contract. This could affect the amount that must be taken from the Contract in order to satisfy required minimum distributions.

      DIRECT ROLLOVERS


      If the Contract is used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a tax-sheltered annuity under section 403(b) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under section 457(b), any "eligible rollover distribution" from the Contract will be subject to the direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under section 403(a) of the Code, section 403(b) annuity or custodial account, or an eligible section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).


Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain qualified plans. Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or us) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

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      CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS

      Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

      INDIVIDUAL RETIREMENT ANNUITIES - GENERAL

      Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an IRA. Also, amounts in another IRA or individual retirement account can be rolled over or transferred tax-free to an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans for Employees (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. If you make a tax-free rollover of a distribution from any of these IRAs, you may not make another tax-free rollover from the IRA within a 1-year period. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

      INDIVIDUAL RETIREMENT ANNUITIES - DISTRIBUTIONS

      All distributions from a traditional IRA are taxed as received unless either one of the following is true:

            o The distribution is rolled over to a plan eligible to receive rollovers or to another traditional IRA or certain qualified plans in accordance with the Tax Code; or

            o You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code.


To avoid certain tax penalties, you and any designated beneficiary must also meet the minimum distribution requirements imposed by the Tax Code. The requirements do not apply to Roth IRA contracts while the owner is living. These rules may dictate the following:


            o     Start date for distributions;


            o The time period in which all amounts in your account(s) must be distributed; and


            o     Distribution amounts.


Generally, you must begin receiving distributions from a traditional IRA by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. We must pay out distributions from the contract over a period not extending beyond one of the following time periods:


            o Over your life or the joint lives of you and your designated beneficiary; or

            o Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.

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The amount of each periodic distribution must be calculated in accordance with IRS regulations. If you fail to receive the minimum required distribution for any tax year, a 50% excise tax may be imposed on the required amount that was not distributed.


The following applies to the distribution of death proceeds under 408(b) and 408A (Roth IRA - See below) plans. Different distribution requirements apply after your death.


If your death occurs on or after you begin receiving minimum distributions under the contract, distributions must be made at least as rapidly as under the method in effect at the time of your death. Code section 401(a)(9) provides specific rules for calculating the required minimum distributions at your death. The death benefit under the contract and also certain other contract benefits, such as living benefits, may affect the amount of the required minimum distribution that must be taken.

If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2005, your entire balance must be distributed to the designated beneficiary by December 31, 2010. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated beneficiary, then payments may be made over either of the following time frames:


      o     Over the life of the designated beneficiary; or

      o Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

      o December 31 of the calendar year following the calendar year of your death; or

      o December 31 of the calendar year in which you would have attained age 70 1/2.

      ROTH IRAS - GENERAL

      Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to limits on the amount of the contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP, or SIMPLE IRA, to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another Roth IRA, you may not make another tax-free rollover from the Roth IRA from which the rollover was made within a 1-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

      ROTH IRAS - DISTRIBUTIONS

      A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution:

      o Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to a Roth IRA of the owner; and

      o Made after you attain age 59 1/2, die, become disabled as defined in the Tax Code, or for a qualified first-time home purchase.

If a distribution is not qualified, it will be taxable to the extent of the accumulated earnings. Under special ordering rules, a partial distribution will first be treated generally as a return of contributions which is not taxable and then as taxable accumulated earnings.

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      TAX SHELTERED ANNUITIES - GENERAL


      The Contracts may be used by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Code section 403(b) plans. Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, to a Contract that will provide an annuity for the employee's retirement. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and other specified circumstances. 403(b) plans may be subject to additional distribution and other requirements that are not incorporated into our Contract.

In addition, the Treasury proposed 403(b) regulations in November, 2004 which, if finalized, do not take effect until after 2005. These proposed regulations may not be relied upon until they become final. The proposed regulations include rules governing the ability of a 403(b) plan to be terminated which would entitle a participant to a distribution, a revocation of IRS Revenue Ruling 90-204 which would increase restrictions on a participant's right to transfer his or her 403(b) account, the imposition of withdrawal restrictions on non-salary reduction amounts, as well as other changes. As a result, no attempt is made to provide more than general information about the use of the Contracts with 403(b) plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these 403(b) plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we are not bound by the terms and conditions of such plans to the extent such terms contradict the Contract. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. You should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that Contracts are purchased with proceeds from and/or contributions under 403(b) plans that qualify for the intended special federal income tax treatment.


      TAX SHELTERED ANNUITIES - DISTRIBUTIONS

      All distributions from Section 403(b) plans are taxed as received unless either of the following is true:

            o The distribution is rolled over to another plan eligible to receive rollovers or to a traditional individual retirement annuity/account (IRA) in accordance with the Tax Code; or

            o You made after-tax contributions to the plan. In this case, the amount will be taxed according to rules detailed in the Tax Code.

Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 or retire, whichever occurs later, unless you had amounts under the contract as of December 31, 1986. In this case, distribution of these amounts generally must begin by the end of the calendar year in which you attain age 75 or retire, if later. The death benefit under the contract and also certain other contract benefits, such as the living benefits, may affect the amount of the required minimum distribution that must be taken. If you take any distributions in excess of the required minimum amount, then special rules require that some or all of the December 31, 1986 balance be distributed earlier.

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OTHER TAX CONSEQUENCES

As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION

Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

FEDERAL INCOME TAX WITHHOLDING

We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, we may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments (including withdrawals prior to the annuity starting date) and conversions of, and rollovers from, non-Roth IRAs to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

ASSIGNMENTS

Adverse tax consequences to the plan and/or to you may result if your beneficial interest in the contract is assigned or transferred to persons other than: a plan participant as a means to provide benefit payments; an alternate payee under a qualified domestic relations order in accordance with code section 414(p); or to the Company as collateral for a loan.

TAXATION OF COMPANY

We are taxed as a life insurance company under the Tax Code. The Separate Account is not a separate entity from us. Therefore, it is not taxed separately as a "regulated investment company," but is taxed as part of the Company.

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--------------------------------------------------------------------------------
APPENDIX A
--------------------------------------------------------------------------------

                          TERM INDEXED ACCOUNT EXAMPLES

EXAMPLE #1: END OF TERM S&P 500 INDEX VALUES - ISSUE DAY = 1 TO 28

      The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For Contracts issued on the 1st through 28th day of the month, the monthly values are based on the day of the month corresponding to the issue day in the final Contract year. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

      Assume a Contract is issued 1/1/1994 for a 7-year term. The index values for the final Contract year will correspond to the following dates:

      -----------------------------------------------------------------------
           MONTHIVERSARY DATE       DAY OF WEEK        DATE OF INDEX RATE
      -----------------------------------------------------------------------
                2/1/2000              Tuesday                2/1/2000
      -----------------------------------------------------------------------
                3/1/2000             Wednesday               3/1/2000
      -----------------------------------------------------------------------
                4/1/2000             Saturday                4/3/2000
      -----------------------------------------------------------------------
                5/1/2000              Monday                 5/1/2000
      -----------------------------------------------------------------------
                6/1/2000             Thursday                6/1/2000
      -----------------------------------------------------------------------
                7/1/2000             Saturday                7/3/2000
      -----------------------------------------------------------------------
                8/1/2000              Tuesday                8/1/2000
      -----------------------------------------------------------------------
                9/1/2000              Friday                 9/1/2000
      -----------------------------------------------------------------------
               10/1/2000              Sunday                10/2/2000
      -----------------------------------------------------------------------
               11/1/2000             Wednesday              11/1/2000
      -----------------------------------------------------------------------
               12/1/2000              Friday                12/1/2000
      -----------------------------------------------------------------------
                1/1/2001         Monday (Holiday)            1/2/2001
      -----------------------------------------------------------------------

EXAMPLE #2: END OF TERM S&P 500 INDEX VALUES - ISSUE DAY = 29 TO 31

      The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For Contracts issued on the 29th through 31st day of the month, the monthly values in the final Contract year are based on the day of the month corresponding to the issue day. For months that are shorter than the issue month, the monthiversary date is the last day of such month. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

      Assume a Contract is issued 1/31/1994 for a 7-year term. The index values for the final Contract year will correspond to the following dates:


                                       A1

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      -----------------------------------------------------------------------
           MONTHIVERSARY DATE       DAY OF WEEK        DATE OF INDEX RATE
      -----------------------------------------------------------------------
               2/29/2000              Tuesday               2/29/2000
      -----------------------------------------------------------------------
               3/31/2000              Friday                3/31/2000
      -----------------------------------------------------------------------
               4/30/2000              Sunday                5/1/2000
      -----------------------------------------------------------------------
               5/31/2000             Wednesday              5/31/2000
      -----------------------------------------------------------------------
               6/30/2000              Friday                6/30/2000
      -----------------------------------------------------------------------
               7/31/2000              Monday                7/31/2000
      -----------------------------------------------------------------------
               8/31/2000             Thursday               8/31/2000
      -----------------------------------------------------------------------
               9/30/2000             Saturday               10/2/2000
      -----------------------------------------------------------------------
              10/31/2000              Tuesday              10/31/2000
      -----------------------------------------------------------------------
              11/30/2000             Thursday              11/30/2000
      -----------------------------------------------------------------------
              12/31/2000              Sunday                1/2/2000
      -----------------------------------------------------------------------
               1/31/2001             Wednesday              1/31/2001
      -----------------------------------------------------------------------

EXAMPLE #3: FUND ACCOUNT VALUE -- EXAMPLE OF POSITIVE S&P 500 GROWTH

      Assume $100,000 single premium investment in Fund #2 with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%.

FUND ACCOUNT VALUE DURING THE INDEX TERM


      The Term Indexed Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 12/31/2000 the Fund Account Value is equal to $100,000.


CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM

      The following table contains the closing S&P 500 Index Values applicable to this Contract:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/1994               465.44
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/2000              1409.28               3/1/2000              1379.19              4/1/2000             1505.97
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/2000              1468.25               6/1/2000              1448.81              7/1/2000             1469.54
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/2000              1438.10               9/1/2000              1520.77             10/1/2000             1436.23
      ---------------------------------------------------------------------------------------------------------------------------
         11/1/2000              1421.22              12/1/2000              1315.23              1/1/2001             1283.27
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Term S&P 500 index value = 465.44

      2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 +
            1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

      3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 465.44) / 465.44 = 2.0609


                                       A2

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      4. Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0609 * 75%) = 1 + 1.5457 = 2.5457

      5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (2.5457) = $254,570.

EXAMPLE #4: FUND ACCOUNT VALUE -- EXAMPLE OF NEGATIVE S&P 500 GROWTH

      Assume $100,000 single premium investment in the Term Indexed Account with an index period of 7 years, an issue date of 01/01/1973, and a participation rate of 75%.

FUND ACCOUNT VALUE DURING THE INDEX TERM


      The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1973 through 12/31/1979 the Fund Account Value is equal to $100,000.


CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM

      The following table contains the closing S&P 500 Index Values applicable to this Contract:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
        1/1/1973                119.10
      ---------------------------------------------------------------------------------------------------------------------------
        2/1/1979                 99.96               3/1/1979                96.90               4/1/1979             100.90
      ---------------------------------------------------------------------------------------------------------------------------
        5/1/1979                101.68               6/1/1979                99.17               7/1/1979             101.99
      ---------------------------------------------------------------------------------------------------------------------------
        8/1/1979                104.17               9/1/1979               107.44              10/1/1979             108.56
      ---------------------------------------------------------------------------------------------------------------------------
        11/1/1979               102.57              12/1/1979               105.83               1/1/1980             105.76
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Term S&P 500 index value = 119.10.

      2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (99.96 + 96.90 + 100.90 + 101.68 + 99.17 + 101.99 + 104.17 +107.44 + 108.56 + 102.57 +
            105.83 + 105.76) / 12 = 1234.93 / 12 = 102.91

      3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (102.91 - 119.15) / 119.10 = -0.1359

      4. Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + Maximum [(-0.1359 * 75%), 0} = 1 + 0 = 1

      5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * 1 = $100,000.

EXAMPLE #5: FUND ACCOUNT VALUE -- EXAMPLE OF MULTIPLE PREMIUMS

      Assume $50,000 of premium investment in the Term Indexed Fund with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1994; the final premium of $20,000 is received on 2/15/1994.


                                       A3

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FUND ACCOUNT VALUE DURING THE INDEX TERM


      The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 02/15/1994 the Term Index Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1994, the Term Index Fund Account Value increases to $50,000 ($30,000 + $20,000). The term index fund value remains at $50,000 (assuming no withdrawals) until the end of the Index Term, 12/31/2000


CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM

      In the initial index term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the initial premium. In renewal Index Terms, the BOP and EOP Index values will be the same for all contract value allocated to the Term Index Fund.

      The following tables contain the closing S&P 500 Index Values applicable to this Contract:

      --------------------------------------------------------------------
                        BEGINNING OF PERIOD INDEX VALUES
      --------------------------------------------------------------------
                Date                                   S&P 500 Index
      --------------------------------------------------------------------
              1/1/1994                                    465.44
      --------------------------------------------------------------------
             2/15/1994                                    472.52
      --------------------------------------------------------------------

      ----------------------------------------------------------------------------------------------------------------------
                                              END OF PERIOD MONTHIVERSARY INDEX VALUES
      ----------------------------------------------------------------------------------------------------------------------
           Date           S&P 500 Index             Date            S&P 500 Index           Date          S&P 500 Index
      ----------------------------------------------------------------------------------------------------------------------
         2/1/2000            1409.28              3/1/2000             1379.19            4/1/2000           1505.97
      ----------------------------------------------------------------------------------------------------------------------
         5/1/2000            1468.25              6/1/2000             1448.81            7/1/2000           1469.54
      ----------------------------------------------------------------------------------------------------------------------
         8/1/2000            1438.10              9/1/2000             1520.77           10/1/2000           1436.23
      ----------------------------------------------------------------------------------------------------------------------
        11/1/2000            1421.22             12/1/2000             1315.23            1/1/2001           1283.27
      ----------------------------------------------------------------------------------------------------------------------

PREMIUM #1

      1.    Beginning of Term S&P 500 index value = 465.44

      2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 +
            1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

      3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 465.44) / 465.44 = 2.0609

      4. Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0150 * 75%) = 1 + 1.5113 = 2.5457

      5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($30,000 - $0) * (2.5457) = $76,371.


                                       A4

Multi-Rate Index - 134804

PREMIUM #2

      1.    Beginning of Term S&P 500 index value for premium #2 = 472.52

      2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 +
            1421.22 + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

      3. Index Growth for Premium #2 = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 472.52) / 472.52 = 2.0150

      4. Index Return = 1 + Maximum [(Index Growth * Participation Rate), 0] = 1 + (2.0569 * 75%) = 1 + 1.5427 = 2.5113

      5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($20,000 - $0) * (2.5113) = $50,226.

TOTAL END OF TERM FUND ACCOUNT VALUE

      1. End of Term Fund Account Value = Premium #1 End of Term Fund Account Value + Premium #2 End of Term Fund Account Value = $76,371 + $50,226 = $126,597.


                                       A5

Multi-Rate Index - 134804

--------------------------------------------------------------------------------
APPENDIX B
--------------------------------------------------------------------------------

                         ANNUAL INDEXED ACCOUNT EXAMPLES

EXAMPLE #1: FUND ACCOUNT VALUE -- EXAMPLE OF S&P 500 GROWTH

      Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR


      The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1999 through 12/31/1999 the Fund Account Value is equal to $100,000.


CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/1999              1228.10
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/1999              1273.00               3/1/1999              1236.16             4/1/1999              1293.72
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/1999              1354.63               6/1/1999              1294.26             7/1/1999              1380.96
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/1999              1328.05               9/1/1999              1331.07            10/1/1999              1282.81
      ---------------------------------------------------------------------------------------------------------------------------
         11/1/1999              1354.12              12/1/1999              1397.72             1/1/2000              1455.22
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Contract Year S&P 500 index value = 1228.10

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 +
            1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1228.10) /
            1228.10 = 0.0844

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

      5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.0633) = $106,330.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR


      The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 12/31/2000 the Fund Account Value is equal to $106,330.



                                       B1

Multi-Rate Index - 134804

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/2000              1455.22
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/2000              1409.28               3/1/2000               1379.19            4/1/2000              1505.97
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/2000              1468.25               6/1/2000               1448.81            7/1/2000              1469.54
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/2000              1438.10               9/1/2000               1520.77           10/1/2000              1436.23
      ---------------------------------------------------------------------------------------------------------------------------
         11/1/2000              1421.22              12/1/2000               1315.23            1/1/2001              1283.27
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Contract Year S&P 500 index value = 1455.22

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22
            + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1424.66 - 1455.22) / 1455.22, 0] = Maximum [-0.0210, 0] = 0

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0 * 80%), 0.10] = 1 + 0 = 1

      5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($106,330 - $0) * (1.0) = $106,330.

EXAMPLE #2: FUND ACCOUNT VALUE -- EXAMPLE OF S&P 500 GROWTH THAT EXCEEDS CAP

      Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1997. On 01/01/1997, the participation rate is 80%, and the cap is 15%. On renewal on 01/01/1998, the participation rate is 75% and the cap is 12%.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR


      The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1997 through 12/31/1997 the Fund Account Value is equal to $100,000.


CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/1997              737.01
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/1997              786.73               3/1/1997               795.31               4/1/1997             759.64
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/1997              798.53               6/1/1997               846.36               7/1/1997             891.03
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/1997              947.14               9/1/1997               927.58              10/1/1997             955.41
      ---------------------------------------------------------------------------------------------------------------------------
          11/1/1997             938.99              12/1/1997               974.77               1/1/1998             975.04
      ---------------------------------------------------------------------------------------------------------------------------


                                       B2

Multi-Rate Index - 134804

      1.    Beginning of Contract Year S&P 500 index value = 737.01

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (786.73 + 795.31 + 759.64 +
            798.53 + 846.36 + 891.03 + 947.14 + 927.58 + 955.41 + 938.99 +
            974.77 + 975.04) / 12 = 10596.53 / 12 = 883.04

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (883.04 - 737.01) / 737.01 =
            0.1981

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1981* 80%), 0.15] = 1 + Minimum [0.1585,
            0.15] = 1.15

      5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.15) = $115,000.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR


      The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1998 through 12/31/1998 the Fund Account Value is equal to $115,000.


CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
         1/1/1998                975.04
      ---------------------------------------------------------------------------------------------------------------------------
         2/1/1998               1001.27              3/1/1998               1047.70             4/1/1998              1108.15
      ---------------------------------------------------------------------------------------------------------------------------
         5/1/1998               1121.00              6/1/1998               1090.98             7/1/1998              1148.56
      ---------------------------------------------------------------------------------------------------------------------------
         8/1/1998               1112.44              9/1/1998                994.26            10/1/1998               986.39
      ---------------------------------------------------------------------------------------------------------------------------
        11/1/1998               1111.60             12/1/1998               1175.28             1/1/1999              1228.10
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Contract Year S&P 500 index value = 975.04

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1001.27 + 1047.70 + 1108.15 + 1121.00 + 1090.98 + 1148.56 + 1112.44 + 994.26 + 986.39 + 1111.60
            + 1175.28 + 1228.10) / 12 = 13125.73 / 12 = 1093.81

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1093.81 - 975.04) / 975.04, 0] = Maximum [0.1218, 0] = 0.1218

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1218 * 75%), 0.12] = 1 + Minimum [0.0914,
            0.12] = 1.0914

      5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($115,000 - $0) * (1.0914) = $125,511.


                                       B3

Multi-Rate Index - 134804

EXAMPLE #3: FUND ACCOUNT VALUE -- EXAMPLE OF MULTIPLE PREMIUMS

      Assume $50,000 of premium investment in the Annual Indexed Account with an index period of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1999; the final premium of $20,000 is received on 2/15/1999.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR


      The Annual Indexed Fund Account Value during the first Contract year equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1999 through 02/15/1999 the Annual Indexed Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1999, the Annual Indexed Fund Account Value increases to $50,000 ($30,000 + $20,000). The annual indexed fund value remains at $50,000 (assuming no withdrawals) until the end of the first Contract year, 12/31/1999.


CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR

      In the first Contract year, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the date of the initial premium. In subsequent Contract years, the BOP and EOP Index values will be the same for all contract value allocated to the Annual Indexed Fund.

      The following tables contain the closing S&P 500 Index Values applicable to this Contract:

      --------------------------------------------------------------------
                        BEGINNING OF PERIOD INDEX VALUES
      --------------------------------------------------------------------
               DATE                                    S&P 500 INDEX
      --------------------------------------------------------------------
             1/1/1999                                     1228.10
      --------------------------------------------------------------------
            2/15/1999                                     1241.87
      --------------------------------------------------------------------

      ----------------------------------------------------------------------------------------------------------------------
                                              END OF PERIOD MONTHIVERSARY INDEX VALUES
      ----------------------------------------------------------------------------------------------------------------------
           Date           S&P 500 Index             Date            S&P 500 Index           Date          S&P 500 Index
      ----------------------------------------------------------------------------------------------------------------------
          2/1/1999           1273.00              3/1/1999             1236.16            4/1/1999           1293.72
      ----------------------------------------------------------------------------------------------------------------------
          5/1/1999           1354.63              6/1/1999             1294.26            7/1/1999           1380.96
      ----------------------------------------------------------------------------------------------------------------------
          8/1/1999           1328.05              9/1/1999             1331.07           10/1/1999           1282.81
      ----------------------------------------------------------------------------------------------------------------------
         11/1/1999           1354.12             12/1/1999             1397.72            1/1/2000           1455.22
      ----------------------------------------------------------------------------------------------------------------------

PREMIUM #1

      1.    Beginning of Contract Year S&P 500 index value = 1228.10

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 +
            1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1228.10) /
            1228.10 = 0.0844


                                       B4

Multi-Rate Index - 134804

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

      5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($30,000 - $0) * (1.0633) = $31,899.

PREMIUM #2

      1.    Beginning of Contract Year S&P 500 index value = 1241.87

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 + 1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 +
            1354.12 + 1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1241.87) /
            1241.87 = 0.0724

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0724 * 75%), 0.15] = 1 + 0.0543 = 1.0543

      5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($20,000 - $0) * (1.0543) = $21,086.

TOTAL END OF FIRST CONTRACT YEAR FUND ACCOUNT VALUE

      End of Contract Year Annual Indexed Fund Account Value = Premium #1 End of Contract Year Annual Indexed Fund Account Value + Premium #2 End of Contract Year Annual Indexed Fund Account Value = $31,899 + $21,086 = $52,985.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR


      The Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 12/31/2000 the Fund Account Value is equal to $52,985.


CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR

      The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

      ---------------------------------------------------------------------------------------------------------------------------
      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX      MONTHIVERSARY DATE      S&P 500 INDEX
      ---------------------------------------------------------------------------------------------------------------------------
          1/1/2000              1455.22
      ---------------------------------------------------------------------------------------------------------------------------
          2/1/2000              1409.28              3/1/2000               1379.19              4/1/2000             1505.97
      ---------------------------------------------------------------------------------------------------------------------------
          5/1/2000              1468.25              6/1/2000               1448.81              7/1/2000             1469.54
      ---------------------------------------------------------------------------------------------------------------------------
          8/1/2000              1438.10              9/1/2000               1520.77             10/1/2000             1436.23
      ---------------------------------------------------------------------------------------------------------------------------
          11/1/2000             1421.22             12/1/2000               1315.23              1/1/2001             1283.27
      ---------------------------------------------------------------------------------------------------------------------------

      1.    Beginning of Contract Year S&P 500 index value = 1455.22

      2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22
            + 1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66


                                       B5

Multi-Rate Index - 134804

      3. Index Growth = Maximum [(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum [(1424.66 - 1455.22) / 1455.22, 0] = Maximum [-0.0210, 0] = 0

      4. Index Return = 1 + Minimum [(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0 * 80%), 0.10] = 1 + 0 = 1

      5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($52,985 - $0) * (1.0) = $52,985.


                                       B6

Multi-Rate Index - 134804

--------------------------------------------------------------------------------
APPENDIX C
--------------------------------------------------------------------------------


                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT


      Assume $100,000 single premium with a term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips ("I") of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then ask yield for remaining 7 year period U.S. Treasury Strips ("J") is 8%.


CALCULATE THE MARKET VALUE ADJUSTMENT

      1.    N = 2,555 ( 365 x 7 )

      2.    Market Value Adjustment =
            $115,000 x [(1.07/1.0850)^(2,555/365) -1] = -$10,678

      Therefore, the amount paid to you on full surrender ignoring any surrender charge is $104,322 ($115,000 - $10,678).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT


      Assume $100,000 single premium with a term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips ("I") of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then ask yield for remaining 7 year period U.S. Treasury Strips ("J") is 6%.


CALCULATE THE MARKET VALUE ADJUSTMENT

      1.    N = 2,555 ( 365 x 7 )

      2.    Market Value Adjustment =
            $115,000 x [(1.07/1.0650)^(2,555/365) -1] = $3,833

      Therefore, the amount paid to you on full surrender ignoring any surrender charge is $118,833 ($115,000 + $3,833).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT


      Assume $200,000 was allocated to an account with a selected term of 10 years, an initial ask yield for 10 year U.S. Treasury Strips ("I") of 7%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then ask yield for remaining 7 year period U.S. Treasury Strips ("J') is 8%; and that no prior transfers or withdrawals affecting this account have been made.


      First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

      1.    N = 2,555 ( 365 x 7 )

      2.    Amount that must be withdrawn =
            [$128,000/((1.07/1.0850)^(2,555/365))] = $141,102

      Then calculate the Market Value Adjustment on that amount.

      3.    Market Value Adjustment =
            $141,102 x  [(1.07/1.0850)^(2,555/365) -1] = -$13,102


                                       C1

Multi-Rate Index - 134804

      Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, and by the Market Value Adjustment of -$13,102, for a total reduction in the account value of $141,102.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT


      Assume $200,000 was allocated to an account with a selected term of 10 years, and the initial ask yield for 10 year U.S. Treasury Strips ("I") of 7%. Also assume that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then ask yield for remaining 7 year period U.S. Treasury Strips ("J') is 6%; and that no prior transfers or withdrawals affecting this account have been made.


First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

      1.    N = 2,555 ( 365 x 7 )

      2.    Amount that must be withdrawn =
            [$128,000/(1.07/1.0650)^(2,555/365)] = $123,871

     Then calculate the Market Value Adjustment on that amount.

      3.    Market Value Adjustment =
            $123,871 x [(1.07/1.0650)^2,555/365-1] = $4,129

      Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $4,129, for a total reduction in the account value of $123,871.


                                       C2

Multi-Rate Index - 134804

--------------------------------------------------------------------------------
APPENDIX D
--------------------------------------------------------------------------------

                SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLES

EXAMPLE #1: SURRENDER CHARGES -- PARTIAL WITHDRAWAL IN EXCESS OF FREE WITHDRAWAL AMOUNT

The following assumes you made an initial single premium payment of $100,000. It also assumes a withdrawal at the beginning of the fifth contract year of 25% of the contract value. Assume the contract value at the time of the withdrawal is $130,000.00.

In this example, $13,000.00 (10% of the contract value at withdrawal) is the maximum amount that you may withdraw without a surrender charge. The total amount requested is $32,500.00 ($130,000.00 x .25). Therefore, $19,500.00
($32,500.00 - $13,000.00) is considered an excess withdrawal and would be subject to a surrender charge of $812.50 ($19,500 x (1/(1-0.04) - 1)) which would be deducted from the remaining contract value. After the withdrawal, the contract value would be $96,687.50.

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

EXAMPLE #2: SURRENDER CHARGES -- WITHDRAWAL OF FREE WITHDRAWAL AMOUNT FOLLOWED BY FULL SURRENDER 6 MONTHS LATER


The following assumes you made an initial single premium payment of $100,000 and that the contract value at the beginning of the fifth contract year was $130,000.00. It also assumes a free withdrawal at the beginning of the fifth contract year of $13,000.00 (10% of the contract value), followed by a full surrender six months later.


The maximum free withdrawal amount that you may withdraw without a surrender charge is $13,000.00 (10% of the contract value). After the free withdrawal at the beginning of the fifth contract year, the contract value is $117,000.00 ($130,000.00 - $13,000.00).


Assume that 6 months later, the contract is surrendered. Assume also that the contract value has grown to $118,000.00. On full surrender, surrender charges are applied to all amounts withdrawn in that contract year. The cash surrender value is calculated as follows:


      1. The amount previously withdrawn without a charge in that contract year is added back to the contract value to determine the surrender charge.

      2.    The surrender charge is $5,240 [.04 x {$118,000 + $13,000}].

      3. The cash surrender value equals the contract value minus the surrender charge or $112,760 ($118,000 - $5,240).

This example does not take into account any Market Value Adjustment or deduction of any premium taxes.


                                       D1

Multi-Rate Index - 134804

                                   [LOGO] ING


                   ING USA ANNUITY AND LIFE INSURANCE COMPANY

ING USA Annuity and Life Insurance Company is a stock company domiciled in Iowa.


Multi-Rate Index - 134804                                             04/29/2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 10-K

              Annual Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

For the fiscal year ended December 31, 2004
                          -----------------

Commission file number: 333-57212, 333-104539, 333-104546,
                        333-104547, 333-104548, and 333-116137
                        --------------------------------------

                   ING USA Annuity and Life Insurance Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Iowa                                                                 41-0991508
--------------------------------------------------------------------------------
(State or other jurisdiction                                   (IRS employer
 of incorporation or organization)                           identification no.)


1475 Dunwoody Drive, West Chester, Pennsylvania                       19380-1478
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code (610) 425-3400
                                                   --------------

--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Securities registered pursuant to Section 12(b) of Act: None
Securities registered pursuant to Section 12(g) of Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [ X ] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K. Yes [ X ] No [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [ X ]

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 250,000 shares of Common Stock as of March 17, 2005, all of which were directly owned by Lion Connecticut Holdings Inc.

NOTE: WHEREAS ING USA ANNUITY AND LIFE INSURANCE COMPANY MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a) AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION I(2).

                   ING USA Annuity and Life Insurance Company,
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                           Annual Report on Form 10-K
                      For the Year Ended December 31, 2004


                                TABLE OF CONTENTS


Form 10-K
 Item No.                                                                                                  Page
---------                                                                                                  ----
                    PART I

Item 1.             Business**                                                                                3
Item 2.             Properties**                                                                             16
Item 3.             Legal Proceedings                                                                        16
Item 4.             Submission of Matters to a Vote of Security Holders*                                     16

                    PART II

Item 5.             Market for Registrant's Common Equity and Related
                      Stockholder Matters                                                                    17
Item 6.             Selected Financial Data***                                                               18
Item 7.             Management's Narrative Analysis of the Results of Operations and Financial Condition**   19
Item 7A.            Quantitative and Qualitative Disclosures About Market Risk                               45
Item 8.             Financial Statements and Supplementary Data                                              49
Item 9.             Changes in and Disagreements with Accountants on Accounting and Financial Disclosure    100
Item 9A.            Controls and Procedures                                                                 100
Item 9B             Other Information                                                                       100

                    PART III

Item 10.            Directors and Executive Officers of the Registrant*                                     101
Item 11.            Executive Compensation*                                                                 101
Item 12.            Security Ownership of Certain Beneficial Owners and Management*                         101
Item 13.            Certain Relationships and Related Transactions*                                         101
Item 14.            Principal Accountant Fees and Services                                                  101

                    PART IV

Item 15.            Exhibits and Financial Statement Schedules                                              104
                    Index on Financial Statement Schedules                                                  110
                    Signatures                                                                              114


* Item omitted pursuant to General Instruction I(2) of Form 10-K, except as to Part III, Item 10 with respect to compliance with Sections 406 and 407 of the Sarbanes Oxley Act of 2002.
**   Item prepared in accordance with General Instruction I(2) of Form 10-K.
*** Although item may be omitted pursuant to Georgia Instruction I(2) of Form 10-K, the Company has provided certain disclosure under this Item.

                                     PART I

Item 1.   Business (Dollar amounts in millions, unless otherwise stated)

          Organization of Business

          ING USA Annuity and Life Insurance Company ("ING USA" or the "Company"), a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion" or "Parent"), is a stock life insurance company organized under the laws of the State of Iowa.

          Lion is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING". ING USA is authorized to conduct its insurance business in the District of Columbia and all states except New York. ING USA was domiciled as a life insurance company under the laws of the State of Delaware until December 31, 2003 and has been domiciled in Iowa since January 1, 2004.

          On January 1, 2004 (the "Merger Date"), the Company simultaneously redomesticated from Delaware to Iowa, changed its name from Golden American Life Insurance Company ("Golden American") to ING USA Annuity and Life Insurance Company, and merged the following affiliates into the Company: Equitable Life Insurance Company of Iowa ("Equitable Life"), USG Annuity & Life Company ("USG"), and United Life & Annuity Insurance Company ("ULA") (collectively, the "Merger Companies"). Prior to the Merger Date, the Company was a wholly-owned subsidiary of Equitable Life. Equitable Life merged its affiliate, Ameribest Life Insurance Company ("AMB"), a life insurance company domiciled in Georgia, into its operations on January 1, 2003.

          Description of Business

          ING's U.S.-based operations offer a broad range of life insurance, annuities, mutual funds, employee benefit, defined contribution, guaranteed investment contracts and funding agreements. For the year ended December 31, 2004, ING's U.S.-based operations were ranked sixth in sales of variable annuities according to data published by Morningstar and sixth in sales of fixed annuities according to data published by LIMRA International Inc. ("LIMRA"). The Company serves as one of the primary vehicles through which ING's U.S.-based operations write this fixed and variable annuity business. According to LIMRA's fourth quarter 2004 sales report on Stable Value and Funding Agreement products, ING's U.S.-based operations were ranked fifth in market share for funding agreement contracts, and tenth for traditional general account guaranteed investment contracts, in terms of total assets.

          The Company offers various insurance products including immediate and deferred variable and fixed annuities. The Company's annuity products are distributed by national wirehouses, regional securities firms, independent National Association of Securities Dealers, Inc. ("NASD") firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations, and the ING broker-dealer network. The Company's primary annuity customers are retail consumers.

          The Company also offers guaranteed investment contracts and funding agreements primarily to institutional investors and corporate benefit plans. These products are directly sold by home office personnel or through specialty insurance brokers to institutional purchasers.

          The Company previously provided interest-sensitive, traditional and variable life insurance, and health insurance products. The Company no longer issues these products. The life insurance business is in run-off and the Company has ceded to other insurers all health insurance.

          See "Reserves" for a discussion of the Company's reserves by product type.

          The Company has one operating segment, ING U.S. Financial Services ("USFS") which offers the products described below.

          Products and Services

          The Company offers a portfolio of immediate and deferred fixed and variable annuities designed to address customer needs for tax-advantaged savings, retirement needs, and wealth-protection concerns.

          The fixed annuities offered by the Company are General Account products and include single premium immediate, multi-year guaranteed, annual reset, and equity index annuities. For these contracts, the principal amount is guaranteed, and for a specified time period, the Company credits interest to the customer's account at a fixed interest rate. The Company's major source of income from fixed annuities is the spread between the investment income earned on the underlying General Account assets and the interest rate credited to customers' accounts. The Company bears the investment risk because, while the Company credits customers' accounts with a stated interest rate, the Company cannot be certain the investment income earned on the General Account assets will exceed that rate. With respect to indexed annuities, the Company hedges the equity risk exposure by purchasing derivative instruments on the relevant equity index.

          The variable annuities offered by the Company are savings vehicles in which contract owner deposits are recorded and primarily maintained in Separate Accounts established for the Company and registered with the Securities and Exchange Commission ("SEC") as a unit investment trust. Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate Account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant under a contract, in shares of mutual funds which are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates. Variable annuity deposits are allocated to various subaccounts established within the Separate Account. Each subaccount represents a different investment option into which the contractowner may allocate deposits. The account value of a variable annuity contract is equal to the aggregate value of the subaccounts selected by the contractowner (including the value allocated to any fixed account) less fees and expenses. The Company offers investment options for its variable annuities covering a wide range of investment styles, including large, mid and small cap equity funds, as well as fixed income alternatives. Unlike fixed annuities, variable annuity contract owners bear the risk of investment gains and losses associated with the selected investment allocation. The Company, however, offers certain guaranteed death and living benefits (described below) under which it bears specific risks associated with these products. Many of the variable annuities issued by ING USA are combination variable and fixed deferred annuity contracts under which some or all of the deposits may be allocated by the contract owner to a fixed account available under the contract. The Company's major source of income from variable annuities is the base contract mortality fee and expense fees and guaranteed living and death benefit rider fees charged to the customer, less the cost of administering the product, as well as the cost of providing for the guaranteed living and death benefits.

          The Company sells variable annuity contracts that offer one or more of the following guaranteed death benefits and living benefits:

          Guaranteed Minimum Death Benefits ("GMDB"): The Company has offered the following guaranteed death benefits:

          - Standard - This guarantees that upon the death of the annuitant the death benefit will be no less than the premiums paid by the contractowner net of any contract withdrawals.
          - Ratchet - This guarantees that upon the death of the annuitant the death benefit will be no less than the greater of (1) Standard or (2) the maximum anniversary (or quarterly) value of the variable annuity.
          - Rollup (7% or 5.5% Solution) - This guarantees that upon the death of the annuitant the death benefit will be no less than the aggregate premiums paid by the contractowner accruing interest at 7% or 5.5% per annum, subject to a maximum cap on the account value. (The Company has discontinued this option for new sales.)
          - Combo (Max 7) - This guarantees that upon the death of the annuitant the death benefit will be no less than the greater of
               (1) Ratchet or (2) Rollup.

          At December 31, 2004, the guaranteed value of these death benefits in excess of account values was estimated to be $2.5 billion, before reinsurance, which was a $0.4 billion decrease from the estimated $2.9 billion at December 31, 2003. The decrease was primarily driven by the improved equity markets in 2004. For contracts issued prior to January 1, 2000, most contracts with enhanced death benefit guarantees were reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits. For contracts issued after December 31, 1999, the Company has instituted an equity hedging program in lieu of reinsurance, to mitigate the risk produced by the guaranteed death benefits. The equity hedging program is based on the Company entering into derivative positions to offset exposures to guaranteed minimum death benefits due to adverse changes in the equity markets. At December 31, 2004, the guaranteed value of minimum guaranteed death benefits in excess of account values, net of reinsurance, was estimated to be $1.4 billion, of which $748.7 is projected to be covered by the Company's equity hedging program, consistent with the

          Company's exposure as of December 31, 2003. As of December 31, 2004, the Company has recorded a liability of $66.9, net of reinsurance, representing the estimated net present value of the Company's future obligation for guaranteed minimum death benefits in excess of account values. The liability increased $0.5 from $66.5 at December 31, 2003, mainly due to the increase in fee income collected from customers used to fund the reserve exceeding the decrease in the reserve, due to the improved equity markets during 2004. The liability is recorded in accordance with the provisions of the Financial Accounting Standards Board ("FASB") Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" ("SOP 03-1").

          Guaranteed   Living   Benefits:   The  Company  offers  the  following
          guaranteed living benefits:

          - Guaranteed Minimum Income Benefit ("GMIB") - This guarantees a minimum income payout, exercisable each contract anniversary on or after the 10th rider anniversary. This type of living benefit is the predominant selection in the Company's sales of variable annuities.
          - Guaranteed Minimum Withdrawal Benefit ("GMWB") - This guarantees that annual withdrawals of up to 7% of eligible premiums may be made until eligible premiums previously paid by the contractowner are returned, regardless of account value performance. The new 2004 GMWB rider (ING Principal Guard) provides reset and step-up features, which provide, in certain instances, for increases in the amount available for withdrawal.
          - Guaranteed Minimum Accumulation Benefit ("GMAB") - Guarantees that the account value will be at least 100% of the premiums paid by the contractowner after 10 years (GMAB10) or 200% after 20 years (GMAB20).

          At December 31, 2004, the guaranteed value of these living benefits in excess of account values was estimated to be $269.7, which is a decrease of $38.5 from an estimated $308.2 at December 31, 2003. The decrease was primarily driven by the improved equity markets during 2004. All living benefits are covered by the Company's equity hedging program. As of December 31, 2004, the Company has recorded a liability of $40.3 representing the estimated net present value of its future obligation for living benefits in excess of account values. The liability increased $26.4 from $13.9 at December 31, 2003, mainly due to the increase in fee income collected from customers used to fund the reserve exceeding the decrease in the reserve, due to the improved equity market during 2004. For GMIBs, the liability is recorded in accordance with the provisions of SOP 03-1. For GMABs and GMWBs, the liability is held at fair value in accordance with Statement of Financial Accounting Standards ("FAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities".

          Variable annuity contracts containing guaranteed death and living benefits expose the Company to equity risk. An increase in the value of the equity markets will increase account values for these contracts, thereby decreasing the Company's risk associated with the MGDBs, GMIBs, GMWBs, and GMABs. A decrease in the equity markets, that causes a decrease in the account values, will increase the possibility that the Company may be required to pay amounts to customers due to guaranteed death and living benefits.

          The Company also is a provider of institutional investment products, primarily guaranteed investment contracts and funding agreements, collectively referred to as "GICs," issued to the stable value market and other institutional customers. The Company intends to issue GICs to one or more special purpose vehicles, which sell notes to institutional and retail investors in order to fund the purchase of those GICs. The Company profits from the sale of GICs by earning income in excess of the amount credited to the customer accounts less the cost of administering the product.

          Historically, the Company has provided interest-sensitive, traditional and variable life insurance, and health insurance. All health insurance has been ceded to other insurers and new policies are no longer written. The Company ceased the issuance of life insurance policies in 2001, and all life insurance business is currently in run-off. A certain portion of the assets held in the general account are dedicated to funding this block of business.

          Strategy, Method of Distribution, and Principal Markets

          The Company believes longer life expectancies, an aging population, and growing concern over the stability and availability of the Social Security system have made retirement planning a priority for many Americans. The target market for the Company's annuity products is primarily individuals, while the target market for GICs is primarily institutional investors and corporate benefit plans.

          The principal distribution channels of the Company's variable and fixed annuities include national wirehouses, regional securities firms, independent NASD firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations, and the ING broker-dealer network. GICs are distributed primarily to institutional investors and corporate benefit plans through direct sales by home office personnel or through specialty insurance brokers.

          The Company markets its variable annuities primarily on the underlying guarantee features, positioning the product line as a risk management tool for clients and advisors. Indexed annuities are marketed primarily based on underlying guarantee features coupled with consumer-friendly product designs offering the potential for equity market upside potential. The Company also offers fixed annuities offering a guaranteed interest rate or annuity payment suitable for clients seeking a stable return.

          The Company also utilizes sales inducements as part of its distribution strategy for annuities. Sales inducements represent benefits paid to contractowners for a specified period that are incremental to the amounts the Company credits on similar contracts and are higher than the contract's expected ongoing crediting rates for periods after the inducement.

The Company continued to expand distribution systems during 2004 and 2003. The Company believes that broad-based distribution networks are key to realizing a growing share of the wealth accumulation marketplace. The Company plans to establish new relationships and implement strategies to increase penetration with key distributors in existing channels. Other than Morgan Stanley which produced approximately 6% of annuity sales and ING Advisors Network (a group of broker-dealers affiliated with the Company) which produced approxmiately 13% of annuity sales, no other broker or agency firm accounted for more than 5% of sales of the Company's annuity products in 2004.

          The Company is not dependent upon any single customer and no single customer accounted for 10% or more of revenue in 2004.

          Assets Under Management

          A substantial portion of the Company's fees or other charges and margins are based on assets under management. Assets under management are principally affected by net deposits (i.e., annuity premiums and GIC deposits less surrenders), investment performance (i.e., interest credited to customer accounts for fixed options or market performance for variable options), and customer retention. The Company's customer assets under management, that support fixed and variable annuities, were as follows:


                                                         December 31,
                                                  2004                2003
                                           -----------------   -----------------
           Variable annuities                 $ 25,847.0          $ 19,448.0
           Fixed annuities                      17,160.2            15,625.0
           GICs                                  1,797.4               425.4
                                           -----------------   -----------------
           Total                              $ 44,804.6          $ 35,498.4
                                           =================   =================

          Competition

          The annuity competitive environment remains intense and is dominated by a number of large, highly-rated insurance companies. Increasing competition within the retirement savings business from traditional insurance carriers, as well as banks and mutual fund companies, offers consumers many choices. The Company's annuity products compete in the annuity market principally on the basis of investment performance, product design, brand recognition, financial strength ratings, distribution capabilities, levels of charges and credited rates, reputation, and customer service.

          The Company competes in the GIC market primarily on the basis of its capital markets, product structuring, and risk management expertise, as well as its brand recognition and financial strength ratings. Other competitors in this market include other life insurance companies, as well as banks and other financial institutions.

          Reserves

          The Company records as liabilities actuarially-determined reserves that are calculated to meet the Company's future obligations under its variable annuity, fixed annuity, GIC products, and other insurance products.

          Reserves for deferred annuity investment contracts and immediate annuity without life contingent payouts equal cumulative deposits, less charges and withdrawals, plus credited interest thereon (reserve interest rates vary by product up to 10.0% for the years 2004, 2003, and 2002).

          Reserves for immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue, and policy duration. For the years 2004, 2003, and 2002, reserve interest rates ranged from 3.0% to 8.0%. Mortality and withdrawal rate assumptions are based on relevant Company experience and are periodically reviewed against both industry standards and experience.

          As discussed above under "Products and Services," the Company has established reserves for the guaranteed death and living benefits included in variable annuities.

          Reserves for GICs are calculated using the amount deposited with the Company, less withdrawals, plus interest accrued to the ending valuation date. Interest on these contracts is accrued by a predetermined index plus a spread or a fixed rate, established at contract issuance.

          Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. In addition, the Company holds reserves as required for SOP 03-1 for certain products with anticipated losses in later policy durations. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of contractowners and related expenses less the present value of future net premiums.

          As of December 31, 2004, ING USA's $47,707.7 of life and annuity insurance reserves (general and separate account), and deposit-type funds were comprised of each type of the following products:


                                               Reserves           % of Total
                                           -----------------   -----------------
          Variable and Fixed Annuity          $ 43,271.9               90.7%
          GICs                                   3,060.1                6.4%
          Other                                  1,375.7                2.9%
                                           =================   =================
          Total                               $ 47,707.7              100.0%
                                           =================   =================

          The Other category primarily consists of relatively small closed blocks of health insurance products and interest-sensitive, universal, and traditional life insurance products.

          Reinsurance Arrangements

          The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses from its life and annuity insurance businesses. Reinsurance permits recovery of a portion of losses, although it does not discharge the Company's liability as the direct insurer of the risks. Reinsurance treaties are structured as yearly renewable term, coinsurance, or modified coinsurance. All treaties are closed for new business, including variable annuity guarantees and the life business in force under those treaties is in run-off. Thus, the Company is currently not selecting new reinsurers. If in a position to select a reinsurer, the Company would primarily base its selection on the financial strength of the reinsurer. The Company currently has no significant concentration with reinsurers. The Company has $1.3 billion of reinsurance related to GICs with its affiliate, Security Life of Denver Insurance Company ("Security Life"), and has a minimal level of other affiliate reinsurance.

          One of the main risks reinsured by the Company is the GMDB on its variable annuity policies issued prior to January 1, 2000. For contracts issued after December 31, 1999, the Company hedges its exposure due to these products. Other reinsurance contracts coinsure life, accident and health, and annuity businesses. The Company continually monitors and evaluates the financial strength and credit ratings of its reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company's Balance Sheets.

          Investment Overview and Strategy

          The Company's investment strategy involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as prepayment options and interest rate options embedded in collateralized mortgage obligations and call options embedded in corporate bonds. The investment management function is centralized under ING Investment Management LLC ("IIM"), an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within the Company.

          The Company's general account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk, and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities, which are reported with bonds, based on Standard & Poor's ratings classifications.

          The Company's use of derivatives is limited mainly to hedging purposes to reduce the Company's exposure to cash flow variability of assets and liabilities, interest rate risk, and market risk. See "Liquidity and Capital Resources - Derivatives" for further discussion of the Company's use of derivatives.

          Ratings

          On December 15, 2004, Standard & Poor's reaffirmed its AA (Very Strong) counterparty credit and financial strength rating of ING's primary U.S. insurance operating companies ("ING U.S."), including the Company. Standard & Poor's also on this date revised the outlook on the core insurance operating companies from negative to stable, reflecting ING's commercial position and diversification, financial flexibility, reduced capital leverage, and improved profitability. The outlook revisions recognize ING's progress in setting a more focused and decisive strategic direction and implementing more integrated financial management across banking and insurance. On February 9,

          2005, Standard & Poor's assigned its A-1+ short-term counterparty credit rating to the Company. Standard & Poor's noted that the ratings are based on the Company's status as a core member of ING U.S.

          On December 17, 2004, Moody's Investor's Service, Inc. ("Moody's") issued a credit opinion affirming the financial strength rating of ING U.S., including the Company, of Aa3 (Excellent) with a stable outlook. The rating is based on the strong implicit support and financial strength of the parent company, ING. Furthermore, Moody's noted that ING U.S. has built a leading market share in the domestic individual life insurance, annuity, and retirement plan businesses. ING U.S. enjoys product diversity, further enhancing its credit profile through the use of these multiple distribution channels.

          On December 22, 2004, A.M. Best Company, Inc. ("A.M. Best") reaffirmed the financial strength rating of A+ (Superior) of ING U.S., including the Company, while maintaining its negative outlook for ING U.S. These rating actions follow ING's announcement of its intention to sell Life Insurance Company of Georgia ("LOG"), as well as the conclusion of A.M. Best's review of ING's plan to exit the U.S. individual reinsurance business. ING closed the transaction to exit the U.S. individual life reinsurance business on December 31, 2004 and the sale of LOG is expected to be completed during the second quarter of 2005, subject to regulatory approval. Neither of these transactions directly impact the Company.

          Regulation

          The Company's operations are subject to comprehensive regulation throughout the United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with broad authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate the investment activities of insurance companies on the basis of quality, diversification, and other quantitative criteria. The Company's operations and accounts are subject to examination at regular intervals by certain of these regulators.

          ING USA is subject to the insurance laws of the state in which it is organized and of the other jurisdictions in which it transacts business. The primary regulator of the Company's insurance operations is the Division of Insurance for the State of Iowa. Among other matters, these agencies may regulate premium rates, trade practices, agent licensing, policy forms, underwriting and claims practices, minimum interest rate to be credited to fixed annuity customer accounts, and the maximum interest rates that can be charged on policy loans.

          The SEC, NASD and, to a lesser extent, the states, regulate sales and investment management activities and operations of the Company. Generally, the Company's variable annuity products and certain of its fixed annuities are registered as securities with the SEC. Regulations of the SEC, Department of Labor ("DOL") and Internal Revenue Service
          also impact certain of the Company's annuity, life insurance, and other investment products. These products may involve separate accounts and mutual funds registered under the Investment Company Act of 1940.

          Insurance Holding Company Laws

          A number of states regulate affiliated groups of insurers such as the Company under holding company statutes. These laws, among other things, place certain restrictions on transactions between affiliates such as dividends and other distributions that may be paid to the Company's parent corporation.

          Insurance Company Guaranty Fund Assessments

          Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

          The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company has estimated this liability to be $13.8 and $18.4 as of December 31, 2004 and 2003, respectively and has recorded a reserve. The Company has also recorded an asset of $3.7 and $0.6 as of December 31, 2004 and 2003, respectively, for future credits to premium taxes for assessments already paid.

          For information regarding certain other potential regulatory changes relating to the Company's businesses, see "Risk Factors" in Item 1 - Business.

          Employees

          The Company had 1,204 employees as of December 31, 2004, primarily focused on managing the product distribution, marketing, customer service, and product and financial management of the Company and certain of its affiliates. The Company also makes use of other services provided by ING North America Insurance Corporation and other affiliates. These services include underwriting and new business processing, actuarial, risk management, human resources, investment management, finance, information technology, and legal and compliance services. The affiliated companies are reimbursed for the Company's use of various services and facilities under a variety of intercompany agreements.

          Risk Factors

          In addition to the normal risks of business, the Company is subject to
          significant  risks  and  uncertainties,   including  those  which  are
          discussed below.

               The Company's efforts to reduce the impact of interest rate changes on its profitability and financial condition may not be effective

          The Company attempts to reduce the impact of changes in interest rates on the profitability and financial condition of its fixed annuity operations. The Company accomplishes this reduction primarily by managing the duration of its assets relative to the duration of its liabilities. During a period of rising interest rates, annuity contract surrenders and withdrawals may increase as customers seek to achieve higher returns through other financial products. Despite its efforts to reduce the impact of rising interest rates, the Company may be required to sell assets to raise the cash necessary to respond to such surrenders and withdrawals, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require the Company to accelerate amortization of policy acquisition costs relating to these contracts, which would further reduce its net income.

          During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that the Company owns, which would force it to reinvest the proceeds at lower interest rates. For some of its products, such as guaranteed investment contracts and funding agreements, the Company is unable to lower the rate it credits to customers in response to the lower return it will earn on its investments. In addition, certain of its products provide a minimum rate which the Company must credit to its customers. Therefore, it may be more difficult for the Company to maintain its desired spread between the investment income it earns and the interest it credits to its customers, thereby reducing its profitability.

               Equity market volatility could negatively impact the Company's profitability and financial condition

          The sales and profitability of certain of the Company's annuity products which provide returns based on equities or equity indices could be impacted by declines in the equity markets. Generally, sales of equity-linked annuity products, including variable annuities, decrease when equity markets decline over an extended period of time. The amount of fees the Company receives on its variable annuity products is based on the account values of the separate accounts which support such variable earnings. A decline in the equity markets will likely result in a decrease in such account values and therefore a decrease in the fees the Company receives on its variable annuities. In addition, certain of its products provide guarantees which are related to the equity markets. A sustained decline in the equity markets will increase the Company's exposure to such guarantees, while at the same time it is receiving less fees from such products. The Company tries to minimize its exposure to these guarantees through reinsurance and other risk management strategies, including the Company's hedging program. The Company's future profitability may be negatively impacted by its failure to successfully minimize these risks, which could result from a number of efforts, including the failure of a reinsurer or other counterparty to make payments due to the Company, the unavailability or increase in costs of such reinsurance or other risk management strategies, and the Company's inability to implement an effective risk management strategy. To the extent that the actual performance of the equity markets and the Company's expectations of future performance decrease its future profit expectations, the Company may be required to accelerate the amount of deferred policy acquisition cost amortization in a given period, potentially negatively impacting its net income in a period.

               A downgrade in any of the Company's ratings may, among other things, increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, any of which could adversely affect its profitability and financial condition

          Ratings are important factors in establishing the competitive position of insurance companies. A downgrade, or the potential for such a downgrade, of any of the Company's ratings could, among other things:

          |X| Materially increase the number of annuity contract surrenders and withdrawals;

          |X|  Result in the termination of relationships  with  broker-dealers,
               banks,  agents,  wholesalers,   and  other  distributors  of  the
               Company's products and services; and

          |X| Reduce new sales of certain products including annuities, GICs and other investment products.

          Any of these consequences could adversely affect the Company's profitability and financial condition.

          Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions, and circumstances outside the rated company's control. In addition, rating organizations may employ different models and formulas to assess financial strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models, general economic conditions, or circumstances outside the Company's control could impact a rating organizations' judgment of its rating and the subsequent rating it assigns the Company. The Company cannot predict what actions rating organizations may take, or what actions it may be required to take in response to the actions of rating organizations, which could adversely affect the Company.

               The Company's ability to grow depends in large part upon the continued availability of capital

          Lion has recently contributed significant amounts of capital to the Company to support its sales activities. The Company has also used capital primarily to support sales growth and also to strengthen reserves associated with its annuity products. Although the equity markets have had positive performance recently, deterioration in these markets could lead to further capital consumption from guaranteed benefits related to policy liabilities. There is no formal obligation or requirement for Lion to contribute capital to the Company. Therefore, although the Company believes it has sufficient capital to fund its immediate growth and capital needs, the amount of capital required and the amount of capital available can vary from period to period due to a variety of circumstances, some of which are neither predictable nor foreseeable, nor necessarily within its control. A lack of sufficient capital could hinder the Company's ability to grow.

               The Company's investment portfolio is subject to several risks that may diminish the value of its invested assets and adversely affect its sales, profitability and the investment returns credited to certain of its customers

          The Company's investment portfolio is subject to several risks, including, among other things:

          |X| The Company may experience an increase in defaults or delinquency in the investment portfolios, including the commercial mortgage loan portfolio.
          |X| The Company may have greater difficulty selling privately placed fixed maturity securities, commercial mortgage loans, and real estate investments at attractive prices, in a timely manner, or both, because they are less liquid than its publicly traded fixed maturity securities.
          |X| During periods of declining interest rates, borrowers may prepay or redeem prior to maturity (i) mortgages that back certain mortgage backed securities and (ii) bonds with embedded call options that the Company owns which would force it to reinvest the proceeds received at lower interest rates.
          |X| Environmental liability exposure may result from the Company's commercial mortgage loan portfolio and real estate investments.
          |X| The Company may experience losses in its commercial mortgage loan portfolio as a result of economic downturns or losses attributable to natural disasters in certain regions.
          |X| The Company may experience volatility of earnings to the extent that the derivative positions entered into by the Company do not qualify for hedge accounting under GAAP.

          Any of these consequences may diminish the value of the Company's invested assets and adversely affect its sales, profitability, or the investment returns credited to its customers.

               Changes in regulation in the United States may reduce the Company's profitability

          The Company's insurance business is subject to comprehensive regulation and supervision throughout the United States by both state and federal regulators. The primary purpose of state regulation of the insurance business is to protect contractowners, and not necessarily to protect other constituencies such as creditors or investors. State insurance regulators, state attorneys general, the National Association of Insurance Commissioners, the SEC, and the NASD
          continually  reexamine  existing laws and  regulations  and may impose changes in the future. Changes in federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulation, and federal taxation could lessen the advantages of certain of the Company's products as compared to competing products, or possibly result in the surrender of some existing contracts and policies or reduced sales of new products and, therefore, could reduce the Company's profitability.

          The insurance industry has recently become the focus of greater regulatory scrutiny due to questionable business practices relating to trading and pricing within the mutual fund and variable annuity industries, allegations related to improper special payments, price-fixing, conflicts of interest and improper accounting practices, and other misconduct alleged by and initiatives of the New York Attorney General, state insurance departments, and in related litigation. As a result, a large number of insurance companies, including certain ING affiliatesand the Company, have been requested to provide information to regulatory authorities. In some cases this regulatory scrutiny has led to new proposed legislation regulating insurance companies, regulatory penalties, and related litigation. At this time, the Company does not believe that any such regulatory scrutiny will materially impact it; however, the Company cannot guarantee that new laws, regulations, or other regulatory action aimed at the business practices under scrutiny would not adversely affect its business. The adoption of new laws or regulations, enforcement action or litigation, whether or not involving the Company, could influence the manner in which it distributes its insurance products, which could adversely impact the Company.

Item 2.   Properties

          The Company's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania, 19380-1478. The Company's annuity operations and customer service center are located at 909 Locust Street, Des Moines, Iowa 50309. All Company office space is leased or subleased by the Company or its other affiliates. The Company pays substantially all expenses associated with its leased and subleased office properties. Affiliates within ING's U.S. operations provide the Company with various management, finance, investment management, and other administrative services, from facilities located at 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327-4390. The affiliated companies are reimbursed for the Company's use of these services and facilities under a variety of intercompany agreements.

Item 3.   Legal Proceedings

          The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

Item 4.   Submission of Matters to a Vote of Security Holders

          Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

Item 5.   Market for Registrant's  Common Equity and Related  Stockholder
          Matters
          (Dollar amounts in millions, unless otherwise stated)

          There is no public trading market for the Company's common stock. As of January 1, 2004, all of the Company's outstanding common stock was owned by its parent, Lion, as a result of the affiliate mergers described in Part I, Item 1. All of the outstanding common stock of Lion is owned by ING AIH, whose ultimate parent is ING. As of December 31, 2003, prior to the merger, all of the Company's common stock was owned by Equitable Life, a wholly owned subsidiary of Lion.

          The Company's ability to pay dividends to its parent is subject to the prior approval of the Iowa Division of Insurance for payment of any dividend, which, when combined with other dividends paid within the preceding twelve months, exceeds the greater of (1) ten percent (10%) of the Company's statutory surplus at the prior year end or (2) the Company's prior year statutory net gain from operations. The Company did not pay any dividends on its common stock during 2004 or 2002. During 2003, the Company paid $12.4 in dividends on its common stock to its Parent.

          During 2004, 2003, and 2002, ING USA received capital contributions of $230.0, $88.7, and $456.3, respectively, from Lion. Lion has recently contributed significant amounts of capital to the Company to support its sales activities. The Company has also used capital primarily to support sales growth and also to strengthen reserves associated with its annuity products.

Item 6.   Selected  Financial Data
          (Dollar  amounts in millions  unless  otherwise stated)

                   ING USA ANNUITY AND LIFE INSURANCE COMPANY
                    3-YEAR SUMMARY OF SELECTED FINANCIAL DATA


                                                                       2004         2003*         2002*
                                                                 -----------------------------------------
          OPERATING RESULTS
          Net investment income                                    $ 1,023.9       $ 974.6       $ 989.3
          Fee income                                                   566.7         397.7         295.7
          Premiums                                                      22.8          26.0          36.8
          Net realized capital gains (losses)                           57.6         106.9        (196.5)
          Total revenue                                              1,673.8       1,509.0       1,141.6
          Interest credited and other benefits to
            contractowners                                           1,134.0         925.7         848.0
          Amortization of deferred policy acquisition
            costs and value of business acquired                       186.8         347.9         302.0
          Income (loss) before cumulative effect of
            change in accounting principle                              92.9          57.3        (116.1)
          Cumulative effect of change in accounting
            principle, net of tax                                       (1.0)            -      (1,298.4)
          Net income (loss)                                             91.9          57.3      (1,414.5)

          FINANCIAL POSITION
          Total investments                                       $ 22,882.7    $ 19,844.6    $ 18,413.4
          Assets held in separate accounts                          24,746.7      18,220.1      12,052.4
          Total assets                                              52,417.6      41,097.4      33,460.1
          Future policy benefits and claims reserves                22,961.0      19,400.5      18,404.9
          Liabilities related to separate accounts                  24,746.7      18,220.1      12,052.4
          Notes to affiliates                                          435.0          85.0          85.0
          Total shareholder's equity                                 2,774.5       2,528.0       2,339.5


          * These amounts have been restated due to the merger that occurred on January 1, 2004, which was accounted for in a manner similar to a pooling-of-interests.

Item 7. Management's Narrative Analysis of the Results of Operations and Financial Condition
          (Dollar amounts in millions, unless otherwise stated)

          Overview

          The following narrative analysis of the results of operations presents a review of ING USA Annuity and Life Insurance Company ("ING USA" or "the Company") for each of the three years ended December 31, 2004, 2003, and 2002 and financial condition as of December 31, 2004 versus December 31, 2003. This item should be read in its entirety and in conjunction with the selected financial data, financial statements and related notes and other supplemental data which can be found under
          Part II, Item 6 and Item 8 contained herein.

          Forward-Looking Information/Risk Factors

          In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

          Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments, and industry consolidation. Others may relate to the Company specifically, such as litigation, regulatory action, and risks associated with the Company's investment portfolio, such as changes in credit quality, price volatility and liquidity. Investors are also directed to consider other risks and uncertainties discussed in "Risk Factors" in Item 1 contained herein and in other documents filed by the Company with the SEC. Except as may be required by the federal securities laws, the Company disclaims any obligation to update forward-looking information.

          Basis of Presentation

          ING USA Annuity and Life Insurance Company ("ING USA" or the "Company"), a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion" or "Parent"), is a stock life insurance company organized under the laws of the State of Iowa.

          Lion is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands, with American Depository Shares on the New York Stock Exchange under the symbol "ING". ING USA is authorized to do business in the District of Columbia and all states except New York. ING USA was domiciled as a life insurance company under the laws of the State of Delaware until December 31, 2003 and has been domiciled as such in Iowa since January 1, 2004.

          On January 1, 2004 (the "Merger Date"), the Company simultaneously redomesticated from Delaware to Iowa, changed its name from Golden American Life Insurance Company to ING USA Annuity and Life Insurance Company, and merged the following affiliates into the Company:
          Equitable Life Insurance Company of Iowa ("Equitable Life"), USG Annuity & Life Company ("USG"), and United Life & Annuity Insurance Company ("ULA") (collectively, the "Merger Companies"). Prior to the merger date, ING USA was a wholly-owned subsidiary of Equitable Life. Equitable Life merged its affiliate, Ameribest Life Insurance Company ("AMB"), a life insurance company domiciled in Georgia, into its operations on January 1, 2003.

          Statement of Financial Accounting Standards ("FAS") No. 141, "Business Combinations", excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations", provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The Balance Sheets and Statements of Operations give effect to the consolidation transactions as if they had occurred on December 31, 2003 and January 1, 2002, respectively.

          Critical Accounting Policies

          General

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends, and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be materially adversely affected by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

          The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability: reserves, other-than-temporary impairment testing, amortization of deferred policy acquisition costs and value of business acquired, and valuation of derivatives instruments. In developing these estimates, management makes subjective and complex judgments that are inherently uncertain and subject to material changes as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the financial statements.

          Reserves

          The Company establishes and carries actuarially determined reserves which are calculated to meet its future obligations. Reserves are calculated using mortality and withdrawal rate assumptions based on relevant Company experience and are periodically reviewed against both industry standards and experience. Changes in or deviations from the assumptions used can significantly affect the Company's reserve levels and related future operations.

          Future policy benefits and claims reserves include reserves for universal life insurance contracts, traditional life insurance contracts, immediate and deferred annuities with life contingent payouts, and guaranteed investment contracts ("GICs").

          Reserves for deferred annuity investment contracts and immediate annuity without life contingent payouts are equal to cumulative deposits less charges and withdrawals, plus credited interest thereon (reserve interest rates vary by product up to 10.0% for 2004, 2003, and 2002).

          Reserves for immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity plan type, year of issue, and policy duration. For 2004, 2003, and 2002, reserve interest rates ranged from 3.0% to 8.0%.

          Certain variable annuity contracts offer guaranteed minimum death benefits ("GMDB"), as well as guaranteed living benefits. The GMDB is provided in the event the customer's account value at death is below the guaranteed value. Guaranteed living benefits offered include guaranteed minimum income benefits, guaranteed minimum withdrawal benefits, and guaranteed minimum accumulation benefits. See Item I, Business, "Products and Services", for a description of the guaranteed living benefits. Although the Company reinsures or hedges a significant portion of the death and living benefit guarantees associated with its in force business, declines in the equity market may increase the Company's net exposure to the death and living benefits under these contracts.

          Reserves for GICs are calculated using the amount deposited with the Company, less withdrawals, plus interest accrued to the ending valuation date. Interest on these contracts is accrued by a predetermined index plus a spread or a fixed rate, established at the issue date of the contract.

          Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. In addition, the Company holds reserves as required for Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Separate Accounts", for certain products with anticipated losses in later policy durations. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of contractowners and related expenses less the present value of future net premiums.

          Other-Than-Temporary Impairment Testing

          The Company's accounting policy requires that a decline in the value of an investment below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If so, the investment is deemed to be other-than-temporarily impaired, and a charge is recorded in net realized capital losses equal to the difference between fair value and the amortized cost basis of the investment. The fair value of the other-than-temporarily impaired investment becomes its new cost basis.

          In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date. When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

          The evaluation of other-than-temporary impairments included in the Company's general account is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include the length of time and extent to which the fair value has been less than amortized cost, changes in general economic conditions, the issuer's financial condition or near-term recovery prospects, and the effects of changes in interest rates.

          Amortization of Deferred Policy Acquisition Costs and Value of Business Acquired

          Deferred policy acquisition costs ("DAC") represent policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and agency expenses, related to the production of new and renewal business.

          Value of business acquired ("VOBA") represents the outstanding value of in force business capitalized and amortized in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

          The amortization methodology used for DAC and VOBA varies by product type. Statement of Financial Accounting Standards ("FAS") No. 60, "Accounting and Reporting by Insurance Enterprises," applies to traditional life insurance products, primarily whole life and term life insurance contracts. Under FAS No. 60, DAC and VOBA are amortized over the premium payment period, in proportion to the premium revenue recognized.

          FAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments" applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments. DAC related to guaranteed investment contracts, however, are amortized on a straight-line basis over the life of the contract.

          Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

          Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs a quarterly and annual analysis of DAC and VOBA for the annuity and life businesses, respectively. The DAC and VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

          At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking"), retroactively to the date of the policy or contract issuance. The cumulative unlocking is recognized as a component of current period amortization. In general, increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

          Analysis of DAC/VOBA-Annuity

          The variance in amortization expense in 2004 versus 2003 was impacted by SOP 03-1. In prior years, amortization of inducements was included in amortization of DAC and VOBA. Beginning in 2004, sales inducement amortization is included as a component of benefit expense in accordance with SOP 03-1. Therefore, the decrease in amortization of DAC and VOBA is partially related to 2004 sales inducement amortization being included in interest credited instead of amortization of DAC and VOBA. Also contributing to the decrease is the improved market performance during 2003, which lowered the amortization rate for 2004. Amortization expense in 2003 was higher than 2002 due in part to the poor equity market performance in 2002, which increased the amortization rate in 2003, as well as to the amortization of acquisition costs related to increased sales of fixed annuities during 2002. 2003 was the first full year of amortization for this block of acquisition costs. Also impacting amortization of DAC and VOBA are unlocking adjustments discussed below.

          The actual separate account market return exhibited by the variable deposits invested in mutual funds associated with the Company's liabilities in 2004 exceeded the long-term assumption, thereby producing deceleration of DAC/VOBA amortization of $6.6, before tax. As a part of the regular analysis of DAC/VOBA, at the end of the first quarter of 2004, the Company modified its assumptions regarding the future rate of spread income on some of its fixed annuity liabilities. The assumption modification was in the direction of lower spread income, and produced an acceleration of DAC/VOBA amortization of $5.0, before tax. Similar regular analysis of DAC/VOBA at the end of the third quarter of 2004 included unlocking of the Company's assumptions regarding contractowner withdrawal behavior. Based on experience studies, assumed rates of full surrender for both fixed and variable annuities and rates of partial withdrawal of account balance for variable annuities were all modified downward, producing a deceleration of DAC/VOBA amortization of $4.2, before tax. The combined effect of the three factors of actual variable return for 2004 exceeding long-term assumptions, modification of future spread income expectations, and modification of expectations regarding future withdrawal behavior was a deceleration of DAC/VOBA amortization totaling $5.8, before tax, or $3.8, net of $2.0 of federal income tax expense.

          The Company reset long-term return assumptions for the separate account to 8.5% from 9.0% (gross before fund management fees and mortality and expense and other policy charges) as of December 31, 2003, reflecting a blended return of equity and other sub-accounts. The largest component of the 2003 unlocking adjustment comprised a deceleration of DAC/VOBA amortization totaling $41.3, before tax. This component was primarily driven by improved market performance. The Company also unlocked assumptions regarding future lapse rates for fixed annuities during the analysis at the end of the third quarter of 2003, resulting in an acceleration of DAC/VOBA amortization of $6.0, before tax. In each of the regular analyses of DAC/VOBA at the end of the third and fourth quarters of 2003, expectations regarding yields on assets backing fixed annuity liabilities were revised downward, resulting in respective accelerations of DAC/VOBA amortization measuring $2.1, before tax and $6.0, before tax. The combined effect of all unlocking in 2003 was a deceleration of DAC/VOBA amortization totaling $27.2, before tax, or $17.7, net of $9.5 of federal income tax expense.

          As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account return to 9.0% (gross before fund management fees, and mortality and expense and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The largest component of the 2002 unlocking adjustment comprised an acceleration of DAC/VOBA amortization totaling $91.5, before tax. This component was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. The Company also unlocked assumptions regarding future lapse and partial withdrawal rates for fixed annuities during the analysis at the end of the third quarter of 2002, resulting in an acceleration of DAC/VOBA amortization measuring $2.0, before tax. During the regular analysis at the end of the fourth quarter of 2002, expectations regarding the assets backing the fixed annuity liabilities were revised to reflect higher anticipated default rates. This fourth quarter adjustment resulted in an acceleration of DAC/VOBA amortization of $8.0, before tax. The combined effect of all unlocking adjustments in 2002 was an acceleration of DAC/VOBA amortization totaling $101.5 before tax, or $66.0, net of $35.5 of federal income tax benefit.

          Analysis DAC/VOBA - Life

          As part of the regular analysis of DAC/VOBA for the life insurance block, at the end of each of the years ended December 31, 2004, 2003, and 2002, the Company unlocked due to assumption changes related primarily to mortality, lapse, expense, and interest amounts. The impact of unlocking on the amortization of DAC/VOBA was a decrease of $1.2 in 2004, an increase of $6.0 in 2003, and an increase of $5.2 in 2002.

          Valuation of Derivative Instruments

          Derivative instruments are reported at fair value and are obtained internally from the derivative accounting system. Embedded derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models or market quotations. Guaranteed minimum withdrawals benefits ("GMWBs") and guaranteed minimum accumulation benefits ("GMABs") represent an embedded derivative liability in the variable annuity contract that are required to be reported separately from the host variable annuity contract. GMWBs and GMABs are carried at fair value based on actuarial assumptions related to projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning contractowner behavior. Estimating cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns, and discount rates.

          Results of Operations

          Year ended December 31, 2004 compared to year ended December 31, 2003

          Net Income: Net income increased by $34.6 to $91.9 for 2004 from $57.3 for 2003. The increase in income is primarily the result of higher fee income and lower amortization of DAC and VOBA, partially offset by higher benefits to contractowners, operating expenses, and taxes.

          Net Investment Income: Net investment income from general account assets increased by $49.3 to $1,023.9 for 2004 from $974.6 for 2003. The increase in net investment income is partially due to higher fixed assets under management due to higher net cash flows into fixed products. Also contributing to the increase was a rise in income on derivatives, specifically interest rates swaps and call options, which are used to manage interest rate and equity risk. Partially offsetting the increase in income is a rise in investment management fees and decline in yields.

          Fee Income: Fee income increased by $169.0 to $566.7 for 2004 from $397.7 for 2003. The increase is primarily due to a $6.2 billion increase in the average variable annuity assets under management by the Company resulting from continued growth in sales related to the Company's variable annuity product lines and equity market performance in 2003 and 2004. Also contributing to the increase in fee income were sales of products with higher charges for living benefits during 2004.

          Premiums: Premiums, primarily related to traditional life insurance products, decreased by $3.2 to $22.8 for 2004 from $26.0 for 2003. This decrease in premium is primarily related to this line of business being in run-off since 2001.

          Net Realized Capital Gains (Losses): Net realized capital gains decreased by $49.3 to $57.6 for 2004 from $106.9 for 2003. The decrease in gains is primarily due to rising interest rates in 2004 and a decline in other-than-temporary impairments. In an increasing rate environment, the market value of fixed maturities in the portfolios decreases, which in turn, results in lower realized gains upon sale.

          Interest Credited and Other Benefits to Contractowners: Interest credited and other benefits to contractowners increased by $208.3 to $1,134.0 for 2004 from $925.7 for 2003. The increase is primarily related to: (i) an increase in the cost of guaranteed benefits mainly due to an increase in average variable assets under management in 2004; (ii) higher fixed annuity deposits and GICs which resulted in higher interest credited to contractowner accounts; and (iii) the amortization of deferred sales inducements are included in this line item in 2004 in accordance with SOP 03-1. In 2003 and 2002, the amortization of deferred sales inducements is included in the amortization of DAC and VOBA.

          Amortization of DAC and VOBA: Amortization of DAC and VOBA decreased by $161.1 to $186.8 for 2004 from $347.9 for 2003. In prior years, amortization of deferred sales inducements is included in amortization of DAC and VOBA. Beginning in 2004, deferred sales inducement amortization is included as a component of interest credited and other benefits in accordance with SOP 03-1. Therefore, the decrease in amortization of DAC and VOBA is partially related to 2004 deferred sales inducement amortization of $65 being included in interest credited and other benefits instead of amortization of DAC and VOBA. Also contributing to the decrease is the improved market performance during 2003, which lowered the amortization rate for 2004.

          Income Tax Expense (Benefit): Income tax expense increased by $81.5 to $80.7 for 2004 from a benefit of $(0.8) for 2003. The increase is primarily due to the increase in pre-tax income in 2004 and the establishment of a valuation allowance due to clarifying tax guidance. Also contributing to the increase is a decrease in the dividend received deduction.

          Year ended December 31, 2003 compared to year ended December 31, 2002

          Net Income (Loss): Net income (loss) increased by $1,471.8 to $57.3 for 2003 from a loss of $(1,414.5) for 2002. This increase is primarily due to the 2003 cumulative effect of change in accounting principle, an increase in fee income and net realized capital gains, partially offset by an increase in interest credited and other benefits to contractowners, amortization of DAC/VOBA, and a decrease in the income tax benefit.

          Net Investment Income: Net investment income from general account assets decreased by $14.7 to $974.6 for 2003 from $989.3 for 2002. This decrease was primarily due to a rise in losses on derivatives due to a loss on futures trading in 2003 to mitigate exposure to GICs. Partially offsetting this decrease is a rise in investment income driven by increased assets under management, and a reduction in losses related to other derivatives. Other derivative losses decreased primarily due to an increase in gains on derivative products hedging the Company's exposure in its indexed annuities, reflecting the improved market environment in 2003 over 2002.

          Fee Income: Fee income increased by $102.0 to $397.7 for 2003 from $295.7 for 2002. The increase is mainly due to a $3.0 billion increase in average variable annuity assets under management by the Company, resulting from the growth in sales related to the Company's variable annuity product lines, and growth in the percentage of customers choosing products with higher charges for living benefits.

          Premiums: Premiums decreased by $10.8 to $26.0 for 2003 from $36.8 for 2002. This decrease is related to the lapse, surrender, or pay-up of policies in the closed block of participating life business, which was closed to new sales during 2001.

          Net Realized Capital Gains (Losses): Net realized capital gains increased by $303.4 to $106.9 for 2003 from a loss of $(196.5) for 2002. The increase is primarily due to the declining interest rates in 2003. In a declining rate environment, the market value of fixed maturities in the portfolios increases, which in turn, results in higher realized gains upon sale. Also contributing to the increase is a rise in realized gains on derivatives due to changes in the value of open derivative contracts.

          Interest Credited and Other Benefits to Contractowners: Interest credited and other benefits to contractowners increased $77.7 to $925.7 for 2003 from $848.0 for 2002. This increase is primarily due to an increase in interest credited on higher average fixed annuity assets under management due to increased sales of fixed annuity products during 2002 and 2003.

          Amortization of DAC and VOBA: The amortization of DAC and VOBA increased by $45.9 to $347.9 for 2003 from $302.0 for 2002. This increase is due in part to the poor equity market performance in 2002, which increased the amortization rate in 2003, as well as to the amortization of acquisition costs related to increased sales of fixed annuities during 2002. 2003 was the first full year of amortization for this block of acquisition costs.

          Cumulative Effect of Change in Accounting Principle: The 2002 cumulative effect of the change in accounting principle reflects the Company's adoption of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("FAS") No. 142, "Goodwill and Other Intangible Assets". The adoption of this standard resulted in a goodwill impairment loss of $1,298.4, net of $699.1 of income taxes, related to prior acquisitions. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization.

          Income Tax Expense (Benefit): Income tax benefit decreased $59.4 to $(0.8) for 2003 from $(60.2) for 2002. This decrease is primarily driven by the change in pre-tax income and utilization of operations and capital loss carryforwards in 2003. Offsetting those decreases is an increase in the dividend received deduction and a benefit related to refinement of the Company's method of calculating deferred tax inventories.

          Financial Condition

          Investments

          Investment Strategy

          The Company's investment strategy for its general account investments involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as convexity risk on collateralized mortgage obligations and call options. The investment management function is centralized under ING Investment Management LLC ("IIM"), an affiliate of the Companypursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within the Company.

          The Company invests its general account primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk, and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities that are reported with bonds, based on Standard & Poor's ratings classifications.

          For a discussion of the Company's use of derivatives, see "Liquidity and Capital Resources - Derivatives."

          Portfolio Composition

          The following table presents the investment portfolio at December 31, 2004 and 2003.


                                                              2004                           2003
                                                 ----------------------------   ----------------------------
                                                    Fair Value         %           Fair Value         %
                                                 -----------------  ---------   -----------------  ---------
          Fixed maturities, including
            securities pledged                      $ 18,597.8        81.3%       $ 16,097.8          81.1%
          Equity securities                               35.3         0.2%            120.2           0.6%
          Mortgage loans on real estate                3,851.8        16.8%          3,388.7          17.1%
          Real estate                                      1.8         0.0%              4.5           0.0%
          Policy loans                                   169.0         0.7%            177.1           0.9%
          Short-term investments                           6.9         0.0%              0.3           0.0%
          Other investments                              220.1         1.0%             56.0           0.3%
                                                 -----------------  ---------   -----------------  ---------
                                                    $ 22,882.7       100.0%       $ 19,844.6         100.0%
                                                 =================  =========   =================  =========

          Fixed Maturities

          Fixed maturities available-for-sale as of December 31, 2004 were as follows:


                                                                           Gross            Gross
                                                         Amortized       Unrealized       Unrealized          Fair
                                                           Cost            Gains            Losses            Value
                                                     ---------------  --------------   --------------  ---------------
          Fixed maturities:
          U.S. government and government
            agencies and authorities                      $ 464.0           $ 1.8            $ 1.1          $ 464.7
          State, municipalities and political
            subdivisions                                     20.7               -              0.8             19.9
          U.S. corporate securities:
            Public utilities                              1,796.9            78.4              8.9          1,866.4
            Other corporate securities                    6,292.4           243.5             22.7          6,513.2
                                                     ---------------  --------------   --------------  ---------------
          Total U.S. corporate securities                 8,089.3           321.9             31.6          8,379.6
                                                     ---------------  --------------   --------------  ---------------
          Foreign securities:
            Government                                      518.9            24.2              2.2            540.9
            Other                                         2,571.2            97.7             11.5          2,657.4
                                                     ---------------  --------------   --------------  ----------------
          Total foreign securities                        3,090.1           121.9             13.7          3,198.3
                                                     ---------------  --------------   --------------  ----------------

          Residential mortgage-backed securities          3,440.3            43.9             22.4          3,461.8
          Commercial mortgaged-backed securities          1,107.8            34.9              3.0          1,139.7
          Other asset-backed securities                   1,934.2            14.3             14.7          1,933.8
                                                     ---------------  --------------   --------------  ----------------
          Total fixed maturities, including fixed
            maturities pledged                           18,146.4           538.7             87.3         18,597.8
          Less: fixed maturities pledged                  1,100.5             9.8              1.7          1,108.6
                                                     ---------------  --------------   --------------  ----------------
          Fixed maturities                             $ 17,045.9         $ 528.9           $ 85.6       $ 17,489.2
                                                     ===============  ==============   ==============  ================


          Fixed maturities available-for-sale as of December 31, 2003 were as follows:


                                                                           Gross            Gross
                                                         Amortized       Unrealized       Unrealized        Fair
                                                           Cost            Gains            Losses          Value
                                                     ---------------  --------------   --------------  ---------------
          Fixed maturities:
          U.S. government and government
            agencies and authorities                  $    195.5          $   2.0          $   0.1      $    197.4
          State, municipalities and political
            subdivisions                                    31.7                -              2.5            29.2

          U.S. corporate securities:
            Public utilities                             1,341.2             84.3              8.0         1,417.5
            Other corporate securities                   6,246.4            300.9             33.7         6,513.6
                                                     ---------------  --------------   --------------  ----------------
          Total U.S. corporate securities                7,587.6            385.2             41.7         7,931.1
                                                     ---------------  --------------   --------------  ----------------

          Foreign securities:
            Government                                     487.1             21.7              3.9           504.9
            Other                                        1,984.4             96.0             24.1         2,056.3
                                                     ---------------  --------------   --------------  ----------------
          Total foreign securities                       2,471.5            117.7             28.0         2,561.2
                                                     ---------------  --------------   --------------  ----------------

          Residential mortgage-backed securities         3,247.0             66.7             21.8         3,291.9
          Commercial mortgaged-backed securities           774.2             45.8              2.1           817.9
          Other asset-backed securities                  1,273.0             17.2             21.1         1,269.1

          Total fixed maturities, including fixed
            maturities pledged                          15,580.5            634.6            117.3        16,097.8
          Less: fixed maturities pledged                   555.5              6.4              2.8           559.1
                                                     ---------------  --------------   --------------  ----------------
          Total fixed maturities                      $ 15,025.0          $ 628.2          $ 114.5      $ 15,538.7
                                                     ===============  ==============   ==============  ================


          It is management's objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company's portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The average quality rating of the Company's fixed maturities portfolio was A+ at December 31, 2004 and December 31, 2003. Ratings are calculated using a rating hierarchy that considers S&P, Moody's, and internal ratings.

          Total fixed maturities by quality rating category, including fixed maturities pledged to creditors, were as follows at December 31, 2004 and 2003:


                         2004                         2003
                       ---------------------------   ---------------------------
                           Fair          % of           Fair           % of
                          Value          Total          Value         Total
                       ---------------  ----------   --------------  -----------
          AAA              $ 6,542.5       35.2%        $ 5,690.2        35.3%
          AA                   865.3        4.7%            760.8         4.7%
          A                  4,035.7       21.7%          3,427.4        21.3%
          BBB                6,325.2       34.0%          5,369.8        33.4%
          BB                   710.7        3.8%            642.4         4.0%
          B and below          118.4        0.6%            207.2         1.3%
                       ---------------  ----------   --------------  -----------
          Total           $ 18,597.8      100.0%       $ 16,097.8       100.0%
                       ===============  ==========   ==============  ===========

                                       30

          95.6% and 94.7% of the fixed maturities were invested in securities rated BBB and above (Investment Grade) at December 31, 2004 and 2003, respectively.

          Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

          Total fixed maturities by market sector, including fixed maturities pledged to creditors, were as follows at December 31, 2004 and 2003:


                                                                  2004                         2003
                                                      ---------------------------   ---------------------------
                                                          Fair          % of           Fair           % of
                                                          Value         Total          Value          Total
                                                      ---------------  ----------   --------------  -----------
          U.S. Corporate                               $   8,399.5       45.2%        $ 7,960.3        49.5%
          Residential mortgage-backed                      3,461.8       18.6%          3,291.9        20.5%
          Commercial/multifamily mortgage-backed           1,139.7        6.1%            817.9         5.0%
          Foreign(1)                                       3,198.3       17.2%          2,561.2        15.9%
          U.S. Treasuries/Agencies                           464.7        2.5%            197.4         1.2%
          Asset-backed                                     1,933.8       10.4%          1,269.1         7.9%
                                                      ---------------  ----------   --------------  -----------
          Total                                        $  18,597.8      100.0%       $ 16,097.8       100.0%
                                                      ===============  ==========   ==============  ===========
          (1)Primarily U.S. dollar denominated


          The amortized cost and fair value of fixed maturities as of December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.


                                                  Amortized          Fair
                                                     Cost            Value
                                               ---------------  ---------------
          Due to mature:
           One year or less                     $    336.8       $    341.5
           After one year through five years       4,066.3          4,151.2
           After five years through ten years      4,209.5          4,403.0
           After ten years                         3,051.6          3,166.9
           Mortgage-backed securities              4,548.0          4,601.4
           Other asset-backed securities           1,934.2          1,933.8
          Less: fixed maturities pledged           1,100.5          1,108.6
                                               ---------------  ----------------
          Fixed maturities, excluding
            fixed maturities pledged            $ 17,045.9       $ 17,489.2
                                               ===============  ================

          The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004.

          At December 31, 2004 and 2003, fixed maturities with fair values of $11.9 and $20.1, respectively, were on deposit as required by regulatory authorities.

          The Company is a member of the Federal Home Loan Bank of Des Moines ("FHLB") and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. At December 31, 2004 and 2003, respectively, the Company had $376.3 and $125.3 in non-putable funding agreements issued to FHLB. At December 31, 2004 and 2003, respectively, assets with a carrying value of approximately $422.0 and $148.2 collateralized the funding agreements issued to the FHLB. Collateralized assets are included in fixed maturities in the Balance Sheets.

          Mortgage Loans

          Mortgage loans, primarily commercial mortgage loans, totaled $3,851.8 at December 31, 2004 and $3,388.7 at December 31, 2003. These loans are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect on all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows, cash flows from the loan (discounted at the loan's effective interest rate), or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write down charged to realized loss. At December 31, 2004 and 2003, the Company had no allowance for mortgage loan credit losses.

          Unrealized Losses

          Fixed maturities, including securities pledged to creditors, comprise 81.3% and 81.1% of the Company's total investment portfolio at December 31, 2004 and 2003, respectively. Unrealized losses related to fixed maturities are analyzed in detail in the following tables.

          Fixed maturities, including securities pledged to creditors, in unrealized loss positions for Investment Grade ("IG") and Below Investment Grade ("BIG") securities by duration were as follows at December 31, 2004 and 2003:


                                                              2004                                      2003
                                             ----------------------------------------  ----------------------------------------
                                                       % of IG              % of IG              % of IG              % of IG
                                                IG      and BIG      BIG     and BIG       IG     and BIG     BIG      and BIG
                                             --------- ---------  --------- ---------  --------- --------- ---------  ---------
          Less than six months below
            amortized cost                    $ 26.6     30.5%      $ 0.6      0.7%     $ 24.9     21.2%     $ 1.3       1.1%
          More than six months
            and less than twelve months
            below amortized cost                28.0     32.0%        1.9      2.2%       64.1     54.7%       5.3       4.5%
          More than twelve months
            below amortized cost                26.1     29.9%        4.1      4.7%       10.1      8.6%      11.6       9.9%
                                             --------- ---------  --------- ---------  --------- --------- ---------  ---------
          Total unrealized loss               $ 80.7     92.4%      $ 6.6      7.6%     $ 99.1     84.5%    $ 18.2      15.5%
                                             ========= =========  ========= =========  ========= ========= =========  =========


          Of the unrealized losses less than 6 months in duration of $27.2, there were $12.3 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $14.9 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $1,560.4.

          Of the unrealized losses more than 6 months and less than 12 months in duration of $29.9, there were $16.9 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $13.0 as of December 31, 2004, relates to securities under the guidance prescribed in EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $768.8.

          Of the unrealized losses more than 12 months in duration of $30.2, there were $18.0, in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $12.2 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $222.8.

          Fixed maturities, including securities pledged to creditors, in unrealized loss positions by market sector and duration were as follows at December 31, 2004:


                                                                            Commercial/
                                                            Residential    Multi-family               U.S.
                                                   U.S.      Mortgage-       Mortgage-             Treasuries/   Asset-
                                                Corporate     Backed          Backed      Foreign   Agencies     Backed     Total
                                              ------------  ------------  -------------  --------- ----------  --------- -----------
          Less than six months below
            amortized cost                      $  8.7        $ 11.4         $ 1.3         $ 2.6     $ 1.0       $ 2.2     $ 27.2
          More than six month and less than
            twelve months below
            amortized cost                        15.4           6.8           1.4           1.5         -         4.8       29.9
          More than twelve months
            below amortized cost                   8.3           4.1           0.3           9.6       0.1         7.8       30.2
                                              ------------  ------------  -------------  --------- ----------  --------- -----------
          Total unrealized loss                 $ 32.4        $ 22.3         $ 3.0        $ 13.7     $ 1.1      $ 14.8     $ 87.3
                                              ============  ============  =============  ========= ==========  ========= ===========


          Other-Than-Temporary Impairments

          The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

          In addition, the Company invests in structured securities that meet the criteria of EITF Issue No. 99-20 as described in "Critical Accounting Policies - Other-Than-Temporary Impairment Testing". Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the last remeasurement date.

          When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

          The following table identifies the Company's other-than-temporary impairments by type as of December 31:


                                                            2004                         2003                        2002
                                               ---------------------------- ---------------------------- ---------------------------
                                                                  No. of                       No. of                      No. of
                                                  Impairment    Securities     Impairment    Securities    Impairment    Securities
                                               --------------- ------------ --------------- ------------ -------------- ------------
          U.S. Corporate                         $     -            -          $   23.7           16       $    0.1            1
          Residential mortgage-backed                9.1           88              81.3          173           81.3          125
          Foreign                                    8.5            4              11.5            2            8.5            3
          Asset-backed                              11.5            6               5.8            7           31.1           14
          Equity                                       -            -                 -            -              -            1
          Limited partnerships                       2.2            1                 -            -              -            -
                                               --------------- ------------ --------------- ------------ -------------- ------------
          Total                                  $  31.3           99          $  122.3          198       $  121.0          144
                                               =============== ============ =============== ============ ============== ============


          Net Realized Capital Gains and Losses

          Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption, as well as losses incurred due to the impairment of investments. Net realized capital gains (losses) on investments were as follows:

                                                                                Year ended December 31,
                                                                       2004               2003                2002
                                                                -----------------  ------------------  -----------------
          Fixed maturities                                           $ 44.0             $ 108.7           $ (105.9)
          Equity securities                                             6.4                 0.2                0.1
          Derivatives                                                   9.3                 1.7              (92.0)
          Real estate                                                     -                (3.4)               1.7
          Other                                                        (2.1)               (0.3)              (0.4)
                                                                -----------------  ------------------  -----------------
          Pretax net realized capital gains (losses)                 $ 57.6             $ 106.9           $ (196.5)
                                                                =================  ==================  =================
          After-tax net realized capital gains (losses)              $ 37.4             $  69.5           $ (127.7)
                                                                =================  ==================  =================


          Liquidity and Capital Resources

          Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

          Sources and Uses of Liquidity

          The Company's principal sources of liquidity are annuity premiums and product charges, GIC deposits, investment income, proceeds from the maturing and sale of investments, proceeds from debt issuance, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, payments under guaranteed death and living benefits, investment purchases, repayment of debt, as well as contract maturities, withdrawals and surrenders.

          The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. For a description of the Company's asset/liability management, see Item 7A, "Quantitative and Qualitative Disclosures About Market Risk."

          Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company maintains a reciprocal loan agreement with ING America Insurance Holding Company, Inc. ("ING AIH") whereby either party can borrow from the other up to 3% of the Company's total admitted assets, a $100 revolving note facility with Bank of New York, and a $125 revolving note facility with SunTrust Bank, which expires on July 30, 2005. The Company has no outstanding balance under any of these facilities as of December 31, 2004 and 2003. Management believes that these sources of liquidity are adequate to meet the Company's short-term cash obligations.

          The Company is a member of the FHLB and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. At December 31, 2004 and 2003, respectively, the Company had $376.3 and $125.3 in non-putable funding agreements issued to FHLB. At December 31, 2004 and 2003, respectively, assets with a carrying value of approximately $422.0 and $148.2 collateralized the funding agreements issued to the FHLB. Assets pledged to the FHLB are included in fixed maturities in the Balance Sheets.

          Capital Contributions

          During 2004, 2003 and 2002, ING USA received capital contributions of $230.0, $88.7, and $456.3, respectively. Lion has recently contributed significant amounts of capital to the Company to support its sales activities. The Company has also used capital primarily to support sales growth and also to strengthen reserves associated with its annuity products.

          Separate Accounts

          Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate Account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract, in shares of mutual funds which are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates. Variable annuity premiums are allocated to various subaccounts established within the separate account. Each subaccount represents a different investment option into which the contract owner may allocate premiums. The account value of a variable annuity contract is equal to the aggregate value of the subaccounts selected by the contract owner (including the value allocated to any fixed account) less fees and expenses. The Company offers investment options for its variable annuities covering a wide range of investment styles, including large, mid and small cap equity funds, as well as fixed income alternatives. Therefore, unlike fixed annuities, under variable annuities contractowners bear the risk of investment gains and losses associated with the selected investment allocation. The Company, however, offers certain guaranteed death and living benefits (described below) under which it bears specific risks associated with these products. Many of the variable annuities issued by ING USA are combination variable and fixed deferred annuity contracts under which some or all of the premiums may be allocated by the contractowner to a fixed account available under the contract. The Company's major source of income from variable annuities is the base contract mortality fee and expense fees and guaranteed living and death benefit rider fees charged to the customer, less the cost of administering the product as well as the cost of providing for the guaranteed living and death benefits.

          Minimum Guarantees

          The Company sells variable annuity contracts that offer one or more of the following guaranteed death benefits and living benefits:

          Guaranteed Minimum Death Benefits ("GMDB"): The Company has offered the following guaranteed death benefits:

          - Standard - This guarantees that upon the death of the annuitant the death benefit will be no less than the premiums paid by the contractowner net of any contract withdrawals.
          - Ratchet - This guarantees that upon the death of the annuitant the death benefit will be no less than the greater of (1) Standard or (2) the maximum anniversary (or quarterly) value of the variable annuity.
          - Rollup (7% or 5.5% Solution) - This guarantees that upon the death of the annuitant the death benefit will be no less than the aggregate premiums paid by the contractowner accruing interest at 7% or 5.5% per annum, subject to a maximum cap on the account value. (The Company has discontinued this option for new sales.)
          - Combo (Max 7) - This guarantees that upon the death of the annuitant the death benefit will be no less than the greater of
               (1) Ratchet or (2) Rollup.

          At December 31, 2004, the guaranteed value of these death benefits in excess of account values was estimated to be $2.5 billion before reinsurance, which was a $0.4 billion decrease from the estimated $2.9 billion at December 31, 2003. The decrease was primarily driven by the improved equity markets in 2004. For contracts issued prior to January 1, 2000, most contracts with enhanced death benefit guarantees were reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits. For contracts issued after December 31, 1999, the Company has instituted an equity hedging program in lieu of reinsurance, to mitigate the risk produced by the guaranteed death benefits. The equity hedging program is based on the Company entering into derivative positions to offset exposures to guaranteed minimum death benefits due to adverse changes in the equity markets. At December 31, 2004, the guaranteed value of minimum guaranteed death benefits in excess of account values, net of reinsurance, was estimated to be $1.4 billion, of which $748.7 is projected to be covered by the Company's equity hedging program. These amounts are consistent with December 31, 2003. As of December 31, 2004, the Company has recorded a liability of $66.9, net of reinsurance, representing the estimated net present value of the Company's future obligation for guaranteed minimum death benefits in excess of account values. The liability increased $0.5 from $66.5 at December 31, 2003, mainly due to the increase in fees used to fund the reserve exceeding the decrease in the reserve, due to the improved equity markets during 2004. The liability is recorded in accordance with the provisions of SOP 03-1.

          Guaranteed   Living   Benefits:   The  Company  offers  the  following
          guaranteed living benefits:

          - Guaranteed Minimum Income Benefit ("GMIB") - This guarantees a minimum income payout, exercisable each contract anniversary on or after the 10th rider anniversary. This type of living benefit is the predominant selection in the Company's sales of variable annuities.
          - Guaranteed Minimum Withdrawal Benefit - This guarantees that annual withdrawals of up to 7% of eligible premiums may be made until eligible premiums previously paid by the contractowner are returned, regardless of account value performance. The new 2004 GMWB rider (ING Principal Guard) provides reset and step-up features, which provide, in certain instances, for increases in the amount available for withdrawal.
          - Guaranteed Minimum Accumulation Benefit - Guarantees that the account value will be at least 100% of the premiums paid by the contractowner after 10 years (GMAB10) or 200% after 20 years (GMAB20).

          At December 31, 2004, the guaranteed value of these living benefits in excess of account values was estimated to be $269.7, which is a decrease of $38.5 from an estimated $308.2 at December 31, 2003. The decrease was primarily driven by the improved equity markets during 2004. All living benefits are covered by the Company's equity hedging program. As of December 31, 2004, the Company has recorded a liability of $40.3 representing the estimated net present value of its future obligation for living benefits in excess of account values. The liability increased $26.4 from $13.9 at December 31, 2003, mainly due to the increase in fees used to fund the reserve exceeding the decrease in the reserve, due to the improved equity market in 2004. For GMIBs, the liability is recorded in accordance with the provisions of SOP 03-1. For GMABs and GMWBs, the liability is held at fair value in accordance with FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities".

          Variable annuity contracts containing guaranteed death and living benefits expose the Company to equity risk. An increase in the value of the equity markets will increase account values for these contracts, thereby decreasing the Company's risk associated with the GMDBs, GMIBs, GMWBs, and GMABs. A decrease in the equity markets, that causes a decrease in the account values, will increase the possibility that the Company may be required to pay amounts to customers due to guaranteed death or living benefits.

          Derivatives

          The Company's use of derivatives is limited mainly to hedging purposes to reduce the Company's exposure to cash flow variability of assets and liabilities, interest rate risk, and market risk. These derivatives are not accounted for using hedge accounting treatment under FAS No. 133, as the Company does not seek hedge accounting treatment. The Company enters into interest rate and currency contracts, including swaps, caps, floors, options, and futures, to reduce and manage risks associated with changes in value, yield, price, cash flow, or exchange rates of assets or liabilities held or intended to be held. The Company also purchases options on equity indexes to reduce and manage risks associated with its equity-index annuity products. Changes in the fair value of open derivative contracts are recorded in net realized capital gains and losses. Derivatives are included in other investments on the Balance Sheets.

          The Company also had investments in certain fixed maturity instruments and retail annuity products that contain embedded derivatives, including those whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets or, credit ratings/spreads. Changes in the fair value of embedded derivatives are recorded in net realized capital gains (losses) in the Statements of Operations. Embedded derivatives within securities are included in fixed maturities on the Balance Sheets. Embedded derivatives within retail annuity products are included in future policy benefits and claims reserves on the Balance Sheets.

          Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

          Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2004 and 2003, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $175.3 and $154.0, respectively.

          As  of  December  31,  2004,  the  Company  had  certain   contractual
          obligations due over a period of time as summarized in the following table:


                                                                         Payments due by Period
                                                 ----------------------------------------------------------------------
                                                                 Less than                                   More than
          Contractual Obligations                    Total        1 Year        1-3 Years      3-5 Years      5 Years
          -------------------------------------  ------------  ------------  --------------  ------------  ------------
          Long-Term Debt                           $ 1,266.4      $   28.2      $     56.3     $    56.4     $ 1,125.5
          Operating Lease Obligations                   77.6           7.8            15.4          15.0          39.4
          Purchase Obligations                         175.3         175.3               -             -             -
          Reserves for Insurance Obligations        55,581.9       6,332.4        10,978.8      10,201.3      28,069.4
                                                 ------------  ------------  --------------  ------------  ------------
          Total                                    $57,101.2      $6,543.7      $ 11,050.5     $10,272.7     $29,234.3
                                                 ============  ============  ==============  ============  ============


          The Company's long-term debt, including interest, consists of the following:

          |X| A surplus note in the principal amount of $35.0 and the related interest payable, to its affiliate, Security Life of Denver Insurance Company. As of December 31, 2004, the outstanding principal, interest rate, and maturity date of the surplus note are $35.0, 7.98%, and December 7, 2029, respectively.

          |X| Surplus notes in the aggregate principal amount of $400.0 and the related interest payable to its affiliates, ING Life Insurance and Annuity Company ("ILIAC"), ReliaStar Life, and Security Life of Denver International Limited ("SLDI"). As of December 31, 2004, the aggregate amount of outstanding principal, interest rate, and maturity date of these surplus notes are $400.0, 6.26%, and December 29, 2034, respectively.

          Operating lease obligations relate to the rental of office space under various non-cancelable operating lease agreements that expire through May 2017.

          Purchase obligations consist primarily of commitments to purchase investments during 2005.

          Reserves for insurance obligations consist of actuarially determined amounts required for the Company to meet its future obligations under its variable annuity, fixed annuity, GIC, and other insurance products.

          Reinsurance Recoverable

          The reinsurance recoverable increased by $736.2 to $1,388.1 for the year ended December 31, 2004, from $651.9 for the year ended December 31, 2003. The increase is primarily due to increased reinsurance of GICs to an affiliate company, Security Life of Denver Insurance Company, of approximately $762.2.

          Repurchase Agreements

          The Company engages in dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase its return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities and the offsetting collateral liability is included in borrowed money on the Balance Sheets. At December 31, 2004 and 2003, the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions was $715.9 and $536.8, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreement transactions is included in pledged securities on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $713.4 and $534.2 at December 31, 2004 and 2003, respectively. The repurchase obligation related to dollar rolls and repurchase agreements is included in borrowed money on the Balance Sheets.

          The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was not material at December 31, 2004. The Company believes the counterparties to the dollar roll and reverse repurchase agreements are financially responsible and that the counterparty risk is immaterial.

          Securities Lending

          The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

          Risk-Based Capital

          The National Association of Insurance Commissioners ("NAIC") risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a Company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that, as of December 31, 2004, the Company has total adjusted capital above all required capital levels.

          Recently Adopted Accounting Standards

          (See the Significant Accounting Policies Footnote to the Financial Statements for further information.)

          Accounting  and  Reporting  by  Insurance   Enterprises   for  Certain
          Nontraditional Long-Duration Contracts and for Separate Accounts

          The Company adopted Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and that the revenue and expenses related to such arrangements be consolidated with the respective line items in the Statements of Operations. In addition, the SOP requires additional liabilities be established for certain guaranteed death benefits and for products with certain patterns of cost of insurance charges. In addition, sales inducements provided to contractowners must be recognized on the balance sheet separately from deferred policy acquisition costs and amortized as a component of benefits expense using methodologies and assumptions consistent with those used for amortization of deferred policy acquisition costs.

          The Company evaluated all requirements of SOP 03-1 and determined that it is affected by the SOP's requirements to establish additional liabilities for certain guaranteed benefits and products with patterns of cost of insurance charges resulting in losses in later policy durations from the insurance benefit function and to defer, amortize, and recognize separately, sales inducements to contractowners. Upon adoption of SOP 03-1 on January 1, 2004, the Company recognized a cumulative effect of a change in accounting principle of $(3.6), before tax or $(2.3), net of $1.3 of income taxes. Requirements for certain separate account arrangements that do not meet the established criteria for separate asset and liability recognition are applicable to the Company, however, the Company's policies on separate account assets and liabilities have historically been, and continue to be, in conformity with the requirements newly established.

          In the fourth quarter of 2004, the cumulative effect of a change in accounting principle was revised due to the Company's implementation of Technical Practice Aid 6300.05-6300.08 "Q&As Related to the Implementation of SOP 03-1, `Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts"' (the "TPA").

          The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in the testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under SOP 03-1. While the TPA was implemented during the fourth quarter of 2004, the TPA is retroactive to the original implementation date of SOP 03-1, January 1, 2004 and is reported as an adjustment to SOP 03-1's cumulative effect of a change in accounting principle. The adoption of the TPA reduced the Company's cumulative effect of a change in accounting principle by $2.0, before tax and decreased quarterly 2004 net income approximately $0.6 in each quarter, for a total decrease of $2.3.

          The implementation of SOP 03-1 also raised questions regarding the interpretation of the requirements of FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," concerning when it is appropriate to record an unearned revenue liability related to the insurance benefit function. To clarify its position, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97, `Accounting and Reporting by Insurance Enterprises for Certain Long-Duration
          Contracts and for Realized Gains and Losses from the Sale of Investments,' Permit or Require Accrual of an Unearned Revenue Liability," effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on July 1, 2004. The adoption of FSP FAS 97-1 did not have an impact on the Company's financial position, results of operations or cash flows.

          New Accounting Pronouncements

          In December 2004, the FASB issued FAS No. 123 (revised 2004), "Shared-Based Payment" ("FAS 123R"), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS 123R is effective at the beginning of the first interim or annual period beginning after June 15, 2005. Earlier adoption is encouraged. FAS 123R provides two transition methods, modified-prospective and modified-retrospective.

          The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provision are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on amounts previously reported in the pro forma footnote disclosure as required under FAS No. 123, "Accounting for Stock-Based Compensation".

          The Company intends to early adopt the provisions of FAS 123R on January 1, 2005, using the modified-prospective method. Due to the Company's few number of employees, the adoption of FAS 123R is not expected to have a material impact on the Company's financial position, results of operations, or cash flows. Prior to January 2005, the Company applied the intrinsic value-based provisions set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation expense is determined on the measurement date, which is the first date on which both the number of shares the employee is entitled to receive and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date.

          Legislative Initiatives

          Certain elements of the Jobs and Growth Tax Relief Reconciliation Act of 2003, in particular the reduction in tax rates on long-term capital gains and corporate dividends could impact the relative competitiveness of the Company's products, especially variable annuities. While sales of the products do not appear to have been reduced to date, the long-term effect of the Jobs and Growth Act of 2003 on the Company's financial condition or results of operations cannot be reasonably estimated at this time.

          The American Jobs Creation Act of 2004 allows tax-free distributions to be made from the Company's Policyholders' Surplus Account in 2005 and 2006. Under prior law, the Company was allowed to defer from taxation a portion of statutory income under certain circumstances. The deferred income was accumulated in the Policyholders' Surplus Account and is taxable only under conditions that management considers to be remote. Therefore, no federal income taxes have been provided on the accumulated balance of $14.4 as of December 31, 2004. Based on currently available information, the Company anticipates that the new law will permanently eliminate any potential tax on the accumulated balance of $14.4.

          Other legislative proposals under consideration include repealing the estate tax, reducing the taxation on annuity benefits, changing the taxation of products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material effect on life insurance, annuity, and other retirement savings product sales. The impact on the Company's products cannot be predicted. Legislation to restructure the Social Security System and expand private pension plan incentives also may be considered. Prospects for enactment and the ultimate effect of these proposals are uncertain.

          Other Regulatory Matters

          Regulatory Matters

          As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

          Fund Regulatory Issues

          Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

          In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

          The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of ING, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

          An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

          Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to the Company or certain affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject the Company or certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

          ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the Securities and Exchange Commission ("SEC"). Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations, including the Company.

          Other Regulatory Matters

          The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

          These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

          In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to our business practices are appropriate.

          For further discussion of the Company's regulatory matters, see "Risk Factors" in Part I, Item 1 "Business".

Item 7A. Quantitative and Qualitative Disclosures About Market Risk (Dollar amounts in millions, unless otherwise stated)

          Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject to the minimum guaranteed death and living benefits included in these contracts.

          The fixed account liabilities are supported by a general account portfolio principally composed of fixed rate investments with matching duration characteristics that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This enables the Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company's asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

          On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

          Interest Rate Risk

          The Company defines Interest Rate Risk as the risk of an economic loss due to adverse changes in interest rates. This risk arises from the Company's primary activity of investing fixed annuity premiums and GIC deposits received in interest-sensitive assets and carrying these funds as interest-sensitive liabilities. The Company manages the interest rate risk in its assets relative to the interest rate risk in its liabilities. A key measure used to quantify this exposure is duration. Duration measures the sensitivity of the assets and liabilities to changes in interest rates.

          To calculate duration related to annuities, the Company projects asset and liability cash flows under stochastic arbitrage free interest rate scenarios and calculates their net present value using LIBOR/swap spot rates. Duration is calculated by revaluing these cash flows given a small change in interest rates and determining the percentage change in the fair value. The cash flows used in this calculation include the expected coupon and principal payments on the assets and all benefit cash flows on the interest-sensitive liabilities. The projections include assumptions that reflect the effect of changing interest rates on the prepayment, lapse, leverage, and/or option features of instruments, where applicable. Such assumptions relate primarily to mortgage-backed securities, collateralized mortgage obligations, callable corporate obligations, and fixed rate deferred and immediate annuities.

          Duration calculations related to annuities as of December 31, 2004 indicate that the Company is well matched. The asset duration was 4.3 and the liability duration was 4.2. Given the duration match and an $18.5 billion general account annuity portfolio, a 100 basis point immediate parallel increase in interest rates as of December 31, 2004 would decrease the market values of the annuity assets by approximately  $0.8  billion and would  decrease  the  liabilities  by approximately $0.8 billion. Similarly, a 100 basis point parallel decrease in interest rates as of December 31, 2004 would increase the market value of the general account annuity assets by approximately $0.8 billion and would increase the liabilities by approximately $0.8 billion.

          To calculate duration related to GICs, the Company projects and values asset and liability cash flows using arbitrage free interest rate scenarios based on the swap curve's implied forward rates. Ten key points on the curve are then increased by 10 basis points, arbitrage free interest rate scenarios are regenerated based on the increased implied forward rates for each increased point, and cash flows are reprojected and re-valued. The Company's net duration for a key rate increase of 10 basis points is 0.18.

          Further, market value changes are also calculated after applying parallel and increases and decreases of 100 basis points to all ten key points on the curve. Arbitrage free interest rate scenarios are regenerated based on the increased implied forward rates, and cash flows are re-projected and revalued. The Company's $1.8 billion GIC portfolio at December 31, 2004, would decrease by $4.8 due to a 100 basis point increase in interest rates, and decrease by $1.0 due to a 100 basis point decrease in interest rates.

          For further discussion of the Company's interest rate risks, see "Risk Factors" in Part 1, Item 1 "Business".

          Market Risk

          The Company's operations are significantly influenced by changes in the equity markets. The Company's profitability depends largely on the amount of assets under management, which is primarily driven by the level of sales, equity market appreciation and depreciation, and the persistency of the in force block of business. Prolonged and precipitous declines in the equity markets can have a significant impact on the Company's operations. As a result, sales of variable products may decline and surrender activity may increase, as customer sentiment towards the equity market turns negative. Lower assets under management will have a negative impact on the Company's financial results, primarily due to lower fee income on variable and indexed annuities. Furthermore, the Company may experience a reduction in profit margins if a significant portion of the assets held in the variable annuity separate account move to the general account and the Company is unable to earn an acceptable investment spread, particularly in light of the low interest rate environment and the presence of contractually guaranteed interest credited rates.

          In addition, prolonged declines in the equity market may also decrease the Company's expectations of future gross profits, which are utilized to determine the amount of DAC/VOBA to be amortized in a given financial statement period. A significant decrease in the Company's estimated gross profits would require the Company to accelerate the amount of DAC/VOBA amortization in a given period, potentially causing a material adverse deviation in the period's net income. Although an acceleration of DAC amortization would have a negative impact on the Company's earnings, it would not affect the Company's cash flow or liquidity position. For further discussion, see "Risk Factors" in Part 1, Item 1, "Business".

          Hedging of Minimum Guarantees

          The Company sells variable annuity contracts that offer various guaranteed death and living benefits including GMDBs, GMIBs, GMWBs and GMABs. See discussion above, "Minimum Guarantees".

          The liability associated with GMDBs and GMIBs is recorded in accordance with SOP 03-1. The GMWBs and GMABs represent an embedded derivative liability in the variable annuity contract that is required to be reported separately from the host variable annuity contract. It is carried at fair value in accordance with FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and is reported in future policy benefits and claims reserves in the Balance Sheets. The fair value of the GMWB and GMAB obligations are calculated based on actuarial assumptions related to projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior. Estimating cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns, and discount rates. The liability assumptions, such as lapses, partial withdrawals and mortality, used by the Company to estimate the risk exposures to GMDB are based on company experience and are consistent with those used for DAC/VOBA, SOP 03-1 reserves.

          Declines in the equity market may increase the Company's net exposure to the various death benefit and living benefit guarantees offered under these contracts. For a portion of the GMDBs issued prior to 2000, the Company mitigates market exposure with reinsurance. For most other pre-2000 GMDBs, and for all death benefit and living benefits guarantees issued after 1999, the Company mitigates equity market risk with a Capital Market Hedging Program ("Hedging Program"). The Hedging Program primarily uses exchange traded index futures contracts to mitigate equity market fluctuations. In addition, the Hedging Program uses interest rate swaps to mitigate certain interest rate exposures associated with these guarantees. The change in value of the derivatives used in the Hedging Program is recorded in net realized capital gains (losses) in the Statement of Operations.

          Hedging of Indexed Annuity  Guarantees

          The crediting mechanism for Indexed Annuities ("IAs") exposes the company to increases in the equity market ("S&P 500"). The Company mitigates this exposure by purchasing over-the-counter ("OTC") S&P 500 call options from broker-dealer derivative counterparties who generally have a minimum credit rating of Aa3 from Moody's and AA-from Standard & Poor's. For each broker-dealer counterparty, the Company's derivative exposure to that counterparty is aggregated with any fixed income exposure to the same counterparty and is maintained within applicable state requirements and NAIC insurance regulatory guidelines.

Item 8.   Financial Statements and Supplementary Data

                          Index to Financial Statements


                                                                            Page
                                                                            ----
Report of Independent Registered Public Accounting Firm                       50

     Financial Statements:

     Statements of Operations for the years ended
         December 31, 2004, 2003 and 2002                                     51

     Balance Sheets as of December 31, 2004 and 2003                          52

     Statements of Changes in Shareholder's Equity for the years ended
         December 31, 2004, 2003 and 2002                                     54

     Statements of Cash Flows for the years ended
         December 31, 2004, 2003 and 2002                                     55

Notes to Financial Statements                                                 57

             Report of Independent Registered Public Accounting Firm



The Board of Directors
ING USA Annuity and Life Insurance Company

We have audited the accompanying balance sheets of ING USA Annuity and Life Insurance Company as of December 31, 2004 and 2003, and the related statements of operations, statements of changes in shareholder's equity, and statements of cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ING USA Annuity and Life Insurance Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed the accounting principle for goodwill and other intangible assets effective January 1, 2002 and changed the accounting principle for certain non-traditional long duration contracts and for separate accounts effective January 1, 2004.



                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
March 18, 2005

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                            Statements of Operations
                                  (In millions)



                                                                                  Year ended December 31,
                                                                        2004                2003               2002
                                                                  -----------------   -----------------  -----------------
Revenue:
    Net investment income                                              $ 1,023.9           $   974.6         $    989.3
    Fee income                                                             566.7               397.7              295.7
    Premiums                                                                22.8                26.0               36.8
    Net realized capital gains (losses)                                     57.6               106.9             (196.5)
    Other income                                                             2.8                 3.8               16.3
                                                                  -----------------   -----------------  -----------------
Total revenue                                                            1,673.8             1,509.0            1,141.6
                                                                  -----------------   -----------------  -----------------
Benefits and expenses:
    Interest credited and other benefits to contractowners               1,134.0               925.7              848.0
    Operating expenses                                                     162.6               162.1              155.1
    Amortization of deferred policy acquisition costs
      and value of business acquired                                       186.8               347.9              302.0
    Interest expense                                                        14.6                15.8               16.9
    Other                                                                    2.2                 1.0               (4.1)
                                                                  -----------------   -----------------  -----------------
Total benefits and expenses                                              1,500.2             1,452.5            1,317.9
                                                                  -----------------   -----------------  -----------------
Income (loss) before income taxes and cumulative effect
    of change in accounting principle                                      173.6                56.5             (176.3)
Income tax expense (benefit)                                                80.7                (0.8)             (60.2)
                                                                  -----------------   -----------------  -----------------
Income (loss) before cumulative effect of change
    in accounting principle                                                 92.9                57.3             (116.1)
Cumulative effect of change in accounting
    principle, net of tax                                                   (1.0)                  -           (1,298.4)
                                                                  -----------------   -----------------  -----------------
Net income (loss)                                                      $    91.9           $    57.3         $ (1,414.5)
                                                                  =================   =================  =================


   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                                 Balance Sheets
                        (In millions, except share data)



                                                                                                   As of December 31,
                                                                                               2004               2003
                                                                                         -----------------  -----------------
Assets
Investments:
    Fixed maturities, available-for-sale, at fair value (amortized cost of
      $17,045.9 at 2004 and $15,025.0 at 2003)                                             $   17,489.2       $   15,538.7
    Equity securities, available-for-sale, at fair value
      (cost of $34.8 at 2004 and $115.2 at 2003)                                                   35.3              120.2
    Mortgage loans on real estate                                                               3,851.8            3,388.7
    Policy loans                                                                                  169.0              177.1
    Other investments                                                                             228.8               60.8
    Securities pledged (amortized cost of $1,100.5 at 2004 and $555.5 at 2003)                  1,108.6              559.1
                                                                                         -----------------  -----------------
Total investments                                                                              22,882.7           19,844.6
Cash and cash equivalents                                                                         209.0               65.1
Short-term investments under securities loan agreement                                            402.8               22.9
Accrued investment income                                                                         205.8              185.7
Receivable for securities sold                                                                     38.9               11.7
Reinsurance recoverable                                                                         1,388.1              651.9
Deferred policy acquisition costs                                                               1,704.1            1,826.7
Value of business acquired                                                                        112.2              111.5
Sales inducements to contractowners                                                               514.6                  -
Due from affiliates                                                                               184.3              117.7
Deferred income taxes                                                                                 -               19.4
Other assets                                                                                       28.4               20.1
Assets held in separate accounts                                                               24,746.7           18,220.1
                                                                                         -----------------  -----------------
Total assets                                                                               $   52,417.6       $   41,097.4
                                                                                         =================  =================


   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                                 Balance Sheets
                        (In millions, except share data)



                                                                                                   As of December 31,
                                                                                               2004               2003
                                                                                         -----------------  -----------------
Liabilities and Shareholder's Equity
Future policy benefits and claims reserves                                                   $ 22,961.0        $ 19,400.5
Notes to affiliates                                                                               435.0              85.0
Due to affiliates                                                                                  43.6              60.7
Payables for securities purchased                                                                  35.9                 -
Payables under securities loan agreement                                                          402.8              22.9
Borrowed money                                                                                    713.4             534.2
Current income taxes                                                                               15.7              19.4
Deferred income taxes                                                                              12.6                 -
Other liabilities                                                                                 276.4             226.6
Liabilities related to separate accounts                                                       24,746.7          18,220.1
                                                                                         -----------------  ----------------
Total liabilities                                                                              49,643.1          38,569.4
                                                                                         -----------------  ----------------
Shareholder's equity
    Common stock (250,000 shares authorized, issued and outstanding;
      $10.00 per share value)                                                                       2.5               2.5
    Additional paid-in capital                                                                  4,041.1           3,811.1
    Accumulated other comprehensive income                                                        112.7             188.1
    Retained earnings (deficit)                                                                (1,381.8)         (1,473.7)
                                                                                         -----------------  ----------------
Total shareholder's equity                                                                      2,774.5           2,528.0
                                                                                         -----------------  ----------------
Total liabilities and shareholder's equity                                                   $ 52,417.6        $ 41,097.4
                                                                                         =================  ================



   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                  Statements of Changes in Shareholder's Equity
                                  (In millions)

                                                                           Accumulated
                                                           Additional         Other          Retained          Total
                                              Common        Paid-In       Comprehensive      Earnings      Shareholder's
                                              Stock         Capital          Income          (Deficit)        Equity
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2001
    Excluding impact of merger                $   2.5      $    780.4       $      3.8       $    31.1       $    817.8
    Impact of merger                                -         2,493.9            (73.8)         (135.2)         2,284.9
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2001
    Including impact of merger                    2.5         3,274.3            (70.0)         (104.1)         3,102.7
    Comprehensive loss:
      Net loss                                      -               -                -        (1,414.5)        (1,414.5)
      Other comprehensive loss
        net of tax:
           Net unrealized gain on
             securities ($202.3 pretax)             -               -            203.2               -            203.2
                                                                                                          ----------------
    Comprehensive loss                                                                                         (1,211.3)
                                                                                                          ----------------
    Contribution of capital                         -           456.3                -               -            456.3
    Other                                           -            (8.2)               -               -             (8.2)
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2002                      2.5         3,722.4            133.2        (1,518.6)         2,339.5
    Comprehensive income:
      Net income                                    -               -                -            57.3             57.3
      Other comprehensive income
        net of tax:
           Net unrealized gain on
             securities ($82.8 pretax)              -               -             54.9               -             54.9
                                                                                                          ----------------
    Comprehensive income                                                                                          112.2
                                                                                                          ----------------
    Dividends paid                                  -               -                -           (12.4)           (12.4)
    Contribution of capital                         -            88.7                -               -             88.7
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2003                      2.5         3,811.1            188.1        (1,473.7)         2,528.0
    Comprehensive income:
      Net income                                                                                  91.9             91.9
      Other comprehensive loss
        net of tax:
           Net unrealized loss on
             securities (($113.9) pretax)                                        (70.5)                           (70.5)
           Minimum pension liability                                              (4.9)                            (4.9)
                                                                                                          ----------------
    Comprehensive income                                                                                           16.5
                                                                                                          ----------------
    Contribution of capital                                     230.0                                             230.0
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2004                  $   2.5      4  4,041.1       $    112.7       $(1,381.8)       $ 2,774.5
                                           ============= =============== ================  ============== ================


   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                            Statements of Cash Flows
                                  (In millions)


                                                                                     Year ended December 31,
                                                                            2004              2003              2002
                                                                       ---------------   ---------------   ----------------
Cash Flows from Operating Activities:
    Net income (loss)                                                    $       91.9      $       57.3      $    (1,414.5)
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
        Capitalization of deferred policy acquisition costs                    (688.3)           (396.9)            (469.5)
        Amortization of deferred policy acquisition costs
           and value of business acquired                                       241.0             252.9              210.8
        Net accretion/decretion of discount/premium                             139.6             218.2              173.3
        Future policy benefits, claims reserves, and interest credited          916.7           1,196.8              926.6
        Impairment of goodwill                                                      -                 -            1,314.4
        Provision for deferred income taxes                                      75.5              (1.9)             (43.5)
        Net realized capital (gains) losses                                     (57.3)           (110.0)             151.5
        Depreciation                                                                -                 -                0.2
        Change in:
           Accrued investment income                                            (20.1)              9.3              (45.4)
           Accounts receivables and asset accruals                              (35.5)             (2.4)              (2.3)
           Due to/from affiliates                                               (83.7)            (68.4)              76.4
           Other payables and accruals                                           77.1              73.1             (219.8)
                                                                       ---------------   ---------------   ----------------
Net cash provided by operating activities                                       656.9           1,228.0              658.2
Cash Flows from Investing Activities:
    Proceeds from the sale, maturity, or redemption of:
      Fixed maturities, available-for-sale                                   17,903.6          20,179.8           20,419.3
      Equity securities, available-for-sale                                     106.8              45.7                0.7
      Mortgage loans on real estate originated                                  388.6             561.1              667.6
      Short-term investments                                                  2,854.0          15,364.1            8,638.3
    Acquisition of:
      Fixed maturities, available-for-sale                                  (20,553.5)        (21,223.3)         (24,532.0)
      Equity securities, available-for-sale                                     (20.2)            (16.2)            (144.1)
      Mortgage loans on real estate                                            (856.4)         (1,075.5)            (782.1)
      Short-term investments                                                 (2,860.6)        (15,362.2)          (8,580.9)
    Proceeds from sale of interest in subsidiary                                    -                 -               27.7
    Other investments                                                          (152.9)            (84.0)              74.1
    Other, net                                                                   10.8               2.7               10.8
                                                                       ---------------   ---------------   ----------------
Net cash used in investing activities                                        (3,179.8)         (1,607.8)          (4,200.6)


   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                            Statements of Cash Flows
                                  (In millions)


                                                                                     Year ended December 31,
                                                                            2004              2003              2002
                                                                       ---------------   ---------------   ----------------
Cash Flows from Financing Activities:
    Deposits received for investment contracts                                5,474.7           1,475.3            4,826.1
    Maturities and withdrawals from investment contracts                     (2,830.9)         (1,676.5)          (1,636.3)
    Reinsurance recapture                                                           -             134.5                  -
    Change in reinsurance recoverable                                          (736.2)             25.6             (211.3)
    Net short-term loans                                                        179.2             210.6               48.6
    Intercompany dividends                                                          -             (12.4)                 -
    Intercompany loans                                                          350.0                 -                  -
    Contribution of capital from Parent                                         230.0              88.7              456.3
    Other                                                                           -                 -               (8.2)
                                                                       ---------------   ---------------   ----------------
Net cash provided by financing activities                                     2,666.8             245.8            3,475.2
                                                                       ---------------   ---------------   ----------------
Net increase (decrease) in cash and cash equivalents                            143.9            (134.0)             (67.2)
Cash and cash equivalents, beginning of year                                     65.1             199.1              266.3
                                                                       ---------------   ---------------   ----------------
Cash and cash equivalents, end of year                                   $      209.0      $       65.1      $       199.1
                                                                       ===============   ===============   ================
Supplemental cash flow information:
    Income taxes paid (received), net                                    $        8.3      $       53.0      $       (41.7)
                                                                       ===============   ===============   ================
    Interest paid                                                        $       14.2      $       10.8      $        13.5
                                                                       ===============   ===============   ================

   The accompanying notes are an integral part of these financial statements.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

1.   Organization and Significant Accounting Policies

     Basis of Presentation

     ING USA Annuity and Life Insurance Company ("ING USA" or the "Company" as appropriate), a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion" or "Parent"), is a stock life insurance company organized under the laws of the State of Iowa.

     Lion is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING". ING USA is authorized to conduct its insurance business in the District of Columbia and all states except New York. ING USA was domiciled as a life insurance company under the laws of the State of Delaware until December 31, 2003 and has been domiciled as such in Iowa since January 1, 2004.

     On January 1, 2004 (the "Merger Date"), the Company simultaneously redomesticated from Delaware to Iowa, changed its name from Golden American Life Insurance Company to ING USA Annuity and Life Insurance Company, and merged the following affiliates into the Company: Equitable Life Insurance Company of Iowa ("Equitable Life"), USG Annuity & Life Company ("USG"), and United Life & Annuity Insurance Company ("ULA") (the collectively, "Merger Companies"). Prior to the merger date, ING USA was a wholly-owned subsidiary of Equitable Life. Equitable Life merged its affiliate, Ameribest Life Insurance Company ("AMB"), a life insurance company domiciled in Georgia, into its operations on January 1, 2003.

     Statement  of Financial  Accounting  Standards  ("FAS") No. 141,  "Business
     Combinations", excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations", provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The Balance Sheets and Statements of Operations give effect to the consolidation transactions as if they had occurred on December 31, 2003 and January 1, 2002, respectively.

     As of April 1, 2002, ING USA sold First Golden American Life Insurance Company of New York ("First Golden") to its sister company, ReliaStar Life Insurance Company ("ReliaStar"). ReliaStar, the parent of Security-Connecticut Life Insurance Company ("Security-Connecticut"), which in turn is the parent of ReliaStar Life Insurance Company of New York ("RLNY"), merged the First Golden business into RLNY operations and dissolved First Golden at book value for $27.7 in cash and a receivable

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     totaling $0.2 from RLNY. The receivable from RLNY was assumed by Equitable Life, and ultimately by ING USA. The consideration was based on First Golden's statutory-basis book value. RLNY's payable to the Company was assumed by ING USA and subsequently forgiven. ING USA realized a loss of $3.0 related to the sale of First Golden, which was recorded as a capital transaction. Approval for the merger was obtained from the Insurance Departments of the States of New York and Delaware. As of October 1, 2003, RLNY's parent, Security-Connecticut merged with and into its parent, ReliaStar.

     In accordance with APB Opinion No. 16, RLNY presented combined results of operations including First Golden activity as of the beginning of the year ended December 31, 2002. The first three months of First Golden activity is not reflected in the ING USA's Statement of Operations for the period ended December 31, 2002, as the amounts were not material.

     Description of Business

     The Company offers various insurance products including immediate and deferred variable and fixed annuities. The Company's annuity products are distributed by national wirehouses, regional securities firms, independent National Association of Securities Dealers, Inc. ("NASD") firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations and the ING broker-dealer network. The Company also offers guaranteed investment contracts ("GICs") and funding agreements marketed by direct sale by home office personnel or through specialty insurance brokers. Historically, the Company has provided interest-sensitive, traditional and variable life insurance, and health insurance. All health insurance is ceded to other insurers and new policies are no longer written. The Company ceased the issuance of life insurance policies in 2001, and all life insurance business is currently in run-off. The Company's primary customers are retail consumers and corporations.

     Recently Adopted Accounting Standards

     Accounting   and   Reporting   by   Insurance   Enterprises   for   Certain
     Nontraditional Long-Duration Contracts and for Separate Accounts

     The Company adopted Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and that the revenue and expenses related to such arrangements be consolidated within the respective line items in the Statements of Operations. In addition, the SOP requires

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     additional liabilities be established for certain guaranteed death and other benefits and for products with certain patterns of cost of insurance charges. In addition, sales inducements provided to contractowners must be recognized on the balance sheet separately from deferred policy acquisition costs and amortized as a component of benefits expense using methodologies and assumptions consistent with those used for amortization of deferred policy acquisition costs.

     The Company evaluated all requirements of SOP 03-1 and determined that it is affected by the SOP's requirements to establish additional liabilities for certain guaranteed benefits and products with patterns of cost of insurance charges resulting in losses in later policy durations from the insurance benefit function and to defer, amortize, and recognize separately, sales inducements to contractowners. Upon adoption of SOP 03-1 on January 1, 2004, the Company recognized a cumulative effect of a change in accounting principle of $(3.6), before tax or $(2.3), net of $1.3 of income taxes. In addition, requirements for certain separate account arrangements that do not meet the established criteria for separate asset and liability recognition are applicable to the Company, however, the Company's policies on separate account assets and liabilities have historically been, and continue to be, in conformity with the requirements newly established.

     In the fourth quarter of 2004, the cumulative effect of a change in accounting principle was revised due to the Company's implementation of
     Technical Practice Aid 6300.05 - 6300.08, "Q&As Related to the Implementation of SOP 03-1, `Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts"' (the "TPA").

     The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in the testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under SOP 03-1. While the TPA was implemented during the fourth quarter of 2004, the TPA is retroactive to the original implementation date of SOP 03-1, January 1, 2004 and is reported as an adjustment to the SOP 03-1 cumulative effect of change in accounting principle. The adoption of the TPA reduced the Company's cumulative effect of change in accounting principle by $2.0, before tax and decreased quarterly 2004 net income approximately $0.6 in each quarter, for a total decrease of $2.3.

     The implementation of SOP 03-1 also raised questions regarding the interpretation of the requirements of FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments" ("FAS 97"), concerning when it is appropriate to record an unearned revenue liability related to the insurance benefit function. To clarify its position, the

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97, `Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments,' Permit or Require Accrual of an Unearned Revenue Liability," effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on July 1, 2004.

     The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments

     In March 2004, the Emerging Issues Task Force ("EITF") reached a final consensus on EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments," adopting a three-step impairment model for securities within its scope. The three-step model is applied on a security-by-security basis as follows:

     Step 1: Determine whether an investment is impaired. An investment is impaired if the fair value of the investment is less than its cost basis.
     Step 2: Evaluate whether an impairment is other-than-temporary.
     Step 3: If the impairment is other-than-temporary, recognize an impairment loss equal to the difference between the investment's cost and its fair value.

     On September 30, 2004, the FASB issued FASB Staff Position No. EITF Issue 03-1-1 ("FSP EITF 03-1-1"), "Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, `The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,'" which delayed the EITF Issue No. 03-1 original effective date of July 1, 2004 related to steps two and three of the impairment model introduced. The delay is in effect until a final consensus can be reached on such guidance. Despite the delay of the implementation of steps two and three, other-than-temporary impairments are still to be recognized as required by existing guidance.

     Earlier consensus reached by the EITF on this issue required that certain quantitative and qualitative disclosures be made for unrealized losses on debt and equity securities that have not been recognized as other-than-temporary impairments. These disclosures were adopted by the Company, effective December 31, 2003, and are included in the Investments footnote.

     Accounting for Derivative Instruments and Hedging Activities

     In 2003, the Derivative Implementation Group ("DIG") who was responsible for issuing guidance on behalf of the FASB for implementation of FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", issued Statement No. 133 Implementation Issue No. B36, "Embedded Derivatives:
     Modified  Coinsurance  Arrangements  and Debt  Instruments That Incorporate

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Credit Risk Exposures That Are Unrelated or Only Partially Related to the Credit Worthiness of the Obligor Under Those Instruments" ("DIG B36"). Under this interpretation, modified coinsurance and coinsurance with funds withheld reinsurance agreements as well as other types of receivables and payables where interest is determined by reference to a pool of fixed maturity assets or a total return debt index may be determined to contain embedded derivatives that are required to be bifurcated from the host instrument. The Company adopted DIG B36 on October 1, 2003 and has modified coinsurance treaties that are applicable to the guidance. The applicable contracts, however, were determined to generate embedded derivatives with a fair value of zero. Therefore, implementation of DIG B36 did not impact the Company's financial position, results of operations, or cash flows.

     Variable Interest Entities

     In January 2003, the FASB issued FASB Interpretation 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities ("VIEs") and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

     In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

     FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The Company holds investments in variable interest entities ("VIEs") in the form of private placement securities, structured securities, securitization transactions and limited partnerships with an aggregate fair value of $7.0 billion as of December 31, 2004. These VIEs are held by the Company for investment purposes. Consolidation of these investments in the Company's financial statements is not required as the Company is not the primary beneficiary for any of these VIEs. Book value as of December 31, 2004 of $6.9 billion represents the maximum exposure to loss except for those structures for which the Company also receives asset management fees.

     Goodwill Impairment

     During  2002,  the  Company  adopted  FAS  No.  142,  "Goodwill  and  Other
     Intangible Assets". The adoption of this standard resulted in the recognition of an impairment loss of $1,298.4, net of $699.1 of income taxes, related to a prior acquisition, recorded retroactive to the first quarter of 2002. Prior quarters of 2002 were restated accordingly. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization. This impairment charge is shown as a change in accounting principle on the 2002 Statement of Operations.

     Guarantees

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), to clarify accounting and disclosure requirements relating to a guarantor's issuance of certain types of guarantees, or groups of similar guarantees, even if the likelihood of the guarantor's having to make any payments under the guarantee is remote. The disclosure provisions are effective for financial statements for fiscal years ending after December 15, 2002. For certain guarantees, the interpretation also requires that guarantors recognize a liability equal to the fair value of the guarantee upon its issuance. This initial recognition and measurement provisions are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has performed an assessment of its guarantees and believes that all of its guarantees are excluded from the scope of this interpretation.

     New Accounting Pronouncements

     In December 2004, the FASB issued FAS No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS 123R is effective at the beginning of the first interim or annual period beginning after June 15, 2005. Earlier adoption is encouraged. FAS 123R provides two transition methods, modified-prospective and modified-retrospective.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provisions are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on the amount previously reported in the pro forma footnote disclosures as required under FAS No. 123, "Accounting for Stock-Based Compensation".

     The Company intends to early adopt the provisions of FAS 123R on January 1, 2005, using the modified-prospective method. Due to the Company's few number of employees, the adoption of FAS 123R is not expected to have a material impact on the Company's financial position, results of operations, or cash flows. Prior to January 2005, the Company applied the intrinsic value-based provisions set forth in APB Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation expense is determined on the measurement date, which is the first date on which both the number of shares the employee is entitled to receive and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

     Reclassifications

     Certain   reclassifications   have  been  made  to  prior  year   financial
     information to conform to the current year classifications.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

     Investments

     All of the Company's fixed maturity and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in shareholder's equity, after adjustment for related

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     changes in deferred policy acquisition costs ("DAC"), value of business acquired ("VOBA"), and deferred income taxes.

     Other-Than-Temporary-Impairments

     The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other-than-temporary impairment is considered to have occurred.

     In addition, the Company invests in structured securities that meet the criteria of EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date.

     When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

     Purchases and Sales

     Purchases and sales of fixed maturities and equity securities (excluding private placements) are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

     Valuation

     Fair values for fixed maturities are obtained from independent pricing services or broker-dealer quotations. Fair values for privately placed bonds are determined using a matrix-based model. The matrix-based model considers the level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. The fair values for actively traded equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value, where applicable.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Mortgage loans on real estate are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows from the loan (discounted at the loan's effective interest rate), or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent writedown charged to realized loss.

     Investments in real estate are reported at historical cost, less accumulated depreciation and impairment writedowns, with the exception of land, which is not depreciated. If the value of any real estate is determined to be impaired (i.e., when it is probable that the Company will be unable to recover the carrying value of the real estate), the carrying value of the real estate is reduced to the current fair value. The carrying value of the impaired real estate is reduced by establishing a permanent writedown charged to realized loss.

     Policy loans are carried at unpaid principal balances.

     Short-term investments, consisting primarily of money market instruments and other fixed maturity issues purchased with an original maturity of 91 days to one year, are considered available-for-sale and are carried at fair value, which approximates amortized cost.

     Derivative instruments are reported at fair value and are obtained internally from the derivative accounting system. Embedded derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models or market quotations. Guaranteed minimum withdrawals benefits ("GMWBs") and guaranteed minimum accumulation benefits ("GMABs") represent an embedded derivative liability in the variable annuity contract that is required to be reported separately from the host variable annuity contract. GMWBs and GMABs are carried at fair value based on actuarial assumptions related to projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning contractowner behavior. Estimating cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns, and discount rates.

     Securities Lending

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

     Repurchase Agreements

     The Company engages in dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase the return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities and the offsetting collateral liability is included in borrowed money on the Balance Sheets.

     Derivatives

     The Company's use of derivatives is limited mainly to hedging purposes. However, these derivatives are not accounted for using hedge accounting treatment under FAS No. 133, as the Company does not seek hedge accounting treatment. The Company enters into interest rate, equity market, and currency contracts, including swaps, caps, floors, options and futures, to reduce and manage risks associated with changes in value, yield, price, or cash flow or exchange rates of assets or liabilities held or intended to be held. Changes in the fair value of open derivative contracts are recorded in net realized capital gains and losses in the Statements of Operations. Derivatives are included in other investments on the Balance Sheets.

     The Company also has investments in certain fixed maturity instruments and has retail annuity products that contain embedded derivatives, including those whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads. Changes in the fair value of embedded derivatives are recorded in net realized capital gains (losses) in the Statements of Operations. Embedded derivatives within securities are included in fixed maturities in the Balance Sheets. Embedded derivatives within retail annuity products are included in future policy benefits and claims reserves on the Balance Sheets.

     Deferred Policy Acquisition Costs and Value of Business Acquired

     Deferred policy acquisition costs ("DAC") represent policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and agency expenses, related to the production of new and renewal business.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Value of business acquired ("VOBA") represents the outstanding value of in force business capitalized and are subject to amortization in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

     The amortization methodology used for DAC and VOBA varies by product type. Statement of Financial Accounting Standards ("FAS") No. 60, "Accounting and Reporting by Insurance Enterprises," applies to traditional life insurance products, primarily traditional whole life and term life insurance contracts. Under FAS No. 60, DAC and VOBA are amortized over the premium payment period, in proportion to the premium revenue recognized.

     FAS No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments. Guaranteed investment contracts, however, are amortized on a straight-line basis over the life of the contract.

     Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

     Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs a quarterly and annual analysis of DAC and VOBA for the annuity and life businesses, respectively. The DAC and VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

     At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking"), retroactively to the date of the policy or contract issuance. The cumulative prior period adjustment is recognized as a component of current period amortization. In general,

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     increases in investment returns, and thus estimated profits, lower the rate of amortization. Increases in surrender charges and mortality margins, decreases in investment returns, and decreases in estimated profits, increase the rate of amortization.

     Reserves

     Future policy benefits include reserves for universal life, immediate annuities with life contingent payouts, and traditional life insurance contracts. Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of contractowners and related expenses less the present value of future net premiums.

     Reserves for deferred annuity investment contracts and immediate annuity without life contingent payouts are equal to cumulative deposits less charges and withdrawals, plus credited interest thereon (reserve interest rates vary by product up to 10.0% for all periods presented).

     Reserves for immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rate, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates ranged from 3.0% to 8.0% for all periods presented. Mortality and withdrawal rate assumptions are based on relevant Company experience and are periodically reviewed against both industry standards and experience.

     Certain variable annuity contracts offer guaranteed minimum death benefits ("GMDB"), as well as guaranteed living benefits. The GMDB is provided in the event the customer's account value at death is below the guaranteed value. Guaranteed living benefits offered include guaranteed minimum income benefits, guaranteed minimum withdrawal benefits, and guaranteed minimum accumulation benefits. Although the Company reinsures or hedges a significant portion of the death and living benefit guarantees associated with its in force business, declines in the equity market may increase the Company's net exposure to the death and living benefits under these contracts.

     Reserves for GICs are calculated using the principal amount deposited with the Company, less withdrawals, plus interest accrued to the ending valuation date. Interest on these contracts is accrued by a predetermined index plus a spread or a fixed rate, established at the issue date of the contract.

     Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. In addition, the Company holds reserves as required for SOP 03-1 for certain products with anticipated losses in later policy durations. Reserves for traditional life insurance contracts represent the present value of future benefits to be

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     paid to or on behalf of contractowners and related expenses less the present value of future net premiums.

     Sales Inducements

     Sales inducements represent benefits paid to contractowners that are incremental to the amounts the Company credits on similar contracts and are higher than the contract's expected ongoing crediting rates for periods after the inducement. As of January 1, 2004, such amounts are reported separately on the balance sheet in accordance with SOP 03-1. Prior to 2004, sales inducements were recorded as a component of DAC on the Balance Sheet. Beginning in 2004, sales inducements are amortized as a component of interest credited and other benefits to contractowners using methodologies and assumptions consistent with those used for amortization of DAC.

     Revenue Recognition

     For universal life and most annuity contracts, charges assessed against contractowners' funds for the cost of insurance, surrender, expenses, and other fees are recorded as revenue as charges are assessed against contractowners. Other amounts received for these contracts are reflected as deposits and are not recorded as premium or revenue. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected as an offsetting amount in both premiums and benefits in the Statements of Operations.

     Premiums on the Statements of Operations primarily represent amounts received under traditional life insurance policies.

     For GICs, deposits made to the Company are not recorded as revenue in the Statements of Operations and are recorded directly to policy liabilities and accruals on the Balance Sheet.

     Separate Accounts

     Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Separate Account assets supporting variable options under annuity and universal life contracts are invested, as designated by the contractowner or participant (who bears the investment risk, subject, in limited cases, to minimum guaranteed rates) under a contract, in shares of mutual funds which are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates.

     Separate Account assets and liabilities are carried at fair value and shown as separate captions in the Balance Sheets. Deposits, investment income and net realized and unrealized capital gains and losses of the Separate Accounts are not reflected in the Statement of Operations. The Statements of Cash Flows do not reflect investment activity of the Separate Accounts.

     Assets and liabilities of separate account arrangements that do not meet the criteria in SOP 03-1 for presentation in the separate caption in the Balance Sheets (primarily guaranteed interest options), and revenue and expenses related to such arrangements, are consolidated in the financial statements with the general account. At December 31, 2004 and 2003, unrealized gains of $100.5 and $112.8, respectively, after taxes, on assets supporting a guaranteed interest option are reflected in shareholder's equity.

     Reinsurance

     The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses in certain aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company's Balance Sheets.

     Participating Insurance

     Participating business approximates 10% of the Company's ordinary life insurance in force and 26% of premium income. The amount of dividends to be paid is determined annually by the Board of Directors. Amounts allocable to participating contractowners are based on published dividend projections or expected dividend scales. Dividends to participating policyholders of $16.2, $17.2, and $23.7, were incurred during the years ended December 31, 2004, 2003 and 2002, respectively.

     Income Taxes

     The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

2.   Investments

     Fixed maturities and equity securities available-for-sale as of December 31, 2004 were as follows:


                                                                            Gross           Gross
                                                         Amortized       Unrealized       Unrealized         Fair
                                                           Cost             Gains           Losses           Value
                                                       --------------   --------------  ---------------  --------------
      Fixed maturities:
          U.S. government and government
            agencies and authorities                     $     464.0      $       1.8     $        1.1     $     464.7
          State, municipalities and political
            subdivisions                                        20.7                -              0.8            19.9

          U.S. corporate securities:
            Public utilities                                 1,796.9             78.4              8.9         1,866.4
            Other corporate securities                       6,292.4            243.5             22.7         6,513.2
                                                       --------------   --------------  ---------------  --------------
          Total U.S. corporate securities                    8,089.3            321.9             31.6         8,379.6
                                                       --------------   --------------  ---------------  --------------
          Foreign securities:
            Government                                         518.9             24.2              2.2           540.9
            Other                                            2,571.2             97.7             11.5         2,657.4
                                                       --------------   --------------  ---------------  --------------
          Total foreign securities                           3,090.1            121.9             13.7         3,198.3
                                                       --------------   --------------  ---------------  --------------
          Residential mortgage-backed securities             3,440.3             43.9             22.4         3,461.8
          Commercial mortgaged-backed securities             1,107.8             34.9              3.0         1,139.7
          Other asset-backed securities                      1,934.2             14.3             14.7         1,933.8
                                                       --------------   --------------  ---------------  --------------
          Total fixed maturities, including fixed
            maturities pledged                              18,146.4            538.7             87.3        18,597.8
          Less: fixed maturities pledged                     1,100.5              9.8              1.7         1,108.6
                                                       --------------   --------------  ---------------  --------------
      Fixed maturities                                      17,045.9            528.9             85.6        17,489.2
      Equity securities                                         34.8              0.5                -            35.3
                                                       --------------   --------------  ---------------  --------------
      Total investments available-for-sale               $  17,080.7      $     529.4     $     $ 85.6     $  17,524.5
                                                       ==============   ==============  ===============  ==============


ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Fixed maturities and equity securities available-for-sale as of December 31, 2003 were as follows:


                                                                            Gross           Gross
                                                         Amortized       Unrealized       Unrealized         Fair
                                                           Cost             Gains           Losses           Value
                                                       --------------   --------------  ---------------  --------------
      Fixed maturities:
          U.S. government and government
            agencies and authorities                     $     195.5      $       2.0     $        0.1     $     197.4
          State, municipalities and political
            subdivisions                                        31.7                -              2.5            29.2

          U.S. corporate securities:
            Public utilities                                 1,341.2             84.3              8.0         1,417.5
            Other corporate securities                       6,246.4            300.9             33.7         6,513.6
                                                       --------------   --------------  ---------------  --------------
          Total U.S. corporate securities                    7,587.6            385.2             41.7         7,931.1
                                                       --------------   --------------  ---------------  --------------
          Foreign securities:
            Government                                         487.1             21.7              3.9           504.9
            Other                                            1,984.4             96.0             24.1         2,056.3
                                                       --------------   --------------  ---------------  --------------
          Total foreign securities                           2,471.5            117.7             28.0         2,561.2
                                                       --------------   --------------  ---------------  --------------
          Residential mortgage-backed securities             3,247.0             66.7             21.8         3,291.9
          Commercial mortgage-backed securities                774.2             45.8              2.1           817.9
          Other asset-backed securities                      1,273.0             17.2             21.1         1,269.1

          Total fixed maturities, including fixed
            maturities pledged                              15,580.5            634.6            117.3        16,097.8
          Less: fixed maturities pledged                       555.5              6.4              2.8           559.1
                                                       --------------   --------------  ---------------  --------------
      Fixed maturities                                      15,025.0            628.2            114.5        15,538.7
      Equity securities                                        115.2              5.0                -           120.2
                                                       --------------   --------------  ---------------  --------------
      Total investments available-for-sale               $  15,140.2      $     633.2     $      114.5     $  15,658.9
                                                       ==============   ==============  ===============  ==============



     At December 31, 2004 and 2003, net unrealized appreciation is $451.9 and $522.3, respectively, on total fixed maturities, including fixed maturities pledged to creditors, and equity securities.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The aggregate unrealized losses and related fair values of total fixed maturities, including fixed maturities pledged to creditors, and equity securities with unrealized losses as of December 31, 2004, are shown below by duration:


                                                Unrealized             Fair
                                                   Loss                Value
                                           -----------------   -----------------
     Duration category:
       Less than six months below cost       $      27.2         $   3,199.9
       More than six months and less
         than twelve months below cost              29.9             1,710.7
       More than twelve months below cost           30.2               709.1
                                           -----------------   -----------------
                                             $      87.3        $    5,619.7
                                           =================   =================


     Of the unrealized losses less than 6 months in duration of $27.2, there were $12.3 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $14.9 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $1,560.4.

     Of the unrealized losses more than 6 months and less than 12 months in duration of $29.9, there were $16.9 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $13.0 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $768.8.

     Of the unrealized losses more than 12 months in duration of $30.2, there were $18.0, in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $12.2 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $222.8.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The amortized cost and fair value of fixed maturities as of December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.


                                                Amortized            Fair
                                                  Cost               Value
                                            -----------------  -----------------
     Due to mature:
       One year or less                       $      336.8       $      341.5
       After one year through five years           4,066.3            4,151.2
       After five years through ten years          4,209.5            4,403.0
       After ten years                             3,051.6            3,166.9
       Mortgage-backed securities                  4,548.0            4,601.4
       Other asset-backed securities               1,934.2            1,933.8
     Less: fixed maturities pledged                1,100.5            1,108.6
                                            -----------------  -----------------
     Fixed maturities, excluding fixed
       maturities pledged                     $   17,045.9       $   17,489.2
                                            =================  =================


     The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004.

     At December 31, 2004 and 2003, fixed maturities with fair values of $11.9 and $20.1, respectively, were on deposit as required by regulatory authorities.

     The  Company  is a member  of the  Federal  Home  Loan  Bank of Des  Moines
     ("FHLB") and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. At December 31, 2004 and 2003, respectively, the Company had $376.3 and $125.3 in non-putable funding agreements issued to the FHLB. At December 31, 2004 and 2003, respectively, assets with a carrying value of approximately $422.0 and $148.2 collateralized the funding agreements to the FHLB. Collateralized assets are included in fixed maturities in the Balance Sheets.

     The Company enters into dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase its return on investments and improve liquidity. At December 31, 2004 and 2003, the carrying value of the securities pledged in dollar rolls and repurchase agreements was $715.9 and $536.8, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreements is included in pledged securities on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $713.4 and $534.2 at December 31, 2004 and 2003, respectively. The repurchase obligation related to dollar rolls and repurchase agreements is included in borrowed money on the Balance Sheets.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

     The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was not material at December 31, 2004. The Company believes the counterparties to the dollar rolls, repurchase agreements, reverse repurchase agreements, and securities lending are financially responsible and that the counterparty risk is immaterial.

     Impairments

     The  following   table   identifies   the  Company's   other-than-temporary
     impairments by type as of December 31:


                                                 2004                         2003                        2002
                                       ---------------------------- ---------------------------- ---------------------------
                                                         No. of                       No. of                      No. of
                                         Impairment    Securities    Impairment     Securities    Impairment    Securities
                                      --------------- ------------ --------------- ------------ -------------- ------------
     U.S. Corporate                     $     -            -         $  23.7           16         $    0.1            1
     Residential mortgage-backed            9.1           88            81.3          173             81.3          125
     Foreign                                8.5            4            11.5            2              8.5            3
     Asset-backed                          11.5            6             5.8            7             31.1           14
     Equity                                   -            -               -            -                -            1
     Limited partnerships                   2.2            1               -            -                -            -
                                      --------------- ------------ --------------- ------------ -------------- ------------
     Total                              $  31.3           99         $ 122.3          198         $  121.0          144
                                      =============== ============ =============== ============ ============== ============


     The remaining fair value of the impaired fixed maturities at December 31, 2004 and 2003 is $168.7 and $192.0, respectively.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Net Investment Income

     Sources of net investment income were as follows:


                                                                            Year ended December 31,
                                                                  2004               2003               2002
                                                            -----------------  -----------------  ------------------
     Fixed maturities                                          $       960.5     $        957.6     $         946.1
     Equity securities                                                   0.3                0.2                   -
     Mortgage loans on real estate                                     221.8              208.5               202.2
     Real estate                                                         0.2                0.6                 0.3
     Policy loans                                                        9.8                8.8                 9.5
     Short-term investments and cash equivalents                         1.4                1.5                 3.7
     Other                                                             (98.4)            (138.6)             (127.9)
                                                            -----------------  -----------------  ------------------
     Gross investment income                                         1,095.6            1,038.6             1,033.9
     Less: investment expenses                                          71.7               64.0                44.6
                                                            -----------------  -----------------  ------------------
     Net investment income                                     $     1,023.9     $        974.6     $         989.3
                                                            =================  =================  ==================



     Net Realized Capital Gains and Losses

     Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption, as well as losses incurred due to the impairment of investments. Net realized capital gains (losses) on investments were as follows:


                                                                             Year ended December 31,
                                                                   2004               2003                2002
                                                            -----------------  ------------------  -----------------
     Fixed maturities                                          $       44.0      $        108.7      $      (105.9)
     Equity securities                                                  6.4                 0.2                0.1
     Derivatives                                                        9.3                 1.7              (92.0)
     Real estate                                                          -                (3.4)               1.7
     Other                                                             (2.1)               (0.3)              (0.4)
                                                            -----------------  ------------------  -----------------
     Pretax net realized capital gains (losses)                $       57.6      $        106.9      $      (196.5)
                                                            =================  ==================  =================
     After-tax net realized capital gains (losses)                   $ 37.4      $         69.5      $      (127.7)
                                                            =================  ==================  =================


     Proceeds from the sale of fixed maturities and equity securities and the related gross gains and losses were as follows:


                                                                              Year ended December 31,
                                                                   2004                2003               2002
                                                            -----------------   -----------------  -----------------
     Proceeds on sales                                        $   9,916.3         $  13,664.8        $  15,027.8
     Gross gains                                                    145.5               297.6              253.3
     Gross losses                                                    59.3                60.4              224.2


ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Changes in accumulated other comprehensive income related to changes in net unrealized capital gains and losses on securities, including securities pledged were as follows:


                                                                           Year ended December 31,
                                                                 2004                2003               2002
                                                           -----------------   -----------------  -----------------
     Fixed maturities                                        $   (65.9)          $   (90.4)         $   556.5
     Equity securities                                            (4.5)                8.6               (3.9)
     DAC/VOBA                                                    (48.1)              151.2             (353.1)
     Sales inducements                                            (6.7)                  -                  -
     Other                                                        11.3                13.4                2.8
                                                           -----------------   -----------------  -----------------
     Subtotal                                                   (113.9)               82.8              202.3
     Deferred income taxes                                        43.4               (27.9)               0.9
                                                           -----------------   -----------------  -----------------
     Net unrealized capital gains (losses)                   $   (70.5)             $ 54.9          $   203.2
                                                           =================   =================  =================



3.   Financial Instruments

     Estimated Fair Value

     The following disclosures are made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.

     Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument. FAS No. 107 excludes certain financial instruments, including insurance contracts, and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following valuation methods and assumptions were used by the Company in estimating the fair value of the following financial instruments:

     Fixed maturity securities: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. Also considered are factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees, and the

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Company's evaluation of the borrower's ability to compete in their relevant market. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond.

     Equity securities: Fair values of these securities are based upon quoted market price.

     Mortgage loans on real estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

     Cash, cash equivalents, short-term investments under securities loan agreement and policy loans: The carrying amounts for these assets approximate the assets' fair values. Derivatives are carried at fair value on the Balance Sheets.

     Assets held in separate accounts: Assets held in separate accounts are reported at the quoted fair values of the individual securities in the separate accounts.

     Other financial instruments reported as assets: The carrying amounts for these financial instruments (primarily derivatives) approximate those assets' fair values. Derivatives are carried at fair value on the Balance Sheets.

     Notes to affiliates: Estimated fair value of the Company's notes to affiliates are based upon discounted future cash flows using a discount rate approximating the current market value.

     Investment contract liabilities (included in future policy benefits and claims reserves):

          With a fixed maturity: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

          Without a fixed maturity: Fair value is estimated as the amount payable to the contractowner upon demand. However, the Company has the right under such contracts to delay payment of withdrawals which may ultimately result in paying an amount different than that determined to be payable on demand.

     Liabilities related to separate accounts: Liabilities related to separate accounts are reported at full account value in the Company's Balance Sheets. Estimated fair values of separate account liabilities are equal to their carrying amount.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The carrying values and estimated fair values of certain of the Company's financial instruments at December 31, 2004 and 2003 were as follows:


                                                                    2004                            2003
                                                        ------------------------------  ------------------------------
                                                          Carrying          Fair          Carrying          Fair
                                                            Value           Value           Value           Value
                                                        --------------  --------------  --------------  --------------
     Assets:
         Fixed maturity, including securities
           pledged                                        $ 18,597.8      $ 18,597.8      $ 16,097.8      $ 16,097.8
         Equity securities                                      35.3            35.3           120.2           120.2
         Mortgage loans on real estate                       3,851.8         3,969.4         3,388.7         3,581.4
         Policy loans                                          169.0           169.0           177.1           177.1
         Cash, cash equivalents,
           and short-term investments
           under securities loan agreement                     611.8           611.8            88.0            88.0
         Other investments                                     228.8           229.0            60.8            61.1
         Assets held in separate accounts                   24,746.7        24,746.7        18,220.1        18,220.1
     Liabilities:
         Notes to affiliates                                   435.0           508.5            85.0           145.2
         Investment contract liabilities:
           Deferred annuities                               17,525.9        16,344.6        16,072.4        15,069.0
           Supplementary contracts and
             immediate annuities                               864.9           864.9           840.1           840.1
           Liabilities related to separate accounts         24,746.7        24,746.7        18,220.1        18,220.1


     Fair  value  estimates  are made at a  specific  point  in  time,  based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the Company's management of interest rate, price, and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

     Derivative Financial Instruments

     Interest Rate Caps

     Interest rate caps are used to manage the interest rate risk in the Company's bond portfolio. Interest rate caps are purchased contracts that provide the Company with an annuity in an increasing interest rate environment. The notional amount of the Company's open interest rate caps as of December 31, 2004 was $236.2. Carrying value and estimated fair value of the open interest rate caps was minimal as of December 31, 2004. The notional amount of the Company's open interest rate caps as of December 31,

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     2003 was $1,036.2. Carrying value and estimated fair value of the open interest rate caps were minimal as of December 31, 2003.

     Interest Rate Swaps

     Interest rate swaps are used to manage the interest rate risk in the Company's bond portfolio as well as the Company's liabilities. Interest rate swaps represent contracts that require the exchange of cash flows at regular interim periods, typically monthly or quarterly. The notional amount, carrying value and estimated fair value of the Company's open interest rate swaps as of December 31, 2004 were $2,832.8, $34.0 and $34.0, respectively. The notional amount, carrying value and estimated fair value of the Company's open interest rate swaps as of December 31, 2003 were $1,266.5, $(91.2) and $(91.2), respectively.

     Futures

     Futures contracts are used to hedge against a decrease in certain indexes. Such decrease results in increased reserve liabilities, and the futures offset this increased expense. The underlying reserve liabilities are carried at market value with the change in value recorded in the Statements of Operations, which is offset by the daily cash movement of the futures. The notional amount, carrying value and estimated fair value of the Company's open futures contracts as of December 31, 2004, were $1,177.9, $(0.2) and $(0.2), respectively. The notional amount, carrying value and estimated fair value of the Company's open futures contracts as of December 31, 2003, were $491.3, $0.8 and $0.8, respectively.

     Foreign Exchange Swaps

     Foreign exchange swaps are used to reduce the risk of a change in the value, yield, or cash flow with respect to invested assets. Foreign exchange swaps represent contracts that require the exchange of foreign currency cash flows for US dollar cash flows at regular interim periods, typically quarterly or semi-annually. The notional amount, carrying value, and estimated fair value of the Company's open foreign exchange rate swaps as of December 31, 2004 were $146.7, $(34.5) and $(34.5), respectively. The notional amount, carrying value, and estimated fair value of the Company's open foreign exchange rate swaps as of December 31, 2003 were $128.2, $(19.4) and $(19.4), respectively.

     Options

     Standard & Poor's ("S&P") Options are used to hedge against an increase in the S&P Index. Such increase results in increased reserve liabilities, and the options offset this increased expense. The options are accounted for in

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     a consistent manner with the underlying reserve liabilities, both of which are carried at fair value with the change in value recorded in the Statements of Operations. If the options mature in the money, the amount received is recorded in income to offset the increased expense for the reserve liabilities. The notional amount, carrying value and estimated fair value of the Company's open options as of December 31, 2004 were $2,335.4, $166.0, and $166.0, respectively. The notional amount, carrying value and estimated fair value of the Company's open options as of December 31, 2003 were $1,287.8, $100.9, and $100.9, respectively.

     Embedded Derivatives

     The Company also has investments in certain fixed maturity instruments and retail annuity products that contain embedded derivatives, including those whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads. The estimated fair value of the embedded derivatives within securities as of December 31, 2004 and 2003 was $(4.6) and $(1.1), respectively. The estimated fair value of the embedded derivatives within retail annuity products as of December 31, 2004 and 2003, was $479.9 and $238.9, respectively.


4.   Deferred Policy Acquisition Costs and Value of Business Acquired

     Activity for the years ended December 31, 2004, 2003 and 2002, within VOBA was as follows:


     Balance at December 31, 2001                                $     202.5
         Adjustment for unrealized gains/losses                        (34.2)
         Interest accrued at 4% - 5%                                    10.1
         Amortization                                                  (43.9)
                                                               -----------------
     Balance at December 31, 2002                                      134.5
         Adjustment for unrealized gains/losses                          7.0
         Interest accrued at 4% - 5%                                     6.6
         Amortization                                                  (36.6)
                                                               -----------------
     Balance at December 31, 2003                                      111.5
         Adjustment for unrealized gains/losses                         (0.5)
         Interest accrued at 4% - 5%                                     6.8
         Amortization                                                   (5.6)
                                                               -----------------
     Balance at December 31, 2004                                $     112.2
                                                               =================


     The estimated amount of VOBA to be amortized, net of interest, over the next five years is $15.5, $13.6, $11.0, $10.1, and $12.3, for the years
     2005, 2006, 2007, 2008 and 2009, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Analysis of DAC/VOBA - Annuity

     The variance in amortization expense in 2004 versus 2003 was impacted by SOP 03-1. In prior years, amortization of inducements was included in amortization of DAC and VOBA. Beginning in 2004, sales inducement amortization is included as a component of benefit expense in accordance with SOP 03-1. Therefore, the decrease in amortization of DAC and VOBA is partially related to 2004 sales inducement amortization being included in interest credited instead of amortization of DAC and VOBA. Also contributing to the decrease is the improved market performance during 2003, which lowered the amortization rate for 2004. Amortization expense in 2003 was higher than 2002 due in part to the poor equity market performance in 2002, which increased the amortization rate in 2003, as well as to the amortization of acquisition costs related to increased sales of fixed annuities during 2002. 2003 was the first full year of amortization for this block of acquisition costs. Also impacting amortization of DAC and VOBA are unlocking adjustments discussed below.

     The actual separate account market return exhibited by the variable deposits invested in mutual funds associated with the Company's liabilities in 2004 exceeded the long-term assumption, thereby producing deceleration of DAC/VOBA amortization of $6.6, before tax. As a part of the regular analysis of DAC/VOBA, at the end of the first quarter of 2004, the Company modified its assumptions regarding the future rate of spread income on some of its fixed annuity liabilities. The assumption modification was in the direction of lower spread income, and produced an acceleration of DAC/VOBA amortization of $5.0, before tax. Similar regular analysis of DAC\VOBA at the end of the third quarter of 2004 included unlocking of the Company's assumptions regarding contractowner withdrawal behavior. Based on experience studies, assumed rates of full surrender for both fixed and variable annuities and rates of partial withdrawal of account balance for variable annuities were all modified downward, producing a deceleration of DAC/VOBA amortization of $4.2, before tax. The combined effect of the three factors of actual variable return for 2004 exceeding long-term assumptions, modification of future spread income expectations, and modification of expectations regarding future withdrawal behavior was a deceleration of DAC/VOBA amortization totaling $5.8, before tax, or $3.8, net of $2.0 of federal income tax expense.

     The Company reset long-term return assumptions for the separate account to 8.5% from 9.0% (gross before fund management fees and mortality, expense, and other policy charges) as of December 31, 2003, reflecting a blended return of equity and other sub-accounts. The largest component of the 2003 unlocking adjustment comprised a deceleration of DAC/VOBA amortization totaling $41.3, before tax. This component was primarily driven by improved market performance. The Company also unlocked assumptions regarding future lapse rates for fixed annuities during the analysis at the end of 2003, resulting in an acceleration of DAC/VOBA amortization of $6.0, before tax. In each of the regular analyses of DAC/VOBA at the end of the third and fourth quarters of 2003, expectations regarding yields on assets backing

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     fixed annuity liabilities were revised downward, resulting in respective accelerations of DAC/VOBA amortization measuring $2.1, before tax and $6.0, before tax. The combined effect of all unlocking in 2003 was a deceleration of DAC/VOBA amortization totaling $27.2, before tax, or $17.7, net of $9.5 of federal income tax expense.

     As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account return to 9.0% (gross before fund management fees and mortality, expense, and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The largest component of the 2002 unlocking adjustment comprised an acceleration of DAC/VOBA amortization totaling $91.5, before tax. This component was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. The Company also unlocked assumptions regarding future lapse and partial withdrawal rates for fixed annuities during the analysis at the end of the third quarter of 2002, resulting in an acceleration of DAC/VOBA amortization measuring $2.0, before tax. During the regular analysis at the end of the fourth quarter of 2002, expectations regarding the assets backing the fixed annuity liabilities were revised to reflect higher anticipated default rates. This fourth quarter adjustment resulted in an acceleration of DAC/VOBA amortization of $8.0, before tax. The combined effect of all unlocking adjustments in 2002 was an acceleration of DAC/VOBA amortization totaling $101.5 before tax, or $66.0, net of $35.5 of federal income tax benefit.

     Analysis DAC/VOBA - Life

     As part of the regular analysis of DAC/VOBA for the life insurance block, at the end of each of the years ended December 31, 2004, 2003, and 2002, the Company unlocked due to assumption changes related primarily to mortality, lapse, expense, and interest amounts. The impact of unlocking on the amortization of DAC/VOBA was a decrease of $1.2 in 2004, an increase of $6.0 in 2003, and an increase of $5.2 in 2002.


5.   Dividend Restrictions and Shareholder's Equity

     The Company's ability to pay dividends to its parent is subject to the prior approval of the Iowa Division of Insurance for payment of any dividend, which, when combined with other dividends paid within the preceding twelve months, exceeds the greater of (1) ten percent (10%) of the Company's statutory surplus at the prior year end or (2) the Company's prior year statutory net gain from operations. The Company did not pay any dividends on its common stock during 2004 or 2002. During 2003, the Company paid $12.4 in dividends on its common stock to its Parent.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The Insurance Division of the State of Iowa (the "Division"), effective January 1, 2004, recognizes as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Division, which differ in certain respects from accounting principles generally accepted in the United States. Statutory net income (loss) was $96.1, $(85.1), and $(328.0), for the years ended December 31, 2004, 2003 and 2002, respectively. Statutory capital and surplus was $1,668.3 and $1,081.1 as of December 31, 2004 and 2003, respectively.

     As of December 31, 2004, the Company did not utilize any statutory accounting practices, which are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affected statutory capital and surplus.


6.   Additional Insurance Benefits and Minimum Guarantees

     Under SOP 03-1, the Company calculates additional liabilities ("SOP reserves") for certain guaranteed benefits and for universal life products with certain patterns of cost of insurance charges and certain other fees. The SOP reserve recognized for such products is in addition to the liability previously held (the "Account Value") and recognizes the portion of contract assessments received in early years used to compensate the insurer for services provided in later years.

     ING USA calculates a benefit ratio for each block of business subject to the SOP, and calculates an SOP reserve by accumulating amounts equal to the benefit ratio multiplied by the assessments for each period, reduced by excess death benefits during the period. The SOP reserve is accumulated at interest rates using the contract-credited rate for the period. The calculated reserve includes a provision for universal life contracts with patterns of cost of insurance charges that produce expected gains from the insurance benefit function followed by losses from that function in later years.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The SOP reserve for annuities with GMDBs is determined each period by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used to adjust the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The following assumptions and methodology were used to determine the GMDB SOP reserve at December 31, 2004:


         Area                            Assumptions/Basis for Assumptions
     -------------------------           ---------------------------------------
         Data used                       Based on 101 investment performance
                                           scenarios stratified based on 10,000
                                           random generated scenarios
         Mean investment performance     8.5%
         Volatility                      18.0%
         Mortality                       60.0%, 60.0%, 75.0%, 75.0% of the
                                         90-95 ultimate mortality table for
                                           standard, rachet, rollup and
                                           combination rollup and rachet,
                                           respectively
         Lapse rates                     Vary by contract type and duration;
                                           range between 1.0% and 40.0%
         Discount rates                  6.5%, based on the portfolio earned
                                           rate of the general account


     The SOP reserve for annuities with GMABs and GMWBs are considered to be derivatives under FAS No. 133 and are recognized at fair value through earnings.

     The SOP reserve for the guaranteed minimum income benefits ("GMIB") is determined each period by estimating the expected value of the annutization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if the actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used for calculating the additional GMIB liability at December 31, 2004, are consistent with those used for the calculating the additional GMDB liability. In addition, the calculation of the GMIB liability assumes dynamic surrenders and dynamic annuitization reflecting the extent to which the benefit, at the time of payment, has a positive value.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The separate account liabilities subject to SOP 03-1 for minimum guaranteed benefits, and the additional liabilities recognized related to minimum guarantees, by type, as of December 31, 2004, and the paid and incurred amounts by type for the year ended December 31, 2004 were as follows:


                                                              Guaranteed          Guaranteed          Guaranteed
                                                                Minimum            Minimum              Minimum
                                                                 Death          Accumulation/           Income
                                                                Benefit       Withdrawal Benefit        Benefit
                                                                (GMDB)           (GMAB/GMWB)            (GMIB)
                                                             --------------  ---------------------   --------------
     Separate account liability
         balance                                               $ 25,843.4            $ 1,826.7         $  9,079.6
                                                             ==============  =====================   ==============
     Additional liability balance:
         Balance at January 1, 2004                            $     56.5            $    14.5         $     13.6
         Incurred guaranteed benefits                                39.0                 (4.9)              17.1
         Paid guaranteed benefits                                   (28.6)                   -                  -
                                                             --------------  ---------------------   --------------
     Balance at December 31, 2004                              $     66.9            $     9.6         $     30.7
                                                             ==============  =====================   ==============



     The net amount at risk (net of reinsurance) and the weighted average attained age of contractowners by type of minimum guaranteed benefit, were as follows as of December 31, 2004:


                                                             Guaranteed          Guaranteed          Guaranteed
                                                              Minimum             Minimum             Minimum
                                                               Death           Accumulation/           Income
                                                              Benefit        Withdrawal Benefit       Benefit
                                                               (GMDB)           (GMAB/GMWB)            (GMIB)
                                                           ---------------  ---------------------  ---------------
     Net Amount at Risk (net of reinsurance)                  $ 1,365.7         $     65.4           $  204.3
     Weighted Average Attained Age                                   63                 61                 61



     The aggregate fair value of equity securities (including mutual funds), supporting separate accounts with additional insurance benefits and minimum investment return guarantees as of December 31, 2004 was $24,746.7.


7.   Sales Inducements

     Sales inducements represent benefits paid to contractowners that are incremental to the amounts the Company credits on similar contracts and are higher than the contract's expected ongoing crediting rates for periods after the inducement. Such amounts are reported separately on the balance sheet as of January 1, 2004. Prior to 2004, these amounts were included in DAC. Sales inducements are amortized as a component of benefit expense using methodologies and assumptions consistent with those used for amortization of DAC. During the year ended December 31, 2004, the Company

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     capitalized  and  amortized  $100.9  and  $65.5,  respectively,   of  sales
     inducements. The unamortized balance of capitalized sales inducements, net of unrealized gains and losses, is $514.6 as of December 31, 2004.


8.   Income Taxes

     Effective January 1, 2004, the Company files a stand-alone federal income tax return. Prior to that date, the Company and each of the Merger Companies, filed federal income tax returns with their respective filing groups.

     Income tax expense (benefit) from continuing operations included in the financial statements are as follows:


                                                                            Year ended December 31,
                                                                  2004               2003               2002
                                                            -----------------  -----------------  ------------------
     Current tax expense (benefit):
         Federal                                              $     4.7          $     1.2          $    (19.9)
                                                            -----------------  -----------------  ------------------
             Total current tax expense (benefit)                    4.7                1.2               (19.9)
                                                            -----------------  -----------------  ------------------
     Deferred tax expense (benefit):
         Operations and capital loss carryforwards                 31.5               53.3                (3.9)
         Other federal deferred tax                                44.5              (55.3)              (36.4)
                                                            -----------------  -----------------  ------------------
             Total deferred tax expense (benefit)                  76.0               (2.0)              (40.3)
                                                            -----------------  -----------------  ------------------
     Total income tax expense (benefit)                       $    80.7          $    (0.8)         $    (60.2)
                                                            =================  =================  ==================


     Income taxes were different from the amount computed by applying the federal income tax rate to income from continuing operations before income taxes for the following reasons:


                                                                            Year ended December 31,
                                                                  2004               2003               2002
                                                            -----------------  -----------------  ------------------
     Income before income taxes and cumulative
         effect of change in accounting principle             $     173.6         $     56.5        $     (176.3)
     Tax rate                                                         35%                35%                 35%
                                                            -----------------  -----------------  ------------------
     Income tax at federal statutory rate                           60.8               19.8               (61.7)
     Tax effect of:
         Meals and entertainment                                     0.5                0.4                 0.6
         Dividend received deduction                                 1.3              (11.5)                0.8
         Product reserves                                            3.0                  -                   -
         Investments                                                15.0                  -                   -
         Refinement of deferred tax balances                           -               (9.5)                  -
         Other                                                       0.1                  -                 0.1
                                                            -----------------  -----------------  ------------------
     Income tax expense (benefit)                              $     80.7          $    (0.8)       $      (60.2)
                                                            =================  =================  ==================


ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 2004 and 2003 are presented below:

                                                                                      2004               2003
                                                                               -----------------  -----------------
     Deferred tax assets:
         Operations and capital loss carryforwards                               $     133.5        $     168.5
         Future policy benefits                                                        619.9              517.4
         Goodwill                                                                        9.3                9.8
         Investments                                                                    42.4               20.5
         Employee compensation and benefits                                             19.9               16.8
         Other                                                                          19.5               33.4
                                                                               -----------------  -----------------
                Total gross assets                                                     844.5              766.4

     Deferred tax liabilities:
         Unrealized gains on investments                                              (157.1)            (170.1)
         Deferred policy acquisition cost                                             (663.1)            (529.1)
         Value of purchased insurance in force                                         (33.4)             (38.3)
         Other                                                                          (3.5)              (9.5)
                                                                               -----------------  -----------------
                Total gross liabilities                                               (857.1)            (747.0)
                                                                               -----------------  -----------------
     Net deferred income tax asset (liability)                                   $     (12.6)       $      19.4
                                                                               =================  =================


     Valuation allowances are provided when it is considered unlikely that deferred tax assets will be realized. No valuation allowance has been established at this time as management believes the above conditions presently do not exist.

     At December 31, 2004, the Company has operating loss carryforwards of approximately $381.5, for federal income tax purposes, which are available to offset future taxable income. If not used, these carryforwards will expire between 2015 and 2019.

     Net unrealized capital gains and losses are presented in shareholder's equity net of deferred taxes.

     Under prior law, life insurance companies were allowed to defer from taxation a portion of income. The deferred income was accumulated in the Policyholders' Surplus Account. Equitable Life had a Policyholders' Surplus Account prior to the merger, which carried over to the Company. This deferred income only becomes taxable under certain conditions, which management believes to be remote. Furthermore, the American Jobs Creation Act of 2004 allows certain tax-free distributions from the Policyholders' Surplus Account during 2005 and 2006. Therefore, based on currently available information, no federal income taxes have been provided on the Policyholders' Surplus Account accumulated balance of $14.4.

     The Company establishes reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Currently, the Internal Revenue Service is conducting examinations for the years 2000 and 2001 and various state tax audits are in process.


9.   Benefit Plans

     Defined Benefit Plan

     ING North America Insurance Corporation ("ING North America") sponsors the ING Americas Retirement Plan (the "Retirement Plan"), effective as of December 31, 2001. Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees) are eligible to participate, including the Company's employees.

     The Retirement Plan is a tax-qualified defined benefit plan, the benefits of which are guaranteed (within certain specified legal limits) by the Pension Benefit Guaranty Corporation ("PBGC"). As of January 1, 2002, each participant in the Retirement Plan (except for certain specified employees) earns a benefit under a final average compensation formula. Subsequent to December 31, 2001, ING North America is responsible for all Retirement Plan liabilities. The costs allocated to the Company for its employees' participation in the Retirement Plan were $11.4, $9.3, and $4.8, for the years ended 2004, 2003 and 2002, respectively.

     Defined Contribution Plans

     ING North America sponsors the ING Savings Plan and ESOP (the "Savings Plan"). Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees) are eligible to participate, including the Company's employees other than Company agents. The Savings Plan is a tax-qualified profit sharing and stock bonus plan, which includes an employee stock ownership plan ("ESOP") component. Savings Plan benefits are not guaranteed by the PBGC. The Savings Plan allows eligible participants to defer into the Savings Plan a specified percentage of eligible compensation on a pre-tax basis. ING North America matches such pre-tax contributions, up to a maximum of 6% of eligible compensation. All matching contributions are subject to a 4-year graded vesting schedule (although certain specified participants are subject to a 5-year graded vesting schedule). All contributions made to the Savings Plan are subject to certain limits imposed by applicable law. Pre-tax charges to operations of the Company for the Savings Plan were $3.5, $2.8, and $3.0, for the years ended December 31, 2004, 2003 and 2002, respectively.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Other Benefit Plans

     In addition to providing retirement plan benefits, the Company, in conjunction with ING North America, provides certain supplemental retirement benefits to eligible employees and health care and life insurance benefits to retired employees and other eligible dependents. The supplemental retirement plan includes a non-qualified defined benefit pension plan, and a non-qualified defined contribution plan, which means all benefits are payable from the general assets of the Company. The post-retirement health care plan include contributory, with retiree contribution levels adjusted annually. The life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage. The benefits charges allocated to the Company related to all of these plans for the years ended December 31, 2004, 2003, and 2002 were not significant.


10.  Related Party Transactions

     Operating Agreements

     The Company has certain agreements whereby it generates revenues and incurs expenses with affiliated entities. The agreements are as follows:

     |X| Underwriting and distribution agreement with Directed Services, Inc. ("DSI"), for the variable insurance products issued by the Company. DSI is authorized to enter into agreements with broker-dealers to distribute the Company's variable products and appoint representatives of the broker-dealers as agents. For the years ended December 31, 2004, 2003 and 2002, expenses were incurred in the amounts of $371.4, $269.3, and $287.1, respectively.
     |X| Asset management agreement with ING Investment Management LLC ("IIM"), in which IIM provides asset management and accounting services. The Company records a fee, which is paid quarterly, based on the value of the assets under management. For the years ended December 31, 2004, 2003 and 2002, expenses were incurred in the amounts of $69.8, $62.4, and $43.4, respectively.
     |X| Service agreement with DSI, in which the Company provides managerial and supervisory services to DSI and earns a fee that is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2004, 2003, and 2002, revenue for these services was $36.4, $27.8, and $25.8 respectively.
     |X| Expense sharing agreements with ING North America Insurance Corporation ("NAC") for administrative, management, financial, and information technology services, which were approved in 2001. For the years ended December 31, 2004, 2003 and 2002, expenses were incurred in the amounts of $65.0, $67.5, and $70.6, respectively.
     |X| Services agreement between the Company and its affiliates dated January 1, 2001, and amended effective January 1, 2002. For the years ended December 31, 2004, 2003, and 2002, net expenses related to the

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

          agreement were incurred in the amount of $5.1, $16.2, and $17.1, respectively.
     |X| ING Advisors Network, a group of broker-dealers affiliated with the Company, distributes the Company's annuity products. For the years ended December 31, 2004, 2003, and 2002, ING Advisors Network sold new contracts of $1,121.8, $765.8, and $949.1, respectively.

     Management and service contracts and all cost sharing arrangements with other affiliated companies are allocated in accordance with the Company's expense and cost allocation methods.

     Reinsurance Agreements

     ING USA entered into a reinsurance agreement with Security Life of Denver International, Limited. ("SLDI"), an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. In March 2003, the Company amended its reinsurance agreement with SLDI. Under this amendment, the Company terminated the reinsurance agreement for all in force and new business and recaptured all in force business reinsured under the reinsurance agreement between the Company and SLDI retroactive to January 1, 2003 and the Company reduced its reinsurance recoverable related to these liabilities by $150.1. On March 28, 2003, SLDI transferred assets to the Company in the amount of $185.6. The difference in amounts transferred on March 28, 2003 and the reduction of the reinsurance recoverables as of January 1, 2003, reflects adjustments on the investment of the reinsurance recoverable as of January 1, 2003. It also reflects adjustments on the investment income on the assets and letter of credit costs between January 1, 2003 and the date of the asset transfer. It also encompasses the net effect of a recapture fee paid in the amount of $5.0 offset by the receipt of a $24.1 negative ceding commission. The net impact of which was deferred in policy acquisition costs and is being amortized over the period of estimated future profits.

     The Company is a party to a Facultative Reinsurance Agreement with its affiliate, Security Life of Denver Insurance Company ("Security Life") dated August 20, 1999. Under the terms of the Agreement, the Company facultatively cedes certain GICs and funding agreements to Security Life on a 100% coinsurance basis. As of December 31, 2004, the value of GIC and funding agreement reserves ceded by the Company under this agreement was $1,262.7.

     Reciprocal Loan Agreement

     On January 1, 2004, the Company entered into a new reciprocal loan agreement with ING America Insurance Holding Company, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. In accordance with this

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     agreement, the maximum outstanding amount to be borrowed or lent shall not exceed 3% of ING USA's total admitted assets as of the preceding December
     31. This agreement supersedes previous reciprocal loan agreements between each of the Merged Companies and ING AIH, which contained various terms and maximum borrowing/lending limits.

     Under the previous and current reciprocal loan agreements, interest on any ING USA borrowings was charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings was charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under these agreements, ING USA incurred interest expense of $0.2, $0.3, and $0.3, for the years ended December 31, 2004, 2003, and 2002, respectively. ING USA earned interest of $2.5, $1.0, and $1.3, for the years ended December 31, 2004, 2003 and 2002, respectively. At December 31, 2004 and 2003, ING USA had $184.2 and $120.4 receivable from ING AIH under these agreements included in due from affiliates.

     Notes to Affiliates

     The Company's promissory note in the amount of $50.0 payable to Lion was repaid on May 17, 2004. The note was issued on April 15, 1997. Interest was charged at an annual rate of 8.75% and the face amount was due on demand. The Company incurred interest expense of $1.7, $4.4, and $4.4, for the years ended December 31, 2004, 2003, and 2002, respectively.

     ING USA issued a 30-year surplus note in the principal amount of $35.0 on December 8, 1999, to its affiliate, Security Life of Denver Insurance Company (successor-in-interest to First Columbine Life Insurance Company), which matures on December 7, 2029. Interest is charged at an annual rate of 7.98%. Payment of the note and related accrued interest is subordinate to payments due to contractowners and claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of ING USA. Any payment of principal and/or interest made is subject to the prior approval of the Iowa Insurance Commissioner. Interest expense was $2.8, $2.8, and $2.8, for the years ended December 31, 2004, 2003, and 2002, respectively.

     On December 29, 2004, the Company issued surplus notes in the aggregate principal amount of $400.0 (the "Notes"), scheduled to mature on December 29, 2034, to its affiliates, ING Life Insurance and Annuity Company ("ILIAC"), ReliaStar Life and SLDI, in an offering that was exempt from the registration requirements of the Securities Act of 1933. The Notes bear interest at a rate of 6.26% per year. Any payment of principle and/or interest is subject to the prior approval of the Iowa Insurance Commissioner. Interest is scheduled to be paid semi-annually in arrears on June 29 and December 29 of each year, commencing on June 29, 2005. Interest expense was $0.2 for the year ended December 31, 2004.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Tax Sharing Agreements

     The Company has entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax, or other tax return on a consolidated, combined, or unitary basis.

     Capital Transactions

     During the years ended December 31, 2004, 2003, and 2002, ING USA received capital contributions of $230.0, $88.7, and $456.3, respectively.


11.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which is due on demand, the Company can borrow up to $125 from the Bank. Interest on any borrowing accrues at an annual rate equal to a rate quoted by the Bank to the Company for the borrowing. Under the agreement, the Company incurred minimal interest expense for the years ended December 31, 2004, 2003, and 2002, respectively. At December 31, 2004 and 2003, the Company did not have any balances payable to the Bank.

     The Company also maintains a perpetual revolving loan agreement with Bank of New York ("BONY"). Under this agreement, the Company can borrow up to $100 from BONY. Interest on any of the Company borrowing accrues at an annual rate equal to a rate quoted by BONY to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the years ended December 31, 2004, 2003, and 2002. At December 31, 2004 and 2003, the Company did not have any balances payable to BONY.


12.  Reinsurance

     At December 31, 2004, ING USA had reinsurance treaties with 17 unaffiliated reinsurers and 1 affiliated reinsurer covering a portion of the mortality risks and guaranteed death and living benefits under its variable contracts. ING USA remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Reinsurance ceded in force for life mortality risks were $906.0 and $1,209.4 at December 31, 2004 and 2003, respectively. At December 31, 2004 and 2003, net receivables were comprised of the following:


                                                  2004               2003
                                            -----------------  -----------------
     Claims recoverable from reinsurers      $    13.4           $   17.1
     Payable for reinsurance premiums             (3.2)              (6.6)
     Reinsured amounts due to an
         unaffiliated reinsurer                   (3.2)              (3.1)
     Reserve credits                              17.6               21.1
     Reinsurance ceded                         1,359.9              619.4
     Other                                         3.6                4.0
                                           ------------------  -----------------
     Total                                   $ 1,388.1           $  651.9
                                           ==================  =================


     Included in the accompanying financial statements are net policy benefit recoveries of $48.4, $48.4, and $60.0, for the years ended December 31, 2004, 2003, and 2002, respectively.

     Interest credited and other benefits to contractowners included the following premiums ceded and reinsurance recoveries:


                                                         Year ended December 31,
                                                2004               2003               2002
                                        -----------------  -----------------  ------------------
     Premiums ceded under reinsurance         $ 12.5             $ 16.4              $ 59.6
     Reinsurance recoveries                      0.8                2.2                 2.7



13.  Commitments and Contingent Liabilities

     Leases

     The Company leases its office space and certain other equipment under operating leases that expire through 2017.

     For the years ended December 31, 2004, 2003, and 2002, rent expense for leases was $7.6, $7.4, and $6.6, respectively. The future net minimum payments under noncancelable leases for the years ended December 31, 2005 through 2009 are estimated to be $7.8, $7.8, $7.6, $7.5, and $7.5, respectively, and $39.4, thereafter. The Company pays substantially all expenses associated with its leased and subleased office properties. Expenses not paid directly by the Company are paid for by an affiliate and allocated back to the Company.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Commitments

     Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2004 and 2003, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $175.3 and $154.0, respectively.

     Litigation

     The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

     Other Regulatory Matters

     Regulatory Matters

     As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

     Fund Regulatory Issues

     Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

     In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

     The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of ING, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

     An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

     Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to the Company or certain affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject the Company or certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

     ING has  agreed to  indemnify  and hold  harmless  the ING  Funds  from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the Securities and Exchange Commission ("SEC"). Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations , including the Company.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Other Regulatory Matters

     The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

     These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

     In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to our business practices are appropriate.


14.  Other Comprehensive Income

     The components of other comprehensive income for the years ended December 31, 2004 and 2003 were as follows:

                                                          2004                2003
                                                    ------------------  -----------------
     Net unrealized capital gains (losses):
         Fixed maturities                            $   451.4          $   517.3
         Equity securities                                 0.5                5.0
         DAC/VOBA                                       (258.6)            (210.5)
         Sales inducements                                (6.7)                 -
         Other                                            (2.6)             (13.9)
                                                    ------------------  -----------------
     Subtotal                                            184.0              297.9
     Less: Deferred income taxes                         (66.4)            (109.8)
                                                    ------------------  -----------------
     Net unrealized capital gains (losses)               117.6              188.1
     Minimum pension liability                            (4.9)                 -
                                                    ------------------  -----------------
     Net accumulated other comprehensive income      $   112.7          $   188.1
                                                    ==================  =================


ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Changes in accumulated other comprehensive income related to changes in net unrealized gains (losses) on securities, including securities pledged, were as follows:


                                                                           Year ended December 31,
                                                                 2004                2003               2002
                                                           ------------------  -----------------  -----------------
     Unrealized holding gains (losses) arising
         during the year (1)                                  $     (26.8)        $    125.9         $    152.6
     Less: reclassification adjustment for gains
         (losses) and other items included in
         net income (2)                                              43.7               71.0              (50.6)
                                                           ------------------  -----------------  -----------------
     Net unrealized gains (losses) on securities                  $ (70.5)            $ 54.9            $ 203.2
                                                           ==================  =================  =================


(1) Pretax unrealized holding gains (losses) were $(41.2), $193.7 and $234.8, for the years ended December 31, 2004, 2003 and 2002, respectively.
(2) Pretax reclassification adjustments for gains (losses) and other items included in net income were $67.2, $109.2 and $(77.8), for the years ended December 31, 2004, 2003 and 2002, respectively.

QUARTERLY DATA (UNAUDITED)



2004  (In millions)                                               First          Second          Third          Fourth
-----                                                        -------------  -------------   -------------  -------------
Total revenue                                                 $   435.7      $    430.2      $    435.8      $   372.1
                                                             -------------  -------------   -------------  -------------
Income before income taxes and
    cumulative effect of change in accounting principle            32.0 **         69.2 **         39.7 **        32.7
Income tax expense                                                  9.8 **         23.0 **         37.0 **        10.9
                                                             -------------  -------------   -------------  -------------

Net income before cumulative effect of
    change in accounting principle                                 22.2 **         46.2 **          2.7 **        21.8
Cumulative effect of change in accounting principle                (1.0)**            -               -              -
                                                             -------------  -------------   -------------  -------------
Net income                                                    $    21.2 **   $     46.2 **   $      2.7 **   $    21.8
                                                             =============  =============   =============  =============

2003 (In millions)                                                First*        Second*          Third*        Fourth*
----                                                         -------------  -------------   -------------  -------------
Total revenue                                                 $   365.0      $    392.0      $    406.3      $   345.7
                                                             -------------  -------------   -------------  -------------
Income (loss) before income taxes                                 (21.0)           46.5            32.6           (1.6)
Income tax expense (benefit)                                       (7.5)           14.4             3.8          (11.5)
                                                             -------------  -------------   -------------  -------------
Net income (loss)                                             $   (13.5)     $     32.1      $     28.8      $     9.9
                                                             =============  =============   =============  =============


* 2003 amounts have been restated due to the merger on January 1, 2004. See the "Significant Accounting Policies" footnote for further information regarding the merger.

** Income before cumulative effect of change in accounting principle for the first, second, and third quarters of 2004 has been restated to include the impact of the implementation of the TPA, effective January 1, 2004. The quarterly adjustment was approximately $(0.6), resulting in a total 2004 reduction of $(2.3). Also, the cumulative effect of change in accounting principal was reduced by $(2.0) before tax due to the implementation of the TPA. See "Recently Adopted Accounting Standards" in the "Significant Accounting Policies" footnote for further information.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         None.

Item 9A. Controls and Procedures

          a) The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company's current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company's periodic SEC filings is made known to them in a timely manner.

          b) There has not been any change in the internal controls over financial reporting of the Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

Item 9B. Other Information

         None.

                                    PART III

Item 10. Directors and Executive Officers of the Registrant

          Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002:

          a)   Code of  Ethics  for  Financial  Professionals
               The Company has approved and adopted a Code of Ethics for Financial Professionals (which was filed as Exhibit 14 to the Company's Form 10-K, as filed with the SEC on March 29, 2004, File No. 033-87270), pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8-K filing.

          b)   Designation of Board Financial Expert
               The Company has designated David A. Wheat, Director, Senior Vice President, and Chief Financial Officer of the Company, as its Board Financial Expert, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002. Because the Company is a wholly-owned subsidiary of Lion, it does not have any outside directors sitting on its board.

Item 11.  Executive Compensation

          Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

          Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 13.  Certain Relationships and Related Transactions

          Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 14.  Principal  Accountant  Fees and Services
          (Dollar amounts in millions, unless otherwise stated)

          In 2004 and 2003, Ernst & Young LLP (Ernst & Young) served as the principal external auditing firm for ING including ING USA. ING subsidiaries, including ING USA, are allocated Ernst & Young fees attributable to services rendered by Ernst & Young to each subsidiary. Ernst & Young fees allocated to the Company for the years ended December 31, 2004 and 2003 are detailed below along with a description of the services rendered by Ernst & Young to the Company:

                                               2004                 2003
                                        -------------------  -------------------
          Audit fees                      $     2.6            $     1.8
          Audit-related fees                    0.5                  0.1
          Tax fees                                -*                 0.1
          All other fees                          -*                   -
                                        -------------------  -------------------
                                          $     3.1            $     2.0
                                        ===================  ===================

              *Less than $0.1.

          Audit fees

          Fees for audit services include fees associated with professional services rendered by the auditors for the audit of the annual financial statements of the Company and review of the Company's interim financial statements.

          Audit-related fees

          Audit-related fees were allocated to ING USA for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the audit fee item above. These services consisted primarily of audit of SEC product filings, advice on accounting matters, and progress review on International Financial Reporting Standards and Sarbanes-Oxley projects.

          Tax Fees

          Tax fees allocated to ING USA were for tax compliance, tax advice, and tax planning professional services. These services consisted of: tax compliance including the review of original and amended tax returns, assistance with questions regarding tax audits, and tax planning and advisory services relating to common forms of domestic taxation (i.e. income tax and capital tax).

          All other fees

          There were minimal fees allocated to ING USA under the category "all other fees" in 2004, and no amounts in 2003. This category typically includes fees paid for products and services other than the audit fees, audit-related fees, and tax fees described above, and consists primarily of non-recurring support and advisory services.

          Pre-approval policies and procedures

          ING USA has adopted the pre-approval policies and procedures of ING. Audit, audit-related, and non-audit services provided to the Company by ING's independent auditors are pre-approved by ING's audit committee. Pursuant to ING's pre-approval policies and procedures, the

          ING audit committee is required to pre-approve all services provided by ING's independent auditors to ING and its majority owned legalentities, including the Company. The ING pre-approval policies and procedures distinguish four types of services: (1) audit services,
          (2) audit-related services, (3) non-audit services, and (4) prohibited services (as described in the Sarbanes-Oxley Act).

          The ING pre-approval procedures consist of a general pre-approval procedure and a specific pre-approval procedure.

          General pre-approval procedure

          ING's audit committee pre-approves audit, audit-related, and non-audit services to be provided by ING's external audit firms on an annual basis, provided that the amount for such pre-approved service may not be exceeded. ING's audit committee receives an overview of all services provided, including related fees and supported by sufficiently detailed information. ING's audit committee evaluates this overview retrospectively on a semi-annual basis.

          Specific pre-approval procedure

          In addition to audit committee pre-approval, all audit-related and non-audit engagements that are expected to generate fees in excess of EUR 100,000 need specific approval of ING's Chief Financial Officer ("CFO"). These engagements are submitted in advance to the General Manager of ING Corporate Audit Services, who will advise ING's CFO on the compatibility of such services with the independence policy. Further, in addition to audit committee pre-approval under the general pre-approval procedures, the audit committee must approve on a case-by-case basis:

          (i) Each individual audit-related and non-audit engagement which is expected to generate fees in excess of EUR 250,000;

          (ii) All further audit-related and non-audit engagements over and above the pre-approved amounts.

          In 2004, 100% of each of the audit related services, tax services and all other services were pre-approved by ING's audit committee.

                                     PART IV

Item 15.  Exhibits and Financial Statement Schedules

          (a)  The  following  documents  are filed as part of this  report:

               1.   Financial  statements.  See  Item 8 on Page 49
               2.   Financial  statement  schedules.   See  Index  to  Financial
                    Statement Schedules on Page 110

              Exhibits

               2. Agreement and Plan of Merger dated June 25, 2003, by and between USG Annuity & Life Company, United Life & Annuity Insurance Company, Equitable Life Insurance Company of Iowa and Golden American, incorporated by reference in Exhibit 99-8 in the Company's Form 8K filed with the SEC on January 2, 2004 (File No. 333-87270).

               3.(i)Restated   Articles  of  Incorporation   Providing  for  the
                    Redomestication of Golden American Life Insurance Company dated July 2 and 3, 2003, effective January 1, 2004, incorporated by reference to Company's 10-K, as filed with the SEC on March 29, 2004 (File No. 033-87270).

                    Amendment to Articles of Incorporation Providing for the Name Change of Golden American Life Insurance Company dated November 20, 2003, effective January 1, 2004, incorporated by reference to the Company's 10-K, as filed with the SEC on March 29, 2004 (File No. 033-87270).

                    Amendment to Articles of Incorporation Providing for the Change in Purpose and Powers of ING USA Annuity and Life Insurance Company dated March 3 and 4, 2004, effective March 11, 2004, incorporated by reference to the Company's 10-Q, as filed with the SEC on May 17, 2004 (File No. 033-87270).

               (ii) Amended  and  Restated  By-Laws of ING USA  Annuity and Life
                    Insurance Company, adopted by the Board of Directors of the Company on June 25, 2003, as amended November 11, 2003 and February 25, 2004, incorporated by reference to the Company's Form 10-Q, as filed with the SEC on May 17, 2004 (File No. 033-87270).

               4.   Instruments   Defining  the  Rights  of  Security   Holders,
                    including Indentures (Annuity Contracts).

                    (a) Single Premium Deferred Modified Guaranteed Annuity Contract, Single Premium Deferred modified Guaranteed Annuity Master Contract, and Single Premium Deferred Modified Guaranteed Annuity Certificate - Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden American Life Insurance Company as filed with the SEC on February 8, 2002 (File No. 333-67660).

                    (b) Single Premium Deferred Modified Guaranteed Annuity Contract - Incorporated herein by reference to the initial Registration Statement on Form S-1 for Golden American Life Insurance Company, as filed with the SEC on June 30, 2000 (File No. 333-40596).

                    (b.1)Single Premium  Deferred  Modified  Guaranteed  Annuity
                         Master Contract and Single Premium Deferred Modified guaranteed Annuity Certificate - Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden American Life Insurance Company, as filed with the SEC on September 13, 2000 (File No. 333-40596).

                    (c) Individual Retirement Rider; Roth Individual Retirement Annuity Rider; Individual Retirement Annuity Rider; and Simple Retirement Account Rider - Incorporated herein by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on April 15, 2003 (File No. 033-23351).

                    (c.1)403(b)  Rider -  Incorporated  herein by  reference  to
                         Initial Registration Statement on Form S-2 for Golden American Life Insurance Company, as filed with the SEC on April 15, 2003 (File No. 333-104547).

                    (d) Single Premium Deferred Equity Indexed Modified Guaranteed Annuity Contract; Single Premium Deferred Modified Guaranteed Annuity Group Master Contract; and Single Premium Deferred Equity Indexed Modified Guaranteed Annuity Certificate, - Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-2, as filed with the SEC on August 13, 2004 (File No. 333-116137).

                    (e) Interest in Fixed Account I under Variable Annuity Contracts - Incorporated herein by reference to:
                         Post-Effective Amendment No. 12 to Registration Statement on Form N-4 for Golden American Life

                         Insurance Company Separate Account B, as filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 333-59261, 811-5626); Incorporated by
                         reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 for Golden American life Insurance Company, as filed with the SEC on April 23, 1999 (File Nos. 333-28769, 811-5626); and
                         Incorporated by reference to Pre-Effective Amendment No. 1 to Registration statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on June 24, 2000 (File Nos. 333-33914, 811-5626).

                    (f) Interests in Fixed Account II under Variable Annuity Contracts - Incorporated herein by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on October 2, 2000 (File No. 333-28679, 811-5626),
                         Incorporated herein by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on October 2, 2000 (File No. 333-30180, 811-5626), Incorporated
                         herein by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on April 23, 1999 (File No. 333-28755, 811-5626), Incorporated herein by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on April 23, 1999 (File No. 333-66757, 811-5626),
                         Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on October 26, 2001 (File No. 333-63692, 811-5626), Incorporated
                         herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on December 11, 2001 (File No.333-70600, 811-5626), and Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on April 16, 2003 (File No. 333-90516, 811-5626).

                    (g) Interest in the Guaranteed Account under Variable Annuity Contracts - Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-2 for Golden American Life Insurance Company, as filed with the SEC on June 29, 2001 (File No. 333-57212).

               10.  Material Contracts

                    (a) Service Agreement, dated as of January 1, 1994, between Golden American and Directed Services, Inc., incorporated by reference from Exhibit 10(b) to a Registration Statement on Form S-1 filed with the SEC on April 29, 1998 (File No. 333-51353).

                    (b) Asset Management Agreement, dated January 20, 1998, between Golden American and ING Investment Management LLC, incorporated by reference from Exhibit 10(f) to Golden American's Form 10-Q filed with the SEC on August 14, 1998 (File No. 033-87270).

                    (c) Reciprocal Loan Agreement dated January 1, 2004, between ING USA Annuity and Life Insurance Company and ING America Insurance Holdings, Inc., incorporated by reference from Exhibit 10.A(a) to ING USA Annuity and Life Insurance Company's Form 10-Q filed with the SEC on or about May 17, 2004 (File No. 333-87270).

                    (d) Surplus Note, dated December 8, 1999, between Golden American and First Columbine Life Insurance Company, incorporated by reference from Exhibit 10(g) to Amendment No. 7 to a Registration Statement for Golden American on Form S-1 filed with the SEC on or about January 27, 2000 (File No. 333-28765).

                    (e) Services Agreement between Golden American and the affiliated companies listed in Exhibit B to that Agreement, dated as of January 1, 2001, as amended effective January 1, 2002, incorporated by reference from Exhibit 10.A (k) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (f) Services Agreement between Golden American and ING North America Insurance Corporation effective January 1, 2001, incorporated by reference from Exhibit 10.A
                         (g) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (g) Form of Shared Services Center Services Agreement by and among ING North America Insurance Corporation
                         ("Service Provider") and Ameribest Life Insurance Company, a Georgia corporation; Equitable Life Insurance Company of Iowa, an Iowa corporation; USG Annuity & Life Company, an Oklahoma corporation; Golden American, a Delaware corporation; First Columbine Life Insurance Company, a Colorado corporation; Life Insurance Company of Georgia, a Georgia corporation; Southland Life Insurance Company, a Texas corporation; Security Life of Denver Insurance Company, a Colorado corporation; Midwestern United Life Insurance Company, an Indiana corporation; and United Life & Annuity Insurance Company, a Texas corporation, incorporated by reference from Exhibit 10(r) to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 filed by Registrant with the SEC on or about December 11, 2001 (File No. 333-70602).

                    (h) Tax Sharing Agreement between Golden American, ING America Insurance Holdings, Inc. and affiliated companies, effective January 1, 2001, incorporated by reference from Exhibit 10.A (j) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (i) Administrative Services Agreement between Golden American, ReliaStar Life Insurance Company of New York and affiliated companies listed on Exhibit A to the Agreement, effective March 1, 2003, incorporated by reference from Exhibit 10.A (m) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (j) First Amendment to the Administrative Services Agreement between ING USA Annuity and Life Insurance Company and its affiliates, effective as of August 1, 2004.

                    (k) Amendment to Asset Management Agreement between Golden American and ING Investment Management LLC, effective January 1, 2003, incorporated by reference from Exhibit 10.A (l) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (l) Third Amendment to the Asset Management Agreement, between Golden American and ING Investment Management LLC, effective August 18, 2003, incorporated by reference from Exhibit 10.A (n) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (m) Lease Agreement, dated as of April 16, 1998, by and between Golden American and Dunwoody Associates, incorporated by reference from Exhibit 10.A (o) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (n) First Amendment to Lease Agreement, dated November 4, 1998, between Golden American and Dunwoody Associates, incorporated by reference from Exhibit 10.A (p) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (o) Second Amendment to Lease Agreement, dated June 1, 2000, between Golden American and Dunwoody Associates, incorporated by reference from Exhibit 10.A (q) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (p) Services Agreement with ING Financial Advisers, LLC ("INGFA"), entered into June 1, 2002 by Equitable Life Insurance Company of Iowa, as subsumed by ING USA pursuant to the January 1, 2004 merger.

                    (q) Surplus Note for $50,000,000 aggregate principal amount, dated December 29, 2004, issued by ING USA Annuity and Life Insurance Company to its affiliate, Security Life of Denver International Limited.

                    (r) Surplus Note for $175,000,000 aggregate principal amount, dated December 29, 2004, issued by ING USA Annuity and Life Insurance Company to its affiliate, ING Life Insurance and Annuity Company.

                    (s) Surplus Note for $175,000,000 aggregate principal amount, dated December 29, 2004, issued by ING USA Annuity and Life Insurance Company to its affiliate, ReliaStar Life Insurance Company.

                    (t) Lease Agreement dated August 31, 1995, between The Graham Group, Inc. and Equitable Life Insurance Company of Iowa, as subsumed by ING USA Annuity and Life
                         Insurance  Company  pursuant  to the  January  1,  2004
                         merger.

                    (u) Underwriting Agreement between Golden American Life Insurance Company ("Golden American" or "Registrant") and Directed Services, Inc., incorporated by reference from Exhibit 1 to Amendment No. 9 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission ("SEC") on or about February 17, 1998 (File No. 333-87272).

               14. ING Code of Ethics for Financial Professionals, incorporated by reference from Exhibit 14 to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

               31.1 Certificate of David A. Wheat pursuant to Section 302 of the
                    Sarbanes-Oxley Act of 2002.

               31.2 Certificate of Harry N. Stout pursuant to Section 302 of the
                    Sarbanes-Oxley Act of 2002.

               32.1 Certificate of David A. Wheat pursuant to Section 906 of the
                    Sarbanes-Oxley Act of 2002.

               32.2 Certificate of Harry N. Stout pursuant to Section 906 of the
                    Sarbanes-Oxley Act of 2002.

                     Index to Financial Statement Schedules



                                                                                       Page
                                                                                       ----

Report of Independent Registered Public Accounting Firm                                 111

I. Summary of Investments - Other than Investments in Affiliates as of
       December 31, 2004                                                                112

IV. Reinsurance Information as of and for the years ended
       December 31, 2004, 2003 and 2002                                                 113

Schedules other than those listed above are omitted because they are not required or not applicable.


             Report of Independent Registered Public Accounting Firm



The Board of Directors
ING USA Annuity and Life Insurance Company

We have audited the consolidated financial statements of ING USA Annuity and Life Insurance Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 18, 2005. Our audits also included the financial statement schedules listed in Item 15. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



                                                           /s/ Ernst & Young LLP


Atlanta, Georgia
March 18, 2005

                   ING USA Annuity and Life Insurance Company,
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                                   Schedule I
          Summary of Investments - Other than Investments in Affiliates
                             As of December 31, 2004
                                  (In Millions)


                                                                                                              Amount
                                                                                                             Shown on
Type of Investments                                                        Cost             Value*         Balance Sheet
                                                                      ---------------   ---------------   ----------------
Fixed maturities:
    U.S. government and government agencies and authorities             $    464.0        $    464.7         $    464.7
    State, municipalities and political subdivisions                          20.7              19.9               19.9
    Public utilities securities                                            1,796.9           1,866.4            1,866.4
    Other U.S. corporate securities                                        6,292.4           6,513.2            6,513.2
    Foreign securities (1)                                                 3,090.1           3,198.3            3,198.3
    Residential mortgage-backed securities                                 3,440.3           3,461.8            3,461.8
    jCommercial mortgage-backed securities                                 1,107.8           1,139.7            1,139.7
    Other asset-backed securities                                          1,934.2           1,933.8            1,933.8
                                                                      ---------------   ---------------   ----------------
       Total fixed maturities, including fixed maturities pledged       $ 18,146.4        $ 18,597.8         $ 18,597.8
                                                                      ===============   ===============   ================
Total equity securities                                                 $     34.8        $     35.3         $     35.3
                                                                      ===============   ===============   ================

Mortgage loans                                                          $  3,851.8        $  3,969.4         $  3,851.8
Policy loans                                                                 169.0             169.0              169.0
Other investments                                                            228.8             229.0              228.8
                                                                      ---------------   ---------------   ----------------
       Total investments                                                $ 22,430.8        $ 23,000.5         $ 22,882.7
                                                                      ===============   ===============   ================


*    See Notes 2 and 3 of Notes to Financial Statements.

(1) The term "foreign" includes foreign governments, foreign political subdivisions, foreign public utilities and all other bonds of foreign issuers. Substantially all of the Company's foreign securities are denominated in U.S. dollars.

                   ING USA Annuity and Life Insurance Company,
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                                   Schedule IV
                             Reinsurance Information
         As of and for the years ended December 31, 2004, 2003 and 2002
                                  (In Millions)



                                                                                                        Percentage of
                                             Gross           Ceded         Assumed          Net         assumed to net
                                          -------------   -------------  -------------  -------------   ---------------
Year ended December 31, 2004
Life insurance in force                    $   7,405.6     $     906.0     $        -     $  6,499.6          0.0%

Premiums:
    Life insurance                                25.0             2.2              -           22.8
    Accident and health insurance                  0.4             0.4              -              -
                                          -------------   -------------  -------------  -------------
Total premiums                             $      25.4     $       2.6     $        -     $     22.8
                                          =============   =============  =============  =============
Year ended December 31, 2003
Life insurance in force                    $   8,001.4     $   1,209.4     $        -     $  6,792.0          0.0%

Premiums:
    Life insurance                                27.4             1.4              -           26.0
    Accident and health insurance                  0.2             0.2              -              -
                                          -------------   -------------  -------------  -------------
Total premiums                             $      27.6     $       1.6     $        -     $     26.0
                                          =============   =============  =============  =============
Year ended December 31, 2002
Life insurance in force                    $   8,722.9     $   1,370.5     $        -     $  7,352.4          0.0%

Premiums:
    Life insurance                                38.4             1.6              -           36.8
    Accident and health insurance                  0.2             0.2              -              -
                                          -------------   -------------  -------------  -------------
Total premiums                             $      38.6     $       1.8     $        -     $     36.8
                                          =============   =============  =============  =============



                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ING USA Annuity and Life Insurance Company
                                   (Registrant)


March 17, 2005                     By /s/ David A. Wheat
--------------                        -----------------------------------------
    (Date)                                David A. Wheat
                                          Director, Senior Vice President and
                                            Chief Financial Officer
                                          (Duly Authorized Officer and Principal
                                            Financial Officer)


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 18, 2005.


Signatures                                   Title


/s/ David A. Wheat
-------------------------------------        Director, Senior Vice President and
    David A. Wheat                             Chief Financial Officer


/s/ Jacques de Vaucleroy
-------------------------------------        Director
    Jacques de Vaucleroy


/s/ Thomas J. McInerney
-------------------------------------        Director and Chairman
    Thomas J. McInerney


/s/ Kathleen A. Murphy
-------------------------------------        Director
    Kathleen A. Murphy


/s/ Catherine H. Smith
-------------------------------------        Director
    Catherine H. Smith


/s/ Harry N. Stout
-------------------------------------        President
    Harry N. Stout


/s/ Roger W. Fisher
-------------------------------------        Vice President and Director
    Roger W. Fisher                             Chief Accounting Officer

                                                                    Exhibit 31.1


                                  CERTIFICATION

I, David A. Wheat, certify that:

1. I have reviewed this annual report on Form 10-K of ING USA Annuity and Life Insurance Company and Subsidiary;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date: March 17, 2005
      ------------------


By    /s/ David A. Wheat
      --------------------------------------
          David A. Wheat
          Director, Senior Vice President and
            Chief Financial Officer
          Duly Authorized Officer and Principal Financial Officer)

                                                                    Exhibit 31.2

                                  CERTIFICATION

I, Harry N. Stout, certify that:

1. I have reviewed this annual report on Form 10-K of ING USA Annuity and Life Insurance Company and Subsidiary;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date: March 17, 2005
      ---------------

By    /s/ Harry N. Stout
      --------------------------------------
          Harry N. Stout
          President
          Duly Authorized Officer and Principal Officer)

                                                                    Exhibit 32.1


                                  CERTIFICATION


Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ING USA Annuity and Life Insurance Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



March 17, 2005                       By:    /s/  David A. Wheat
--------------                              ------------------------------------
     (Date)                                      David A. Wheat
                                                 Director, Senior Vice President
                                                    and Chief Financial Officer

                                                                    Exhibit 32.2

                                  CERTIFICATION


Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ING USA Annuity and Life Insurance Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



March 17, 2005                             By /s/  Harry N. Stout
--------------                                ----------------------------------
    (Date)                                         Harry N. Stout
                                                   President

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

ING USA Annuity and Life Insurance Company (ING USA) shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of ING USA as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

ING USA may also, to the extent permitted by law, indemnify any other person who is or was serving ING USA in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

ING Groep N.V. maintains an umbrella insurance policy with an international insurer. The policy covers ING Groep N.V. and any company in which ING Groep N.V. has an ownership control of over 50%. This would encompass the principal underwriter as well as the depositor. The policy provides for the following types of coverage; errors and ommissions, directors and officers, employment practices, fiduciary and fidelity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification (except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS

(a)  EXHIBITS.

(3)(a) Amended and Restated Articles of Incorporation of ING USA Annuity and Life Insurance Company, dated (01/01/04). (4)
   (b) Amended and Restated By-Laws of ING USA annuity and Life Insurance Company, dated (01/01/04). (4)
   (c) Resolution of Board of Directors for Powers of Attorney (04/23/99) (5)
   (d) Articles of Merger and Agreement and Plan of Merger of USGALC, ULAIC, ELICI into GALIC and renamed ING USA Annuity and Life Insurance Company, dated (06/25/03). (4)

(4)(a) Single Premium Deferred Modified Guaranteed Annuity Contract. (1)
   (b) Single Premium Deferred Modified Guaranteed Annuity Master Contract. (1)
   (c) Single Premium Deferred Modified Guaranteed Annuity Certificate. (1)
   (d) Individual Retirement Annuity Rider. (2)
   (e) Single Premium Deferred Modified Guaranteed Annuity
       Application/Enrollment Form. (1)
   (f) Roth Individual Retirement Annuity Rider. (2)
   (g) Individual Retirement Annuity Rider. (2)
   (h) Simple Retirement Account Rider  (2)
   (i) 403(b) Rider. (3)
   (j) Company Address and Name Change Endorsement. (4)

(5)    Opinion and Consent of James A. Shuchart.

(10) Material contracts are listed under Item 14(a)10 in the Company's Form 10-K for the fiscal year ended December 31, 2004 (File Nos. 333-104539, 333-104546, 333-57212, 333-104548, 333-104547, 333-116137), as filed with the Commission on March 18, 2005. Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K.

(13)(a)ING USA Annuity and Life Insurance Company Form 10-K for the fiscal year ended December 31, 2004.

(23)(a)Consent of Independent Registered Public Accounting Firm

(23)(b)Consent of James A. Shuchart, incorporated in Item 5 of this Part II, together with the Opinion of James A. Shuchart.

24     Powers of Attorney. (6)

Exhibits other than those listed above are omitted because they are not required or are not applicable.
---------------------------------

(1) Incorporated herein by reference Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 for Golden American filed with the Securities and Exchange Commission on February 8, 2002 (File No. 333-67660).

(2) Incorporated herein by reference to Post-Effective Amendment No. 34 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-5626).

(3) Incorporated herein by reference to an initial registration statement on Form S-2 for Golden American Life Insurance Company filed with the Securities and Exchange Commission on April 15, 2003 (File No. 333-104547).

(4) Incorporated herein by reference to Post-Effective Amendment No. 25 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on February 13, 2004 (File Nos. 333-28679, 811-5626).

(5) Incorporated by reference to Amendment No. 5 to a Registration Statement for Golden American Life Insurance Company filed with the Securities and Exchange Commission on April 23, 1999 (File No. 333-28765).

(6) Incorporated herein by reference to Registration Statement on Form S-2 for ING Insurance Company of America Variable Annuity Account I as filed with the Securities and Exchange Commission on April 7, 2005
     (File No. 333-49581).

Item 17.   Undertakings
-----------------------

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)  Rule 415 offerings:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h) Request for Acceleration of Effective Date:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 18.      FINANCIAL STATEMENTS AND SCHEDULES

Not Applicable

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 7th day of April, 2005.



                                 By: ING USA ANNUITY AND LIFE
                                     INSURANCE COMPANY
                                     (Registrant)

                                 By:
                                     --------------------
                                     Harry Stout*
                                     President (principle executive officer)


    By: /s/ Linda E. Senker
        -------------------
         Linda E. Senker
         Counsel of Registrant

As required by the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2005.


Signature                     Title
---------                     -----

                             President
--------------------         (principle executive officer)
Harry Stout*


--------------------         Chief Accounting Officer
Roger W. Fisher*


   DIRECTORS


----------------------       Chief Financial Officer
David A. Wheat*


----------------------
Jacques de Vaucleroy*


----------------------
Thomas J. McInerney*


----------------------
Kathleen A. Murphy*


----------------------
Catherine H. Smith*


     By: /s/ Linda E. Senker
        ------------------------
         Linda E. Senker
         Counsel of Registrant

*Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM     EXHIBIT                                                    PAGE #
----     -------                                                    ------

5        Opinion and Consent of James A. Shuchart                   EX-5

13(a)    ING USA Annuity and Life Insurance Company Form 10-K        *
         for the fiscal year ended December 31, 2004.

23(a)    Consent of Independent Registered Public Accounting Firm   EX-23.A

23(b)    Consent of Legal Counsel                                    **

-----------------------------
*    See Module No. ING_10K-1204
**   Included in Exhibit 5 above